UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

SALLY BEAUTY HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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3001 Colorado Boulevard, Denton, Texas 76210

To our Stockholders,

        You are cordially invited to attend the annual meeting of stockholders of Sally Beauty Holdings, Inc., which will take place at the Sally Support Center, 3001 Colorado Boulevard, Denton, Texas 76210 on Wednesday, January 27, 2010, at 9:00 a.m., local time. Details of the business to be conducted at the annual meeting are given in the Official Notice of the Meeting, Proxy Statement, and form of proxy enclosed with this letter.

        Even if you intend to join us in person, we encourage you to vote in advance so that we will know that we have a quorum of stockholders for the meeting. When you vote in advance, please indicate your intention to personally attend the annual meeting. Please see the Question and Answer section on Page 3 of the enclosed Proxy Statement for instructions on how to obtain an admission ticket if you plan to personally attend the annual meeting.

        Whether or not you are able to personally attend the annual meeting, it is important that your shares be represented and voted. Your prompt vote over the Internet, by telephone via toll-free number, or by written proxy will save us the expense and extra work of additional proxy solicitation. Voting by any of these methods at your earliest convenience will ensure your representation at the annual meeting if you choose not to attend in person. If you decide to attend the annual meeting, you will be able to vote in person, even if you have personally submitted your proxy. Please review the instructions on the proxy card or the information forwarded by your bank, broker, or other holder of record concerning each of these voting options.

        On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of Sally Beauty Holdings, Inc.

James G. Berges Chairman of the Board
December 11, 2009

Sally Beauty Holdings, Inc.
3001 Colorado Boulevard, Denton, Texas 76210

Official Notice of Annual Meeting of Stockholders

To our Stockholders:

        The annual meeting of stockholders of Sally Beauty Holdings, Inc. will take place at the Sally Support Center, 3001 Colorado Boulevard, Denton, Texas 76210 on Wednesday, January 27, 2010, at 9:00 a.m., local time, for the purpose of considering and acting upon the following:

  (1)
  The election of the four directors named in the attached proxy statement for a three-year term;

  (2)
  The ratification of the selection of KPMG LLP as our independent registered public accounting firm for our 2010 fiscal year; and

  (3)
  The approval of the Sally Beauty Holdings, Inc. 2010 Omnibus Incentive Plan.

        Only stockholders of record at the close of business on November 30, 2009, will be entitled to vote at the meeting.

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to be held on January 27, 2010:

The Proxy Statement and the 2009 Annual Report to stockholders are available at: www.edocumentview.com/sbh

By Order of the Board of Directors,

Raal H. Roos Corporate Secretary

December 11, 2009

IMPORTANT:

If you plan to attend the annual meeting you must have an admission ticket or other proof of share ownership as of the record date. Please see the Question and Answer section on Page 3 of this Proxy Statement for instructions on how to obtain an admission ticket. Please note that the doors to the annual meeting will open at 8:00 a.m. and will close promptly at 9:00 a.m. Whether or not you expect to personally attend, we urge you to vote your shares at your earliest convenience to ensure the presence of a quorum at the meeting. Promptly voting your shares via the Internet, by telephone via toll-free number, or by signing, dating, and returning the enclosed proxy card will save us the expense and extra work of additional solicitation. Enclosed is an addressed, postage-paid envelope for those voting by mail in the United States. Because your proxy is revocable at your option, submitting your proxy now will not prevent you from voting your shares at the meeting if you desire to do so. Please refer to the voting instructions included on your proxy card or the voting instructions forwarded by your bank, broker, or other holder of record.

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Sally Beauty Holdings, Inc.
3001 Colorado Boulevard, Denton, Texas 76210

PROXY STATEMENT

Annual Meeting of Stockholders

January 27, 2010

        This Proxy Statement is being furnished by Sally Beauty Holdings, Inc. ("we," "us," or the "Corporation") in connection with a solicitation of proxies by our Board of Directors to be voted at our annual meeting of stockholders to be held on January 27, 2010. Whether or not you personally attend, it is important that your shares be represented and voted at the annual meeting. Most stockholders have a choice of voting over the Internet, by using a toll-free telephone number, or by completing a proxy card and mailing it in the postage-paid envelope provided. Check your proxy card or the information forwarded by your bank, broker, or other stockholder of record to determine which voting options are available to you. Please be aware that if you vote over the Internet, you may incur costs such as telecommunication and Internet access charges for which you will be responsible. The Internet voting and telephone voting facilities for stockholders of record will be available until 1:00 a.m., local time, on January 27, 2010. This Proxy Statement and the accompanying proxy card were first mailed on or about December 11, 2009.

SOLICITATION AND RATIFICATION OF PROXIES

        If the enclosed form of proxy card is signed and returned, it will be voted as specified in the proxy, or, if no vote is specified, it will be voted FOR all nominees presented in Proposal 1, FOR the proposal set forth in Proposal 2 and FOR the proposal set forth in Proposal 3. If any matters that are not specifically set forth on the proxy card and in this Proxy Statement properly come to a vote at the meeting, the proxy holders will vote in accordance with their best judgments. At any time before it is exercised, you may revoke your proxy by timely delivery of written notice to our Corporate Secretary, by timely delivery of a properly executed, later-dated proxy (including an Internet or telephone vote), or by voting via ballot at the annual meeting. Voting in advance of the annual meeting will not limit your right to vote at the annual meeting if you decide to attend in person. If you are a beneficial owner, but your shares are registered in the name of a bank, broker, or other stockholder of record, the voting instructions form mailed to you with this Proxy Statement may not be used to vote in person at the annual meeting. Instead, to be able to vote in person at the annual meeting you must obtain, from the stockholder of record, a proxy in your name and present it at the meeting. See "Questions and Answers about the Meeting and Voting" in this Proxy Statement for an explanation of the term "stockholder of record."

        The proxy accompanying this Proxy Statement is being solicited by our Board of Directors. We will bear the entire cost of this solicitation, including the preparation, assembly, printing, and mailing of this Proxy Statement, the proxy, and any additional information furnished to stockholders. In addition to using the mail, proxies may be solicited by directors, executive officers, and other employees of Sally Beauty Holdings, Inc. or its subsidiaries, in person or by telephone. No additional compensation will be paid to our directors, executive officers, or other employees for these services. We will also request banks, brokers, and other stockholders of record to forward proxy materials, at our expense, to the beneficial owners of our Common Stock. We have retained Mellon Investor Services LLC to assist us with the solicitation of proxies for an estimated fee of approximately $7,000, plus normal expenses not expected to exceed $2,500.

 OUTSTANDING STOCK AND VOTING PROCEDURES

Outstanding Stock

        The stockholders of record of our Common Stock at the close of business on November 30, 2009 will be entitled to vote in person or by proxy at the annual meeting. At that time, there were 182,213,747 shares of our Common Stock outstanding. Each stockholder will be entitled to one vote in person or by proxy for each share of Common Stock held. A quorum for the transaction of business shall be constituted by the presence at the annual meeting, in person or by proxy, of a majority of the outstanding shares of Common Stock entitled to vote. All shares for which proxies or voting instructions are returned are counted as present for purposes of determining the existence of a quorum at the annual meeting. Proxies or voting instructions returned by brokers who do not have discretionary authority to vote on a particular matter and who have not received voting instructions from their customers as to that matter, which we refer to as broker non-votes, will not be counted as votes on that matter.

Voting Procedures

        Votes cast by proxy or in person at the meeting will be tabulated by the Inspector of Election from Computershare Trust Company, N.A. In addition, the following voting procedures will be in effect for each proposal described in this Proxy Statement:

        Proposal 1. Nominees for available director positions must be elected by a plurality of the votes cast affirmatively or negatively at the annual meeting. Abstentions will count as votes against the nominees. Broker non-votes will have no effect in determining whether the proposal has been approved.

        Proposal 2. Ratification of the appointment of KPMG LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the votes entitled to be cast affirmatively or negatively by the shares of stock present in person or by proxy at the annual meeting and entitled to vote thereon. Abstentions will count as votes against the proposal. Broker non-votes will have no effect in determining whether the proposal has been approved.

        Proposal 3. Approval of the Sally Beauty Holdings, Inc. 2010 Omnibus Incentive Plan requires the affirmative vote of a majority of the votes entitled to be cast affirmatively or negatively by the shares of stock present in person or by proxy at the annual meeting and entitled to vote thereon. Abstentions will count as votes against the proposal. Broker non-votes will have no effect in determining whether the proposal has been approved.

        If any other matters properly come before the meeting that are not specifically set forth on the proxy card and in this Proxy Statement, such matters shall be decided by the affirmative vote of a majority of the votes entitled to be cast by the shares of stock present in person or by proxy at the annual meeting and entitled to vote on the matter so proposed, unless otherwise provided in our Amended and Restated Certificate of Incorporation or Third Amended and Restated By-Laws or the Delaware General Corporation Law. None of the members of our Board have informed us in writing that they intend to oppose any action intended to be taken by us.

        NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THE DELIVERY OF THIS PROXY STATEMENT SHALL, UNDER NO CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN OUR AFFAIRS SINCE THE DATE OF THIS PROXY STATEMENT.

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

1.     What is a proxy?

  A proxy is your legal designation of another person, called a proxy holder, to vote the shares that you own. If you designate someone as your proxy holder in a written document, that document is called a proxy. We have designated Mark J. Flaherty, our Senior Vice President and Chief Financial Officer, and Janna Minton, our Vice President, Chief Accounting Officer and Controller, to act as proxy holders at the annual meeting as to all shares for which proxies are returned or voting instructions are provided by Internet or telephonic voting.

2.     What is a proxy statement?

  A proxy statement is a document that SEC regulations require us to give you when we ask you to sign a proxy card designating the proxy holders described above to vote on your behalf.

3.     What is the difference between a stockholder of record and a stockholder who holds stock in street name, also called a "beneficial owner?"

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  If your shares are registered in your name at Computershare Trust Company, N.A., you are a stockholder of record.

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  If your shares are registered at Computershare Trust Company, N.A. in the name of a broker, bank, trustee, nominee, or other similar stockholder of record, your shares are held in street name and you are the beneficial owner of the shares.

4.     How do you obtain an admission ticket to personally attend the annual meeting?

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  Stockholders of Record.  Your admission ticket is attached to your proxy card. You will need to bring it with you to the meeting.

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  Street Name Holders.  You will need to ask your broker or bank for an admission ticket in the form of a legal proxy and you will need to bring the legal proxy with you to the meeting. If you do not receive the legal proxy in time, bring your most recent brokerage statement with you to the meeting. We can use that to verify your ownership of Common Stock and admit you to the meeting; however, you will not be able to vote your shares at the meeting without a legal proxy. Please note that if you own shares in street name and you are issued a legal proxy, any previously executed proxy will be revoked and your vote will not be counted unless you appear at the meeting and vote in person.

  Please note that whether you are a stockholder of record or street name holder, you will also need to bring a government-issued photo identification card to gain admission to the annual meeting.

5.     What different methods can you use to vote?

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  By Written Proxy.  All stockholders may vote by mailing the written proxy card.

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  By Telephone and Internet Proxy.  All stockholders of record may also vote by telephone from the U.S. using the toll-free telephone number on the proxy card, or by the Internet, using the procedures and instructions described on the proxy card and other enclosures. Street name holders may vote by telephone or the Internet if their bank, broker, or other stockholder of record makes those methods available, in which case the bank, broker, or other stockholder of record will enclose the instructions with the Proxy Statement. The telephone and Internet voting procedures, including the use of control numbers, are designed to authenticate stockholders' identities, to allow stockholders to vote their shares, and to confirm that their instructions have been properly recorded.

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  In Person.  All stockholders may vote in person at the meeting (unless they are street name holders without a legal proxy, as described in question 4).

6.     What is the record date and what does it mean?

  The record date for the annual meeting is November 30, 2009. The record date is established by our Board of Directors as required by Delaware law. Stockholders of record at the close of business on the record date are entitled to receive notice of the annual meeting and to vote their shares at the meeting.

7.     What are your voting choices for director nominees, and what vote is needed to elect directors?

  For the vote on the election of the Class I director nominees to serve until the 2013 annual meeting, stockholders may:

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  vote in favor of all nominees,

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  vote to withhold votes from all nominees, or

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  vote to withhold votes as to specific nominees, with the remainder of the nominees to be voted in favor.

  Directors will be elected by a plurality of the votes cast affirmatively or negatively in person or by proxy at the annual meeting. The Board recommends a vote "FOR" each of the director nominees.

8.     What is a plurality of the votes?

  In order to be elected, a director nominee does not have to receive a majority of the affirmative votes cast for directors. Instead, the three nominees elected are those who receive the most affirmative votes of all the votes cast on Proposal 1 in person or by proxy at the meeting.

9.     What are your voting choices on the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2010 fiscal year, and what vote is needed to ratify their appointment?

  In the vote on the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2010 fiscal year, stockholders may:

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  vote in favor of the ratification,

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  vote against the ratification, or

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  abstain from voting on the ratification.

  The proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm will require the affirmative vote of a majority of the votes entitled to be cast affirmatively or negatively by the shares of stock present in person or by proxy at the annual meeting and entitled to vote thereon. The Board recommends a vote "FOR" proposal 2.

10.   What are your voting choices on the approval of the Sally Beauty Holdings, Inc. 2010 Omnibus Incentive Plan?

  In the vote on the approval of the Sally Beauty Holdings, Inc. 2010 Omnibus Incentive Plan, which we call the 20010 Omnibus Plan, stockholders may:

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  vote in favor of the plan,

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  vote against the plan, or

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  abstain from voting on the plan.

  The proposal to approve the Sally Beauty Holdings, Inc. 2010 Omnibus Plan will require the affirmative vote of a majority of the votes entitled to be cast affirmatively or negatively by the shares of stock present in person or by proxy at the annual meeting and entitled to vote thereon. The Board recommends a vote "FOR" proposal 3.

11.   What if a stockholder does not specify a choice for a matter when returning a proxy?

  Stockholders should specify their choice for each proposal described on the enclosed proxy. However, proxies that are signed and returned will be voted "FOR" proposals described in this proxy statement for which no specific instructions are given.

12.   How are abstentions and broker non-votes counted?

  Both abstentions and broker non-votes are counted as "present" for purposes of determining the existence of a quorum at the annual meeting. Abstentions will count as a vote against the nominees on Proposal 1 and as a vote against the proposals on Proposal 2 and Proposal 3. Broker non-votes will not be included in vote totals and will not affect the outcome of the vote on Proposals 1, 2 and 3.

 ELECTION OF DIRECTORS AND MANAGEMENT INFORMATION

Board Purpose and Structure

        The mission of the Board is to provide strategic guidance to our management, to monitor the performance and ethical behavior of our management, and to maximize the long-term financial return to our stockholders, while considering and appropriately balancing the interests of other stakeholders and constituencies.

        Background.     Sally Beauty Supply began as a single store in New Orleans in 1964 and was purchased in 1969 by our former parent company, Alberto-Culver Company, which we refer to as Alberto-Culver. On November 16, 2006, we separated from Alberto-Culver and became an independent company traded on the NYSE. Our separation from Alberto-Culver and its consumer products-focused business was pursuant to an investment agreement, dated as of June 19, 2006, as amended, among us, Alberto-Culver, CDRS Acquisition LLC, which we refer to as CDRS, and others. We were formed as a Delaware corporation in June of 2006 in connection with the separation transaction to be the ultimate parent of Sally Beauty Supply LLC and Beauty Systems Group LLC, or BSG, and other subsidiaries following the separation.

        In connection with our separation from Alberto-Culver, CDRS, and CD&R Parallel Fund VII, L.P., which we refer to as Parallel Fund and which we refer to together with CDRS as the CDR Investors, invested an aggregate of $575 million in cash equity, representing ownership subsequent to the separation of approximately 47% of the outstanding shares of our Common Stock on an undiluted basis.

        Composition.     Our Board of Directors consists of eleven individuals, in three staggered classes, as nearly equal in number as possible, seven of whom qualify as independent of us under the rules of the NYSE.

        Stockholders Agreement.     On November 16, 2006, in connection with our separation from Alberto-Culver, we, the CDR Investors, Mrs. Carol L. Bernick, Mr. Leonard H. Lavin and certain of our other stockholders, whom we refer to collectively as the Lavin family stockholders, entered into a stockholders agreement. The stockholders agreement provides that until the earlier of November 16, 2016 and the termination of the stockholders agreement, so long as the ownership percentage of the CDR Investors' and their affiliates' and their permitted transferees' shares of our Common Stock in the aggregate equals or exceeds the percentages set forth in the table below, CDRS will have the right to designate for nomination to our Board of Directors, a number of individuals, whom we refer to as CDRS designees, set forth opposite the applicable percentage:

Ownership Percentage	Number of Investor Designees
45% or greater	five individuals
less than 45% but equal to or greater than 35%	four individuals
less than 35% but equal to or greater than 25%	three individuals
less than 25% but equal to or greater than 15%	two individuals
less than 15% but equal to or greater than 5%	one individual

        In addition, the stockholders agreement provides that:

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  until the earlier of November 16, 2016 and the termination of the stockholders agreement, the CDRS designees who are members of the Nominating and Corporate Governance Committee of our Board of Directors (or if none remain, the remaining CDRS designees) will have the right to designate for nomination or appointment to our Board of Directors the individual to replace any CDRS designee upon his or her death, retirement, disqualification or removal (other than removal for cause) so long as CDRS has the right to designate such a member of our Board of Directors under the ownership percentages described above;

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  our Board of Directors will have an Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, Executive Committee and Finance Committee, each of which will have four members, at least two of whom will be CDRS designees;

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  each of the members of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee will be independent of us under the rules of the NYSE; and

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  a CDRS designee will chair our Compensation Committee, Nominating and Corporate Governance Committee and Finance Committee and all other committees will be chaired by a non-CDRS designee.

        The governance provisions of the stockholders agreement will terminate upon the earlier to occur of November 16, 2016, and the date of termination of the stockholders agreement.

        The stockholders agreement also contains certain restrictions on the ability of CDRS to dispose of their shares of our Common Stock. In addition, in connection with the separation transactions, CDRS and the Lavin family stockholders agreed to certain restrictions on their ability to acquire shares of our Common Stock.

        Pursuant to our Third Amended and Restated By-Laws, our Board is "classified," which means it is divided into three classes of directors based on the expiration of their terms. Under the classified Board arrangement, directors are elected to terms that expire on the annual meeting date three years following the annual meeting at which they were elected, and the terms are "staggered" so that the terms of approximately one-third of the directors expire each year. Accordingly, this Proposal 1 seeks the election of four directors whose terms expire at the annual meeting of stockholders in 2010.

        The terms of four directors, James G. Berges, Marshall E. Eisenberg, John A. Miller and Richard J. Schnall, will expire at the annual meeting in 2010. Following the recommendations of our Nominating and Corporate Governance Committee, our Board of Directors has nominated Messrs. Berges, Eisenberg, Miller and Schnall for election to a term that will expire at the annual meeting in 2013.

        Unless otherwise indicated, all proxies that authorize the proxy holders to vote for the election of directors will be voted FOR the election of the nominees listed below. If a nominee becomes unavailable for election as a result of unforeseen circumstances, it is the intention of the proxy holders to vote for the election of such substitute nominee, if any, as the Board of Directors may propose. As of the date of this Proxy Statement each of the nominees has consented to serve and the Board is not aware of any circumstances that would cause a nominee to be unable to serve as a director.

 PROPOSAL 1 — ELECTION OF DIRECTORS

        Our Board of Directors has nominated the following directors for election. Each of the following nominees, a current director with a term expiring at the 2010 annual meeting, has furnished to us the following information with respect to his or her principal occupation or employment and principal directorships:

Class I — Directors with Terms Expiring in 2010

        James G. Berges, Director and Chairman of the Board, age 62.     Mr. Berges has served on our Board of Directors since our separation from Alberto-Culver. Mr. Berges is a partner at Clayton, Dubilier & Rice, Inc., a private equity investment firm. Mr. Berges was President of Emerson Electric Co. from 1999 until his retirement in 2005. Emerson Electric Co. is a global manufacturer of products, systems and services for industrial automation, process control, HVAC, electronics, communications, and appliances and tools. He is also a director of HD Supply, Inc., where he serves as Chairman of the Board, PPG Industries, Inc., where he serves as a member of its Audit and Nominating and Governance Committees, JohnsonDiversey, Inc., and NCI Building Systems, Inc., where he serves as Chairman of its Executive Committee.

        Marshall E. Eisenberg, Director, age 64.     Mr. Eisenberg has served on our Board of Directors since our separation from Alberto-Culver. Mr. Eisenberg is a founding partner of the Chicago law firm of Neal, Gerber & Eisenberg LLP and has been a member of the firm's Executive Committee for the past 20 years. Mr. Eisenberg is a director of Engineered Controls International, Inc., Jel-Sert Company and was formerly a director of Ygomi, Inc. Mr. Eisenberg has served on the Board of Visitors of the University of the Illinois College of Law. Mr. Eisenberg received his J.D. degree with honors from the University of Illinois College of Law in 1971, where he served as a Notes and Comments Editor of the Law Review and was elected to the Order of the Coif.

        John A. Miller, Director, age 56.     Mr. Miller has served on our Board of Directors since our separation from Alberto-Culver. Mr. Miller is the President and Chief Executive Officer of North American Corporation of Illinois, a multi-divisional company specializing in industrial paper products, packaging, printing and other commercial consumables. Mr. Miller has served as the President of North American Corporation of Illinois since 1987. Mr. Miller is also a director of Atlantic Premium Brands, Ltd., where he is a member of its Audit and Compensation Committees and is serving on the Board of Directors of the Network Services Company. Mr. Miller was formerly a director of Laureate Education, Inc., where he served on its Audit and Compensation Committees and was its lead director.

        Richard J. Schnall, Director, age 40.     Mr. Schnall has served on our Board of Directors since our separation from Alberto-Culver. Mr. Schnall is a partner at Clayton, Dubilier & Rice, Inc. Prior to joining Clayton, Dubilier & Rice, Inc. in 1996, he worked in the Investment Banking division of Donaldson, Lufkin & Jenrette, Inc. and Smith Barney & Co. Mr. Schnall is a limited partner of CD&R Associates VI Limited Partnership, a director and stockholder of CD&R Investment Associates VI, Inc. and a director of U.S. Foodservice. Mr. Schnall is a graduate of the Wharton School of Business at the University of Pennsylvania and holds a Masters of Business Administration from Harvard Business School.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES LISTED ABOVE.

CONTINUING DIRECTORS

        The background and business affiliations of our other directors, each of whose term of service continues beyond 2010, are set forth below:

Class II — Directors with Terms Expiring in 2011

        Kathleen J. Affeldt, Director, age 61.     Ms. Affeldt has served on our Board of Directors since our separation from Alberto-Culver. Ms. Affeldt retired from Lexmark International, a developer, manufacturer and supplier of printing and imaging solutions for offices and homes, in February 2003, where she had been Vice President of Human Resources since July 1996. She joined Lexmark when it became an independent company in 1991 as the Director of Human Resources. Ms. Affeldt began her career at IBM in 1969, specializing in sales of supply chain systems. She later held a number of human resources management positions. Ms. Affeldt has served as a director of SIRVA, Inc. and as chair of that Board's Compensation Committee. She currently serves as a director of BTE, Inc., Whole Health, Inc. and NCI Building Systems, Inc.

        Walter L. Metcalfe, Jr., Director, age 70.     Mr. Metcalfe has served on our Board of Directors since our separation from Alberto-Culver. Mr. Metcalfe is the Senior Counsel of Bryan Cave LLP, an international law firm, and for ten years ending in September 2004 he served as its chairman and chief executive officer. Mr. Metcalfe, a former Chairman of the Board of Directors of the Federal Reserve Bank of St. Louis, holds a law degree from the University of Virginia where he was elected to the Order of the Coif.

        Edward W. Rabin, Director, age 63.     Mr. Rabin has served on our Board of Directors since our separation from Alberto-Culver. Mr. Rabin was President of Hyatt Hotels Corporation until 2006, having served in various senior management roles since joining the company in 1969. Mr. Rabin was a director of SMG Corporation from 1992 through June 2007. He is also a director of PrivateBancorp, Inc. and serves on its compensation, nominating and corporate governance committees. Mr. Rabin is lead director of WMS Industries Inc., serving as chair of its compensation committee and as a member of its audit committee. He is also a board member of Oneida Holdings, Inc., a private corporation. He is a board member and trustee of the Museum of Contemporary Art, Chicago and a consulting director of the Richard Gray Gallery, Chicago and New York. Mr. Rabin attended the Wharton School of Advanced Business Management and holds an honorary Masters in Business Administration from Florida State University.

        Gary G. Winterhalter, President, Chief Executive Officer and Director, age 57.     Mr. Winterhalter has served on our Board of Directors since our separation from Alberto-Culver. Mr. Winterhalter is the Corporation's President and Chief Executive Officer, as well as a director. Prior to our separation from Alberto-Culver, Mr. Winterhalter served as the President of Sally Holdings, Inc. since May 2005. From January 2004 to May 2005, Mr. Winterhalter served as President, Sally Beauty Supply/BSG North America, and from January 1996 to January 2004, he served as President of Sally USA. Mr. Winterhalter also served in other operating positions with Alberto-Culver between 1987 and 1996.

Class III — Directors with Terms Expiring in 2012

        Kenneth A. Giuriceo, Director, age 36.     Mr. Giuriceo has served on our Board of Directors since April 2008. Mr. Giuriceo is a partner at Clayton, Dubilier & Rice, Inc. Prior to joining Clayton Dubilier & Rice, Inc in 2003, Mr. Giuriceo worked in the principal investment area of Goldman, Sachs & Co. from 2002 to December 2003. Mr. Giuriceo is currently a member of the Board of Directors of The ServiceMaster Company, a private outsourcing services company, where he serves as chair of its audit committee and as a member of its compensation committee. Mr. Giuriceo earned a Bachelor of Science Degree from Boston College and a Masters of Business Administration from Harvard Business School.

         Robert R. McMaster, Director, age 61.     Mr. McMaster has served on our Board of Directors since our separation from Alberto-Culver. Mr. McMaster is a director of Carpenter Technology Corporation and a member of its audit/finance committee. Mr. McMaster is also chairman of the audit committee of The Columbus Foundation, a charitable trust and nonprofit corporation. From May 2003 until June 2006, Mr. McMaster served as a director of American Eagle Outfitters, Inc. and as chairman of its audit committee and a member of its compensation committee. Mr. McMaster was a director and a member of the Audit Committee of Dominion Homes, Inc. from May 2006 to May 2008. From January 2003 until February 2005, Mr. McMaster served as Chief Executive Officer of ASP Westward, LLC and ASP Westward, L.P. and from June 1997 until December 2002, Mr. McMaster served as Chief Executive Officer of Westward Communications Holdings, LLC and Westward Communications, L.P. Mr. McMaster is a former partner of KPMG LLP and a former member of its management committee.

        Martha Miller de Lombera, Director, age 61.     Ms. Miller de Lombera has served on our Board of Directors since our separation from Alberto-Culver. Ms. Miller de Lombera retired from The Procter & Gamble Company, a manufacturer and marketer of a broad range of consumer products, in 2001, following 25 years of service in various marketing and general management positions. At the time of her retirement, she was Vice President and General Manager — Latin American North Market Development Organization. Ms. Miller de Lombera is a director of WalMart de Mexico, where she is a member of its Audit and Corporate Governance Committees. She was formerly a director of Ryerson Inc., where she was a member of its Compensation and Nominating and Governance Committees, and a director of Nationwide Financial Services, Inc., where she was a member of its Finance and Compensation Committees.

INFORMATION REGARDING CORPORATE GOVERNANCE, THE BOARD,
AND ITS COMMITTEES

        We are committed to conducting our business in a way that reflects best practices and high standards of legal and ethical conduct. To that end, our Board of Directors has approved a comprehensive system of corporate governance documents. These documents meet or exceed the requirements established by the NYSE listing standards and by the SEC and are reviewed periodically and updated as necessary under the guidance of our Nominating and Corporate Governance Committee to reflect changes in regulatory requirements and evolving oversight practices. These policies embody the principles, policies, processes, and practices followed by our Board, executive officers and employees in governing us.

Code of Business Conduct and Ethics and Governance Guidelines

        Our Board of Directors has adopted (a) a Code of Business Conduct and Ethics and (b) Corporate Governance Guidelines that apply to our directors, officers and employees. Copies of these documents and the committee charters are available on our website at www.sallybeautyholdings.com and are available in print to any person, without charge, upon written request to our Vice President of Investor Relations. We intend to disclose on our website any substantive amendment to, or waiver from, a provision of the Code of Business Conduct and Ethics that applies to our principal executive officer, our principal financial officer, our principal accounting officer or persons performing similar functions. We have not incorporated by reference into this Proxy Statement the information included on or linked from our website, and you should not consider it to be part of this Proxy Statement.

Equity Ownership Guidelines

        Consistent with our commitment to aligning the interests of our executives with stockholders, the Nominating and Corporate Governance Committee of our Board of Directors adopted stock ownership guidelines which apply to our executives at the vice president level and above. Pursuant to these guidelines, executives are encouraged to own shares of our Common Stock generally equal in value to a multiple of their annual base salary (as in effect on December 1st of each year) depending on such executive's level in the Corporation. Vested stock options count towards the grantee's stock ownership totals, with each option counting as one share of stock owned. The executive officer stock ownership guidelines, as applicable to the named executive officers, are as follows:

CEO	Five times annual base salary
Senior Vice Presidents	Three times annual base salary
Vice Presidents	One time annual base salary

        The Compensation Committee may in the future consider an executive's achievement of the guideline stock ownership targets in its award of further equity grants.

        The guidelines do not apply to the non-executive members of the Board. Because the equity-based compensation practices of the Corporation for independent Directors provide (after a modest initial grant of stock options upon first joining the Board) for annual grants of restricted stock units which (upon vesting) are retained by the Corporation as deferred stock units that are not distributed until six months after the independent Director's service terminates, the Board believes that the equity-based compensation of its members is already appropriately aligned with the interests of the Corporation's stockholders.

Stockholder-Director Communications

        Stockholders and other interested parties may contact any member (or all members) of our Board (including the non-management directors as a group, the presiding non-management director, any Board committee or any chair of any such committee) by addressing written correspondence to the attention of our General Counsel at 3001 Colorado Boulevard, Denton, Texas 76210. Our General Counsel will open all communications received for the sole purpose of determining whether the contents represent a message to our directors. Any contents that legitimately relate to our business and operations and that are not in the nature of advertising, promotions of a product or service, patently offensive material, charitable requests, repetitive materials, or designed to promote a political or similar agenda will be forwarded promptly to the addressee.

Director Independence

        Our Board of Directors is comprised of one management director, Mr. Winterhalter, who is our President and CEO, and ten non-management directors. Three of our non-management directors (Chairman Berges and Messrs. Giuriceo and Schnall) are affiliated with Clayton, Dubilier & Rice, Inc., affiliates of which manage the CDR Investors, the beneficial owners of approximately 47% of our Common Stock. Under the Corporate Governance Guidelines, our directors are deemed independent if the Board has made an affirmative determination that such director has no material relationship with us (either directly or as a partner, shareholder or officer of an organization that has a relationship with us). Our Board of Directors has affirmatively determined that Directors Affeldt, Eisenberg, McMaster, Metcalfe, Miller, Miller de Lombera, and Rabin satisfy the independence requirements of our Corporate Governance Guidelines, as well as the NYSE relating to directors. In addition, our Board of Directors has affirmatively determined that Messrs. McMaster, Eisenberg, Metcalfe and Miller are also "independent" under the SEC's standards for independent audit committee members, as discussed below. As part of its annual evaluation of director independence, the Board examined (among other things) whether any transactions or relationships exist currently (or existed during the past three years), between each independent director and us, our subsidiaries, affiliates, equity investors, or independent auditors and the nature of those relationships under the relevant NYSE and SEC standards. The Board also examined whether there are (or have been within the past year) any transactions or relationships between each independent director and members of the senior management of Sally Beauty Holdings,

Inc. or its affiliates. As a result of this evaluation, the Board has affirmatively determined that Directors Affeldt, Eisenberg, McMaster, Metcalfe, Miller, Miller de Lombera, and Rabin are independent under those criteria.

Nomination of Directors

        The Board of Directors is responsible for nominating directors for election by our stockholders and filling any vacancies on the Board of Directors that may occur. The Nominating and Corporate Governance Committee is responsible for identifying individuals it believes are qualified to become members of the Board of Directors. In accordance with our Third Amended and Restated By-Laws, CDRS has the right to nominate a certain number of directors in proportion to its and its affiliates' ownership of specified percentages of our Common Stock. We anticipate that the Nominating and Corporate Governance Committee will consider recommendations for director nominees from a wide variety of sources, including other members of the Board of Directors, management, stockholders, and, if deemed appropriate, from professional search firms. The Nominating and Corporate Governance Committee will take into account the applicable requirements for directors under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the listing standards of the NYSE. In addition, we anticipate that the Nominating and Corporate Governance Committee may take into consideration such other factors and criteria as it deems appropriate in evaluating a candidate, including such candidate's judgment, skill, integrity, and business and other experience.

Stockholder Recommendations or Nominations for Director Candidates

        Our Corporate Governance Guidelines provide that our Nominating and Corporate Governance Committee will accept for consideration submissions from stockholders of recommendations for the nomination of directors. Acceptance of a recommendation for consideration does not imply that the Nominating and Corporate Governance Committee will nominate the recommended candidate. Director nominations by a stockholder or group of stockholders for consideration by our stockholders at our annual meeting of stockholders, or at a special meeting of our stockholders that includes on its agenda the election of one or more directors, may only be made pursuant to Section 1.06 of our Third Amended and Restated By-laws or as otherwise provided by law. Nominations pursuant to the Third Amended and Restated By-laws are made by delivering to our Secretary, within the time frame described in the Third Amended and Restated By-laws, all of the materials and information that the Third Amended and Restated By-laws require for director nominations by stockholders. All notices of intent to make a nomination for election as a director shall be accompanied by the written consent of each nominee to serve as a director.

        Stockholders wishing to recommend or nominate a director must provide a written notice to our Corporate Secretary that includes, among other information required to be provided by our Third Amended and Restated By-Laws, a) the name, age, business address and residence address of the nominee(s), b) the principal occupation or employment of the nominee(s), c) the class or series and number of shares of Common Stock which are owned beneficially or of record by the nominee(s), d) a description of all arrangements or understandings between the stockholder and the nominee(s) pursuant to which nominations are to be made by the stockholder, and e) any other information relating to the nominee(s) that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act. No person shall be eligible to serve as a director of the Corporation unless nominated in accordance with the procedures set forth in Section 1.06 of our Third Amended and Restated By-laws and any nominee proposed by a stockholder not nominated in accordance with Section 1.06 shall not be considered or acted upon for execution at such meeting. Stockholders' notice for any proposals requested to be included in the Corporation's Proxy Statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (including director nominations), must be made in accordance with that rule.

 Director Qualifications

        In order to be recommended by the Nominating and Corporate Governance Committee, subject to the provisions of the stockholders agreement, our Corporate Governance Guidelines require that each candidate for director must, at a minimum, have integrity, be committed to act in the best interest of all of our stockholders, and be able and willing to devote the required amount of time to our affairs, including attendance at Board of Director meetings. In addition, the candidate cannot jeopardize the independence of a majority of the Board of Directors.

        Our qualification guidelines also provide that each candidate should preferably also have the following qualifications: business experience, demonstrated leadership skills, experience on other boards, and skill sets that add to the value of our business.

Mandatory Retirement Age

        Pursuant to our Corporate Governance Guidelines, it is the policy of the Board that no non-management director should serve for more than 15 years in that capacity or beyond the age of 72, except that, where that policy would result in multiple retirements in any 12-month period, the Board may request that a director who would otherwise be due to retire serve up to an additional 12 months.

Directors Who Change Their Present Job Responsibility

        Pursuant to our Corporate Governance Guidelines, a director who experiences a significant change in job responsibilities or assignment will be required to submit a resignation to the Board. The remaining directors, upon recommendation of the Nominating and Corporate Governance Committee, will then determine the appropriateness of continued Board membership.

Self-Evaluation

        The Nominating and Corporate Governance Committee will conduct a self-evaluation of the Board each year to determine whether the Board and its committees are functioning effectively. In addition, each committee of the Board conducts a self-evaluation each year and reports its findings to the Board.

Board Meetings and Attendance

        Pursuant to our Corporate Governance Guidelines, our directors are expected to:

  •
  regularly attend meetings of the Board and the committees of which they are members (as well as each annual meeting of stockholders);

  •
  spend the time needed to properly discharge their responsibilities;

  •
  with respect to our non-management directors, meet at regularly scheduled executive sessions in which management does not participate(for these sessions, the chairmanship of each session is determined on a rotating basis from among the chairs of the Audit, Compensation, and Nominating and Corporate Governance Committees);

  •
  with respect to our independent directors, meet at least once a year in an executive session without management (for these sessions, the chairmanship of each session is determined on a rotating basis from among the chairs of the Audit, Compensation, and Nominating and Corporate Governance Committees).

        In fiscal 2009, our Board of Directors met six times, our Audit Committee met nineteen times, our Compensation Committee met six times, our Finance Committee met four times, and our Nominating and Corporate Governance Committee met four times. Our independent directors met in executive session four times, and the non-management directors met four times. During fiscal 2009, each of our incumbent directors attended at least 75% percent of the total number of meetings of the Board and each committee on which he or she served (during his or her service on such committee). In 2009, all eleven members of the Board attended the annual meeting of stockholders.

Committees of the Board of Directors

        Pursuant to the Third Amended and Restated By-laws, our Board of Directors has established the following committees:

  •
  Audit Committee;

  •
  Compensation Committee;

  •
  Nominating and Corporate Governance Committee;

  •
  Finance Committee; and

  •
  Executive Committee.

        The function of each committee is described below.

        Each committee, pursuant to its charter adopted by the Board of Directors, consists of four members, of whom up to two are, and shall be, CDRS designees and at least two shall be, and are, non-CDRS designees. A CDRS designee is entitled under the stockholders agreement to chair the Compensation Committee, the Nominating and Corporate Governance Committee and the Finance Committee, and a non-CDRS designee is entitled to chair the Audit Committee and the Executive Committee.

        Audit Committee.     The Audit Committee consists of Mr. McMaster (chair), Mr. Eisenberg, Mr. Metcalfe and Mr. Miller. The Board of Directors has determined that each member of the Audit Committee is financially literate, that each member of the Audit Committee meets the independence requirements of the NYSE and Rule 10A-3 of the Exchange Act and that Mr. Eisenberg, Mr. McMaster and Mr. Miller each qualify as an "audit committee financial expert" under SEC rules.

        The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities for:

  •
  the integrity of our financial statements;

  •
  our compliance with legal and regulatory requirements;

  •
  the independent auditor's qualifications and independence; and

  •
  the performance of our internal audit function and independent auditors.

        Pre-Approval Policy.     The Audit Committee has established an Audit and Non-Audit Services Pre-Approval Policy to pre-approve all permissible audit and non-audit services provided by our independent auditors. We expect that on an annual basis, the Audit Committee will review and provide pre-approval for certain types of services that may be rendered by the independent auditors, together with a budget for the applicable fiscal year. The policy also requires the pre-approval of any fees that are in excess of the amount budgeted by the Audit Committee. The policy contains a provision delegating limited pre-approval authority to the chairman of the Audit Committee in instances when pre-approval is needed prior to a scheduled Audit Committee meeting. The chairman of the Audit Committee is required to report on such pre-approvals at the next scheduled Audit Committee meeting.

        The Audit Committee is governed by the Audit Committee charter, which was adopted by the Transactions Committee of the Board of Directors on November 16, 2006 and ratified, as amended, by the full Board of Directors on December 5, 2006, and on April 23, 2009. A copy of this charter is available on the corporate governance section of our website and is available in print to any person, without charge, upon written request to our Vice President of Investor Relations.

         Compensation Committee.     The Compensation Committee is composed of members who are considered independent under the independence requirements of the NYSE. The purpose of the Compensation Committee is to, among other things:

  •
  review and approve corporate goals and objectives relevant to CEO compensation and evaluate the CEO's performance in light of those goals and objectives;

  •
  determine and approve the CEO's compensation level based on this evaluation;

  •
  approve compensation of other executive officers;

  •
  review and recommend to the Board of Directors equity-based incentive compensation plans in which executive officers will participate; and

  •
  prepare the reports and analysis on executive compensation, which are required to be included in our annual proxy statements.

        The Compensation Committee's processes for fulfilling its responsibilities and duties with respect to executive compensation and the role of our executive officers and management in the compensation process are each described under "Compensation Discussion and Analysis — Process for Determining Executive Compensation" beginning on page 22 of this Proxy Statement.

        The Compensation Committee is governed by the Compensation Committee charter, which was adopted by the Transactions Committee of the Board of Directors on November 16, 2006 and ratified, as amended, by the full Board of Directors on December 5, 2006. A copy of this charter is available on the corporate governance section of our website and is available in print to any person, without charge, upon written request to our Vice President of Investor Relations.

        Pursuant to its charter, the Compensation Committee may retain such compensation consultants, outside counsel and other advisors as it may deem appropriate in its sole discretion and it has the sole authority to approve related fees and other retention terms. As described in greater detail in "Compensation Discussion and Analysis — Process for Determining Executive Compensation" beginning on page 22 of this Proxy Statement, the Compensation Committee engages an independent executive compensation consultant, Frederic W. Cook & Co., Inc., or Cook, to assist it in its review of our management compensation levels and programs to ensure that our executive compensation program is commensurate with those of public companies similar in size and scope to us. During its engagement, Cook has participated in meetings of the Compensation Committee and advised it with respect to compensation trends and practices, plan design, and the reasonableness of individual awards. Cook has not performed any services for our management.

        The Compensation Committee consists of Ms. Affeldt (chair), Mr. Eisenberg, Ms. Miller de Lombera and Mr. Rabin.

        Nominating and Corporate Governance Committee.     The Nominating and Corporate Governance Committee is composed of members who are considered independent under the independence requirements of the NYSE. The purpose of the Nominating and Corporate Governance committee is to, among other things:

  •
  identify individuals qualified and suitable to become members of our Board of Directors and to recommend to our Board of Directors the director nominees for each annual meeting of stockholders;

  •
  develop and recommend to our Board of Directors a set of corporate governance principles applicable to us; and

  •
  oversee the evaluation of the Board of Directors and management.

        The Nominating and Corporate Governance Committee is governed by the Nominating and Corporate Governance Committee charter, which was adopted by the Transactions Committee of the Board of Directors on November 16, 2006 and ratified by the full Board of Directors on December 5, 2006, and amended on July 23, 2008. A copy of this charter is available on the corporate governance section of our website and is available in print to any person, without charge, upon written request to our Vice President of Investor Relations.

        The Nominating and Corporate Governance Committee consists of Mr. Metcalfe (chair), Ms. Affeldt, Ms. Miller de Lombera and Mr. Rabin.

        Executive Committee.     The purpose of the Executive Committee is to assist our Board of Directors with its responsibilities and, except as may be limited by law, our Amended and Restated Certificate of Incorporation or our Third Amended and Restated By-Laws, to exercise the powers and authority of our Board of Directors when it is not in session. The Executive Committee is governed by the Executive Committee charter, which was adopted by the Board of Directors on December 5, 2006. The Executive Committee consists of Mr. Berges (chair) and Messrs. Miller, Schnall and Winterhalter. A copy of this charter is available on the corporate governance section of our website and is available in print to any person, without charge, upon written request to our Vice President of Investor Relations.

        Finance Committee.     The purpose of the Finance Committee is to provide assistance to the Board of Directors in satisfying its fiduciary responsibilities relating to our financing strategy, financial policies and financial condition. The Finance Committee consists of Mr. Schnall (chair), and Messrs. Giuriceo, McMaster and Miller. The Finance Committee is governed by the Finance Committee charter, which was adopted by the Board of Directors on December 5, 2006 and amended on January 25, 2007. A copy of this charter is available on the corporate governance section of our website and is available in print to any person, without charge, upon written request to our Vice President of Investor Relations.

Director Indemnification Agreements

        On December 5, 2006, our Board of Directors approved and authorized us to enter into an indemnification agreement with each member of the Board, including Mr. Winterhalter. The indemnification agreement is intended to provide directors with the maximum protection available under applicable law in connection with their services to us.

        Each indemnification agreement provides, among other things, that subject to the procedures set forth therein, we will, to the fullest extent permitted by applicable law, indemnify an indemnitee if, by reason of such indemnitee's corporate status as a director, such indemnitee incurs any losses, liabilities, judgments, fines, penalties or amounts paid in settlement in connection with any threatened, pending or completed proceeding, whether of a civil, criminal administrative or investigative nature. In addition, each indemnification agreement provides for the advancement of expenses incurred by an indemnitee, subject to certain exceptions, in connection with any proceeding covered by the indemnification agreement. Each indemnification agreement also requires that we cover an indemnitee under liability insurance available to any of our directors, officers or employees. On October 22, 2009, our Board of Directors approved and authorized us to enter into amended and restated forms of this indemnification designed to ensure that our indemnification obligations under these agreements will be primary for all claims against our Directors.

No Material Proceedings

        As of November 30, 2009, there are no material proceedings to which any of our directors, executive officers or affiliates, or any owner of record or beneficially of more than five percent of our Common Stock (or their associates) is a party adverse to us or has a material interest adverse to us.

 COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        No member of our current Compensation Committee is or has been one of our officers or employees or has had any relationship requiring disclosure under SEC rules. In addition, during fiscal 2009, none of our executive officers served as:

  •
  a member of the compensation committee (or other board committee performing similar functions or, in the absence of any such committee, the entire board of directors) of another corporation, one of whose executive officers served on the Compensation Committee;

  •
  a director of another corporation, one of whose executive officers served on the Compensation Committee; or

  •
  a member of the compensation committee (or other board committee performing similar functions or, in the absence of such committee, the entire board of directors) of another corporation, one of whose executive officers served as one of our directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Statement of Policy with respect to Related Party Transactions

        Our Board of Directors recognizes that related party transactions present a heightened risk of conflicts of interest and/or improper valuation (or the perception thereof) and therefore adopted a Statement of Policy with respect to Related Party Transactions. Under this policy, a "related party transaction" is defined as a transaction between us and any senior officer, director, a stockholder owning in excess of 5% of our Common Stock, a person who is an immediate family member of a senior officer or director, or an entity owned or controlled by any such person, other than 1) transactions available to all employees generally, or 2) transactions involving less than $5,000 when aggregated with all similar transactions. Under this policy, any related party transaction must be approved by the relevant body (as described below) and disclosed to our stockholders. If the proposed transaction is not an employment arrangement, the transaction must be approved by either a) the Audit Committee of our Board of Directors, if the transaction is on terms comparable to those that could be obtained in arm's length dealing with an unrelated third party, or b) the disinterested members of our Board of Directors. If the transaction is an employment arrangement, the proposed transaction must be approved by the Compensation Committee. The letter agreement with Clayton, Dubilier & Rice, Inc. (affiliates of which manage the CDR Investors, the beneficial owners of approximately 47% of our Common Stock) described below was approved in accordance with our policy. A copy of our Statement of Policy with respect to Related Party Transactions is available on the corporate governance section of our website and is available in print to any person, without charge, upon written request to our Vice President of Investor Relations.

Stockholders Agreement

        On November 16, 2006, in connection with our separation from Alberto-Culver, we, the CDR Investors and the Lavin family stockholders entered into the stockholders agreement, which is described on page 6 of this Proxy Statement.

Letter Agreement with Clayton, Dubilier & Rice, LLC.

        We are party to a letter agreement with Clayton, Dubilier & Rice, LLC, dated as of February 26, 2007, which we refer to as the CD&R letter agreement, pursuant to which we pay Clayton, Dubilier & Rice, LLC $37,500 per calendar quarter for each of its professional employees who is designated by CDRS to serve on our Board of Directors. In addition, pursuant to the CD&R letter agreement, such designees will receive reimbursement for travel and other out-of-pocket expenses in the same manner as other directors except that to the extent that the Chairman of our Board of Directors remains a designee, such Chairman will be entitled to up to $150,000 per calendar year as reimbursement for actual private air travel expenses in lieu of any reimbursement based on the cost of commercial air travel. In consideration for these payments, Clayton, Dubilier & Rice, LLC has waived, on behalf of such designees to the Board, any right to the payment of other compensation for such person's service as a director.

INFORMATION ON THE COMPENSATION OF DIRECTORS

Director Compensation Table(1)

Name	Total Fees Earned or Paid in Cash ($)	Stock Awards ($)(4)	Option Awards ($)(5)	Total ($)
James G. Berges(2)	0	0	0	0
Kathleen J. Affeldt	70,500	69,996	19,513	160,009
Marshall E. Eisenberg	78,000	69,996	19,513	167,509
Kenneth A. Giuriceo(2)	0	0	0	0
Robert R. McMaster	88,875	69,996	19,513	178,384
Walter L. Metcalfe	82,000	69,996	19,513	171,509
John A. Miller	76,000	69,996	19,513	165,509
Martha Miller de Lombera	64,000	69,996	19,513	153,509
Edward W. Rabin	63,000	69,996	19,513	152,509
Richard J. Schnall(2)	0	0	0	0
Gary G. Winterhalter(3)	0	0	0	0

(1)
During our 2009 fiscal year, we did not award any non-equity incentive plan compensation to, or maintain any pension or deferred compensation arrangements for, members of our Board of Directors, nor did they receive any compensation that would constitute "All Other Compensation."

(2)
Messrs. Berges, Giuriceo and Schnall did not receive any compensation directly from us for their service as directors during our 2009 fiscal year. Messrs. Berges, Giuriceo and Schnall are affiliated with Clayton, Dubilier and Rice, Inc. (which we refer to as CD&R). CDRS has designated Messrs. Berges, Giuriceo and Schnall to serve on our Board of Directors pursuant to the terms of the CD&R letter agreement. Under the CD&R letter agreement, we pay $37,500 per calendar quarter to CD&R for each employee of CD&R designated by CDRS to serve on our Board of Directors. In consideration for these payments, CD&R has waived, on behalf of the CDRS designees to our Board of Directors, any right to the payment of other compensation for each such person's service as a director.

(3)
Mr. Winterhalter did not receive any compensation for his service as a director during our 2009 fiscal year.

(4)
Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended September 30, 2009, in accordance with Financial Accounting Standards Board Accounting Standards Codification ("ASC") Topic 718 — Stock Compensation (formerly SFAS 123R, now referred to as ASC 718). On October 22, 2008, each director received 13,358 restricted stock units, which stock award had a grant date fair value equal to $69,996. As of September 30, 2009, each director, other than Messrs. Berges, Giuriceo, Schnall and Winterhalter, beneficially owned 29,257 restricted stock units which were vested but not yet delivered in shares.

(5)
Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended September 30, 2009, in accordance with ASC 718. None of the directors received a stock option grant in fiscal 2009. As of September 30, 2009, each director, other than Messrs. Berges, Giuriceo, Schnall and Winterhalter, had 19,055 option awards outstanding.

Narrative Discussion of Director Compensation Table

        The following is a narrative discussion of the material factors which we believe are necessary to understand the information disclosed in the Director Compensation Table.

 Cash Compensation

        In 2009 and pursuant to the Sally Beauty Holdings, Inc. Independent Director Compensation Policy, which we refer to as our Director Compensation Policy, our non-employee directors who are not affiliated with CD&R (currently Directors Affeldt, Eisenberg, McMaster, Metcalfe, Miller, Miller de Lombera and Rabin), whom we refer to generally as our independent directors, each received an annual cash retainer of $35,000, payable in advance in four quarterly installments. For in-person Board or committee meetings during our 2009 fiscal year, each independent director in attendance received $2,000 per meeting. For telephonic Board or committee meetings for which minutes were kept during our 2009 fiscal year, each independent director in attendance received $1,000 per meeting. During 2009, additional annual cash retainers were paid to each independent director who served as chairperson of the Audit Committee (Mr. McMaster), Compensation Committee (Ms. Affeldt), or the Nominating and Corporate Governance Committee (Mr. Metcalfe). This additional retainer was payable in advance in quarterly installments, in the following annualized amounts:

Audit Committee	$11,875	*
Compensation Committee	$7,500
Nominating & Corporate Governance Committee	$5,000
Finance Committee	$5,000

*
On August 12, 2009, the Director Compensation Policy was amended by the Board to raise the annual retainer of the Chair of the Audit Committee to $17,500 from $10,000, effective June 30, 2009.

Equity-Based Compensation

        Pursuant to our Director Compensation Policy, upon the appointment or election of a new independent director to the Board, the independent director receives an initial grant of options to purchase shares of our Common Stock, granted under the Sally Beauty Holdings, Inc. 2007 Omnibus Incentive Plan, which we refer to as the 2007 Omnibus Plan. These options have a grant date present value equal to $70,000, and an exercise price per share equal to the closing price for our Common Stock on the NYSE on the grant date. The options become exercisable in four equal annual installments beginning on the day before the first anniversary of the grant date and have a ten-year maximum term.

        Each independent director is granted an annual equity-based retainer award with a value at the time of issuance of approximately $70,000. Such award is normally made at the first meeting of our Board each fiscal year in the form of restricted stock units, which we refer to as RSUs, in accordance with the 2007 Omnibus Plan, which vest on the last day of such fiscal year. Independent directors whose service on our Board begins after the start of a fiscal year receive a grant of RSUs that is pro-rated to reflect the number of days remaining in such fiscal year. Upon vesting, such RSUs are retained by us as deferred stock units that are not distributed until six months after the independent director's service as a director terminates.

        On October 22, 2008, our independent directors each received a grant of 13,358 RSUs pursuant to the 2007 Omnibus Plan. Such RSUs vested on September 30, 2009, yet are retained by us as deferred stock units that are not to be distributed until six months after the independent director's service as a director terminates.

Travel Expense Reimbursement

        Each of our independent directors is entitled to reimbursement for reasonable travel expenses properly incurred in connection with his or her functions and duties as a director. With respect to air travel, reimbursements are limited to the cost of first-class commercial airline tickets for the trip. In addition, pursuant to the CD&R letter agreement, the CDRS designees to our Board (Messrs. Berges, Giuriceo and Schnall) received reimbursement for travel and other out-of-pocket expenses in the same manner as our independent directors, except that the Chairman of the Board, who is a CDRS designee, was entitled to up to $150,000 per calendar year as reimbursement for actual private air travel expenses in lieu of any reimbursement based on the cost of commercial air travel.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Overview

        In this section of our proxy statement, we explain how our executive compensation programs are designed and operate with respect to the following executive officers (whom we refer to as our "named executive officers"):

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  Gary G. Winterhalter, our President and Chief Executive Officer,

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  Mark J. Flaherty, our Senior Vice President and Chief Financial Officer,

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  Michael G. Spinozzi, our President of Sally Beauty Supply

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  John R. Golliher, our President of Beauty Systems Group, and

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  Bennie L. Lowery, our Senior Vice President and General Merchandise Manager, Beauty Systems Group.

        We also identify the material elements and objectives of compensation awarded to our named executive officers during fiscal 2009, and the support for such awards. For a complete understanding of our executive compensation program, this Compensation Discussion and Analysis should be read in conjunction with the Summary Compensation Table and other compensation disclosures included on pages 29-40 of this proxy statement.

        We became an independent, publicly-held corporation on November 16, 2006, after 36 years of operating as a subsidiary of Alberto-Culver. Since that time, our Compensation Committee has made, and will continue to make, the determinations concerning the amount and form of compensation arrangements for our executive officers.

        We had anticipated that fiscal 2009 could be a difficult year, as our retail and professional beauty supply businesses had experienced slowdowns in the second half of fiscal 2008 that were market related and not specific to us. We did not, however, anticipate the breadth, depth and length of what has become a global economic downturn. Despite these economic headwinds, fiscal 2009 was a strong year for the Corporation. For example, our consolidated net sales for fiscal 2009 were $2.6 billion, down only 0.4% from 2008 (including the negative impact of foreign currency exchange) in a recessionary environment. We had same store sales growth of 1.8%. Our GAAP net earnings for fiscal 2009 were $99.1 million, growth of 27.8%, with GAAP earnings per share of $0.54, compared to earnings per share of $0.42 in fiscal 2008. Notwithstanding strong financial performance, the fiscal 2009 compensation of our named executive officers was significantly affected by our business results and decline in stock price, both in the amount of annual bonus earned and the value of long-term equity awards.

        The following provides a brief overview of our fiscal 2009 compensation program as detailed in this Compensation Discussion and Analysis:

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  The total direct compensation awarded to our named executive officers in fiscal 2009 consisted of base salary, annual cash incentive bonuses, and stock options.

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  In fiscal 2009, we targeted our compensation program to provide conservative base salaries and annual bonus opportunities for our named executive officers at between the 25th percentile and the median of our peer group.

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  In response to the uncertain economic environment and to set an example for our employees, we delayed the effectiveness of fiscal 2009 base salary increases to May 2009 (approximately 7 months into our 2009 fiscal year).

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  For our named executive officers, the average aggregate payout for fiscal 2009 annual bonuses was 98% of target (compared to an average aggregate payout in 2008 of 61% of target). This was largely a reflection of the level of achievement under the financial performance metrics used to determined bonus payouts. Annual bonus payouts to our named executive officers were below target, even after the discretionary adjustments in the bonuses awarded to certain officers to reflect their significant individual contributions, as discussed later in this Compensation Discussion and Analysis.

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  In fiscal 2009, we granted almost exactly the same number of stock options to our named executive officers that we granted in fiscal 2008, which, given the decline in our stock price, resulted in our named executive officers receiving equity grants with a lower value than in prior years. This decision was prompted by a desire to control share usage under the 2007 Omnibus Plan.

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  Our named executive officers participate in the same benefit programs at the same cost as other salaried employees.

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  We provide our named executive officers with limited perquisites, such as life insurance (available to all salaried employees) and reimbursement for executive physicals.

Philosophy/Objectives of Executive Compensation

        Our Compensation Committee has developed the following set of objectives to guide the design of our executive officer compensation plans and practices, including those for our named executive officers. The Compensation Committee considers these objectives when making decisions regarding the forms, mix and amounts of compensation paid to our executive officers:

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  Attract, motivate and retain highly qualified individuals.  We believe it is important and in the best interest of our stockholders to attract, motivate and retain highly-talented executives to assist us in implementing our business strategy and achieving our objectives. To do this, our compensation arrangements must remain competitive with the compensation paid by other employers who compete with us for talent. Accordingly, the Compensation Committee benchmarks the components, mix and amounts of executive compensation to test whether they are competitive in the marketplace. The Compensation Committee uses its discretion to vary executive officer pay from the targeted levels based on various factors, such as an executive officer's performance, responsibilities, experience and expected future contributions.

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  Align the interests of our executive officers more closely with those of our stockholders. We believe that a substantial portion of the compensation that may be realized by our executive officers should be directly aligned with the interests of our stockholders. Accordingly, the compensation program for our executives is weighted toward performance-based compensation, with base salary being the only component of an executive officer's direct compensation that is fixed each year. Other components, including annual bonus compensation and long-term incentive compensation, are subject to the achievement of financial and strategic business objectives and/or increases in stockholder value. The Compensation Committee believes this performance-driven compensation will promote our long-term success and maximize stockholder returns.

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  Increase the personal stake of the executive officers in our continued success and growth by linking a significant portion of executive officers' compensation to our financial performance. Our executive officers have roles and responsibilities that directly influence the achievement of our financial performance objectives that we consider to be key drivers of long-term stockholder value creation. Therefore, a significant portion of our executive officers' compensation depends on whether those objectives are achieved. Annual bonus compensation is subject to the achievement of our financial performance goals, subject to the discretion of the Compensation Committee to make adjustments based on other factors, including individual performance.

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  Manage risk by balancing the time horizon of incentive compensation.  Our compensation program is balanced between short- and long-term performance objectives, but always with a view to achieving long-term value for our stockholders. Under this structure, our executive officers may earn the highest amount of compensation through consistent superior performance over sustained periods of time. For example, our equity program, combined with our senior executive share ownership requirements, rewards long-term stock performance and keeps our executives focused on the long term. Our executive officers also have the opportunity to earn annual incentives based on strategic business, financial and individual objectives. These goals and objectives reflect a balanced mix of quantitative and qualitative performance measures to avoid excessive weight on a single performance measure. We use judgment and discretion rather than relying solely on formulaic results.

Internal Equity

        Internal equity is one factor of many that the Compensation Committee considers in establishing compensation for our executives. While there is no formal policy, the Compensation Committee reviews compensation levels to ensure that appropriate equity exists. The differences in compensation levels among our named executive officers reflect the significant variations in their relative responsibilities. The CEO's responsibilities for management and oversight of a global enterprise are significantly higher than those of our other named executive officers. As a result, the pay level for our CEO is commensurately higher than the pay for other officer positions.

Processes for Determining Executive Compensation

        The Compensation Committee continues to review each element of our executive compensation program, and the methods for determining the types and amounts of compensation, to assure that they help us meet our compensation philosophy and objectives.

        The annual process for determining executive compensation at the Corporation takes place over several meetings. For the 2009 fiscal year, the Compensation Committee considered and discussed alternatives for determining the components and amount of executive pay at its September 2008 meeting. At its October 2008 meeting, the Compensation Committee made final decisions on executive officer pay opportunities for fiscal 2009, including the rates of base salary, short-term and long-term incentive opportunities and performance objectives for incentive awards. The Compensation Committee intends to follow a similar process in future years, which enables it to examine and consider our financial performance, as well as the relative performance of the executive officers, during the previous fiscal year in establishing the upcoming fiscal year's compensation and performance goals. Throughout this process, the Compensation Committee receives input from an independent compensation consultant as well as from members of management, as discussed below.

Role of Outside Compensation Consultant

        The Compensation Committee retained the services of an independent consultant, Frederic W. Cook & Co., Inc., which we refer to as Cook, to assist in its review of our management compensation levels and programs. The Compensation Committee retained Cook based on that firm's experience and expertise. As part of this engagement, Cook assisted the Compensation Committee in the design of our current compensation program for executives, and continues to advise the Compensation Committee on the program, including with regard to performance measures and targets set from year to year for the annual cash incentive bonuses for executives. The Compensation Committee has directly engaged Cook to assist with these same services for fiscal 2010, based on Cook's experience, expertise and familiarity with our company. Cook does not provide any services to our management, and does not provide any service to us, other than with respect to its role as the Compensation Committee's executive compensation consultant.

Market Data/Benchmarking

        Cook assisted the Compensation Committee in benchmarking our compensation arrangements and aggregate equity compensation practices against public companies similar in size and scope to our company. Cook obtained proxy data from the peer companies described below, as well as comparative compensation surveys of general industrial companies.

        The following 12 specialty retail companies comprised our peer group for fiscal 2009, which we refer to as our "peer companies" or "peer group":

American Eagle Outfitters, Inc.	GameStop Corp.	Stage Stores, Inc.
Charming Shoppes, Inc.	O'Reilly Automotive, Inc.	The Talbots, Inc.
Dollar Tree Stores, Inc.	Rent-A-Center, Inc.	Williams-Sonoma, Inc.
Family Dollar Stores, Inc.	Retail Ventures, Inc.	Zale Corporation

In terms of size, our revenues approximated the 25th percentile and our market capitalization was between the 25th percentile and median of these peer companies. There was no change from fiscal 2008 in the group of companies comprising our peer group for fiscal 2009.

Role of Management

        The Compensation Committee also considers the views and insights of our management, including our executive officers, in making compensation decisions. In particular, Mr. Winterhalter and Jim Biggerstaff, our Vice President of Human Resources, whom we refer to our as our VP-HR, recommend to the Compensation Committee the base pay levels and individual compensation targets for each executive officer (other than Mr. Winterhalter) based on each executive's experience, as well as Mr. Winterhalter's view as to the strategic importance of that executive's role, knowledge and performance. Mr. Winterhalter's unique insight into our business and day-to-day interaction with our senior executives, combined with Mr. Biggerstaff's over 34 years of experience in human resources and compensation programs within our industry, provide valuable resources to the Compensation Committee with respect to our executive compensation programs. In addition, the Compensation Committee relied on recommendations made by Mr. Winterhalter and our Chief Financial Officer in selecting the performance metrics and targets for fiscal 2009 annual incentive compensation awards.

        Our Chairman of the Board, our CEO and other members of management generally attend Compensation Committee meetings to provide input on executive contributions, but no member of management participates in discussions with the Compensation Committee concerning his or her own compensation. The Compensation Committee also works closely with our internal legal, human resources, and finance personnel in establishing and monitoring our compensation programs. Our Chief Financial Officer provides the Compensation Committee with input on our financial performance and operational issues, and our General Counsel and Associate General Counsel provide input to the

Compensation Committee regarding compliance with the laws and regulations applicable to executive compensation.

        In addition, the Chair of our Compensation Committee has significant professional experience in human resources and management of professionals, and all of our committee members have significant experience with regard to the oversight of executive compensation practices of large publicly-traded companies. The Compensation Committee believes that this experience provides these individuals with a solid frame of reference within which to evaluate our executive compensation programs and practices.

Total Compensation Review

        As part of its process for determining the amount and mix of total compensation to be paid to our executive officers in fiscal 2009, the Compensation Committee reviewed a tally sheet that contained information for each executive officer regarding, among other things:

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  compensation since our separation from Alberto-Culver;

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  length of service with us;

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  the types and amounts of long-term incentive awards granted in the previous three fiscal years;

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  the types and amounts of our equity securities, both vested and unvested, owned as of the end of the most recently completed fiscal year;

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  the proceeds realized by from option exercises since our separation from Alberto-Culver;

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  perquisites and other compensation paid in the previous fiscal year; and

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  the severance and other payments that he or she would receive upon the occurrence of certain events, taking into account the proposed compensation to be paid to such executive officer for the new fiscal year.

        The Compensation Committee believes that tally sheets are important to an understanding of the total compensation paid and, in certain circumstances, payable to, our executive officers. The Compensation Committee uses the tally sheets to test whether the various forms, targets, mix, and amounts of compensation paid and payable to our executive officers remain consistent with our compensation objectives. Based on its review of the tally sheets for fiscal 2009, the Committee felt the overall compensation of our executive officers was in line with the philosophy and objectives set forth above.

        The Compensation Committee strives to make decisions on each element of executive compensation within the context of an officer's entire compensation package, meaning that a decision on one pay element (such as base salary) impacts decisions made on other pay elements (such as annual and long-term incentives). Based upon input received from Cook, the Compensation Committee believes that this program balances both the mix of cash and equity compensation, the mix of currently-paid and longer-term compensation, and the security of severance and change-in-control benefits in a way that furthers the compensation objectives discussed above.

Compensation Components for Fiscal 2009

        Total direct compensation in fiscal 2009 for each of the named executive officers consisted of the following components:

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  base salary;

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  annual cash incentive bonus; and

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  equity-based long-term incentive compensation in the form of stock options and, in limited circumstances, restricted stock.

Our named executive officers are eligible to participate in the benefit plans generally available to all of our U.S. employees and we provide our named executive officers with limited perquisites. In addition, we have entered into severance and change-in-control arrangements with our named executive officers, as more fully described below.

Base Salary

        Base salary represents the guaranteed portion of our named executive officers' total compensation. While the Compensation Committee believes that a substantial portion of each executive officer's total compensation should be "at-risk," the Compensation Committee also recognizes the importance of setting market-competitive base salaries to help retain and attract the best available talent. Base salaries should also adequately compensate executive officers for their roles, responsibilities, experience and performance.

        The Compensation Committee determines the base salary for each of our named executive officers on an annual basis (unless market conditions or changes in responsibilities merit mid-year changes) and, except as noted below, targets base salaries at or near the 25th percentile of the companies in our peer group, other than for Mr. Winterhalter (as described below). Mr. Winterhalter's base salary is between the 25th percentile and the median of our peer group, as the Committee has determined that the CEO's responsibilities for management and oversight of a global enterprise are significantly higher than those of our other named executive officers. As a result, the market pay positioning for our CEO is higher than the market pay positioning for other officer positions. In evaluating each executive officer's performance in his position with us, the Compensation Committee relies primarily on Mr. Winterhalter's performance review of each executive officer other than himself. The subjective factors considered by Mr. Winterhalter include whether the executive officer met the operational goals set for him or her and the financial performance within the executive officer's area of responsibility.

        In October 2008, the Compensation Committee reviewed market data on our peer companies to determine whether any significant changes to the base salaries for our executive officers were needed for fiscal 2009 to align our executive team with the market. The Compensation Committee did not materially increase the base salary levels of the named executive officers (all increases were 5% or less), as their salaries were within the 25th percentile range of our peer group. In response to uncertain economic conditions and to set an example for our employees, management recommended a deferral of 2009 salary increases for all executives. Consistent with this recommendation, the Compensation Committee determined that any merit increases in the base salaries of our named executive officers would not be effective until at least March 1, 2009, subject to further delay in the sole discretion of the Chair of the Committee. These raises (and the raises for all of the Corporation's executive officers) went into effect on May 10, 2009.

        The Compensation Committee believes that the base salaries paid to our named executive officers during fiscal 2009 were appropriate to facilitate our ability to retain and motivate such officers and provided minimum annual compensation opportunity that was competitive with those offered by our peer companies. For the base salaries paid to our named executive officers during fiscal 2009, please see the Summary Compensation Table on page 34 of this proxy statement.

Annual Cash Incentive Bonus

        Annual cash incentive bonuses represent one of the variable portions of our named executive officers' total direct compensation. These awards are designed to communicate and drive achievement of strategic short-term objectives that are important to our sustained success. The Compensation Committee believes that the payment of cash incentive bonuses promotes our interests and those of our stockholders by providing our named executive officers with short-term financial awards upon the achievement of specified financial and individualized objectives (which should increase the value of our stock), while at the same time encouraging the retention of our named executive officers by providing attractive compensation opportunities.

        AIP.     For fiscal 2009, annual cash incentive bonuses for our named executive officers were made pursuant to the Sally Beauty Holdings, Inc. Annual Incentive Plan, approved by our stockholders on April 26, 2007, which we refer to as the AIP. The AIP is designed as a "plan within a plan" in order to preserve deductibility under Section 162(m) of the Internal Revenue Code, while giving the Compensation Committee the flexibility to tailor awards to reflect financial, operational and individual achievements based on subjective as well as objective criteria. The "outer layer" component of the AIP is entirely objective. No bonuses will be payable under the AIP unless we achieve positive operating income for the year, as reflected in our audited consolidated financial statements. If we in fact achieve this threshold financial goal for the year, Mr. Winterhalter's maximum award is 1% of such operating income and each other named executive officer's maximum award is 0.5% of such operating income, which we refer to as the "Section 162(m) maximum awards." As the "inner layer" component of the AIP, at the beginning of each year the Compensation Committee may establish other financial, operational and/or individual performance goals for each executive officer that will be used to determine actual bonus amounts that are below the officer's Section 162(m) maximum award. The Compensation Committee in effect uses "negative discretion" to reduce the Section 162(m) maximum awards, as it deems appropriate, based on our financial performance relative to these pre-determined goals and based on the Compensation Committee's more subjective evaluation of corporate, operational and individual performance.

        Award Opportunities.     Consistent with the above approach, the Compensation Committee established certain performance criteria for each named executive officer which, if satisfied, would enable him to earn a target-level (below maximum) award under the AIP for fiscal 2009 (we refer to these "inner layer" performance criteria as the AIP criteria). These AIP criteria are factors used by the Compensation Committee in exercising its negative discretion to appropriately size the AIP bonuses, if any, to an amount that is below the Section 162(m) maximum award amount, as described above.

        Our CEO and our VP-HR made recommendations to the Compensation Committee as to the percentage of each named executive officer's base salary to be used as his target-level award under the AIP, based on job responsibilities and peer group data provided by Cook. The Compensation Committee set these bonus targets for our executives so that the targeted total annual cash compensation (base salary and annual incentive) was generally between the 25th percentile and the median of our peer companies. The bonus targets for our named executive officers for fiscal 2009 were the same as for fiscal 2008: 100% of base salary for Mr. Winterhalter, and 60% of base salary for our other named executive officers.

        The AIP is designed so that if we achieve the AIP financial performance targets (as discussed below), the executive is eligible to earn 100% of his target bonus award. Financial performance at below-target levels (subject to a threshold of 97% of target performance for each metric) would result in awards as low as 25% of the target award, subject to the discretion of the Committee to make adjustments as described below. If we exceed the AIP financial performance targets, each named executive officer is eligible to earn an AIP bonus in excess of his target award, not to exceed a designated amount. We refer to these higher amounts as the "AIP maximum awards," as distinguished from the Section 162(m) maximum awards. For fiscal 2009, the AIP maximum awards were as follows: Mr. Winterhalter, $1,552,385; Mr. Flaherty, $404,765; Mr. Spinozzi, $430,454; Mr. Golliher, $374,193; and Mr. Lowery, $351,762.

        AIP Financial Performance Criteria.     In establishing the performance objectives for fiscal 2009 in consultation with Cook, the Compensation Committee determined that the primary emphasis should be on financial performance objectives (as an entity or, in some cases as set forth below, as a business unit), while at the same time providing an incentive to our executive officers to meet individual performance objectives. Accordingly, in order for an executive to receive 100% of his AIP target bonus, the target level of financial performance must be achieved.

        For fiscal 2009, the AIP financial criteria consisted of the following three performance metrics, which were measured with reference to our annual operating plan. For shared services officers, these metrics were expressed on the consolidated level as made up by individual reporting units. For heads of a business unit, these metrics were expressed as that segment's portion of our annual operating plan. The percentage weighting of the various financial metrics represents the Compensation Committee's determination regarding the relative importance of each metric to our overall financial performance.

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  Sales (30%).  Sales, excluding unbudgeted acquisitions, is a valuable measure in determining incentive compensation, as it provides consistency and comparability in our financial reporting and therefore links the compensation of our executive officers with our growth objectives.

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  Adjusted EBITDA (30–50%).  Adjusted EBITDA provides a meaningful measure of our ability to meet our future debt service, capital expenditures and working capital requirements. For incentive award purposes, we calculate adjusted EBITDA in the same manner as we publicly report this non-GAAP financial measure to the public in our quarterly earnings releases.

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  Working Capital (20–40%).  Working capital (expressed as a percentage of sales) provides a meaningful measure of the capital employed in our business. We use this measure as a means to reward employees for decreasing the level of capital needed to effectively run the business so that any additional cash could be used for other value-creating purposes, such as the repayment of debt, acquisitions, or opening additional stores. We define this working capital target as the 12-month average value of inventory and accounts receivable, minus accounts payable, expressed as a percentage of sales for the corresponding fiscal year period.

        In setting the financial performance targets for the AIP, the Compensation Committee reviewed our financial projections for fiscal 2009 with Mr. Winterhalter and Mr. Flaherty. For fiscal 2009, the AIP financial performance targets were as follows:

	Sales(1)	Adjusted EBITDA(1)	Working Capital(1)
Mr. Winterhalter	$2.709 billion (weighted 30%)	$369 million (weighted 50%)	17.8% (weighted 20%)
Mr. Flaherty	$2.709 billion (weighted 30%)	$369 million (weighted 50%)	17.8% (weighted 20%)
Mr. Spinozzi	$1.40 billion of Sally USA and Canada (weighted 30%)	$300.9 million of Sally USA and Canada (weighted 40%)	13.55% of Sally USA and Canada (weighted 30%)
Mr. Golliher	$980 million of BSG (weighted 30%)	$111.7 million of BSG (weighted 40%)	23.5% of BSG (weighted 30%)
Mr. Lowery	$2.709 billion (weighted 30%)	$369 million (weighted 30%)	17.8% (weighted 40%)

(1)
Based on consolidated results, except as noted. Excluding unbudgeted acquisitions.

        As noted above, if we achieve target-level financial performance, the executives are eligible to earn 100% of their target AIP bonus awards. Financial performance at below-target levels (subject to a threshold performance level for each metric) would result in awards as low as approximately 20% of the target award, except that, as discussed below, the Compensation Committee has discretion to reduce or increase the dollar value of an individual officer's AIP award (by up to 50 percentage points below or above the percentage of the target award resulting from application of the financial performance formulas) based upon a subjective assessment of the individual's performance, but the adjusted payout cannot exceed 100% of the executive's target award. The named executive officers were eligible to earn bonuses in excess of the target awards (up to the AIP maximum awards stated above) to the extent that performance against the financial goals exceeded target performance. AIP maximum awards could be earned if:

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  we, or the applicable business unit, had achieved 104% or greater (domestically) or 108% or greater (internationally) of the target amount of sales for fiscal 2009,

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  we, or the applicable business unit, had achieved 108% or greater of the target amount of adjusted EBITDA for fiscal 2009, and

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  with respect to Messrs. Winterhalter, Flaherty and Lowery, our working capital as a percentage of sales for fiscal 2009 had been 17.4% or below, or with respect to Mr. Spinozzi, Sally USA and Canada's working capital as a percentage of sales for fiscal 2009 had been 13.45% or below or, with respect to Mr. Golliher, BSG's working capital as a percentage of sales for fiscal 2009 had been 22.9% or below.

        Individual Performance.     The Compensation Committee revised the individual performance component of the AIP for fiscal 2009. In fiscal 2008, each named executive officer's annual incentive bonus was contingent (in part) on the satisfaction of enumerated specific individual performance objectives. In order to provide more flexibility to recognize overall achievements in key focus areas and operational performance, which can change throughout the year based on unanticipated contingencies, the Compensation Committee no longer lists specific individual performance objectives for individual officers under the AIP. Instead, the Compensation Committee reserves discretion to reduce or increase the dollar value of an individual officer's AIP award (by up to 50 percentage points below or above the percentage of the target award resulting from application of the financial performance formulas) based upon a subjective assessment of the individual's performance, but the adjusted payout cannot exceed 100% of the individual's target award.

        Determination of Awards.     In its September and October 2009 meetings, the Compensation Committee reviewed the 2009 fiscal year business results and determined whether and to what extent the AIP criteria were met. During this review, the Compensation Committee met with Mr. Winterhalter to discuss his performance reviews of the other named executive officers and with the Chairman of the Board to discuss the Board's review of Mr. Winterhalter (without Mr. Winterhalter being present).

        In September 2009, the Compensation Committee recognized that, despite the anticipated strong financial performance of the Corporation for the year, relative to other companies in the retail sector, certain of the pre-set AIP financial targets relative to our fiscal 2009 operating budgets were unlikely to be achieved. The Compensation Committee was concerned that this would result in bonus payouts that would not appropriately reward some of our executives for developing and delivering on our business strategies during a difficult year for the economy and the financial markets generally and for the retail industry in particular. For example, our consolidated net sales for fiscal 2009 were $2.6 billion, down only 0.4% from 2008 (including the negative impact of foreign currency exchange) in a recessionary environment. We had same store sales growth of 1.8%. Our GAAP net earnings for fiscal 2009 were $99.1 million, growth of 27.8%, with GAAP earnings per share of $0.54, compared to earnings per share of $0.42 in fiscal 2008. In order to acknowledge and reward the positive contributions of certain executives as reflected in our solid performance in a particularly difficult market environment for the retail industry, the Compensation Committee exercised its discretion under the AIP to make discretionary adjustments in the AIP bonuses (not to exceed 100% of the target AIP bonus) to certain of our executives, including Messrs. Winterhalter, Flaherty, Golliher, and Lowery. The discretionary adjustments, like all bonuses under the AIP, were contingent upon our achieving positive operating income for fiscal 2009, which, as noted above, was achieved. In making these discretionary adjustments for these executive officers, the Compensation Committee primarily relied on Mr. Winterhalter (except with respect to Mr. Winterhalter's award, which was recommended by the Chairman of the Board). These recommendations to the Compensation Committee were based on Mr. Winterhalter's (or, in the case of Mr. Winterhalter's discretionary bonus, Mr. Berges') subjective analysis of the total bonus amount that should be paid to the executive officers, reflecting, in his view, the individual executive officer's contributions to our corporate objectives.

        The table below shows the payout opportunities and fiscal 2009 actual payouts for the named executive officers:

	AIP Target as a % of Salary	AIP Target Award ($)	FY09 Actual AIP Award (Including Discretionary Adjustment, if any) ($)	Discretionary Portion of the AIP Award ($)
Mr. Winterhalter	100%	834,615	751,154	134,957
Mr. Flaherty	60%	217,615	195,584	34,919
Mr. Golliher	60%	209,046	188,142	37,148
Mr. Spinozzi	60%	240,477	328,251	0
Mr. Lowery	60%	204,513	207,765	6,320

Equity-Based Long-Term Incentive Compensation

        Equity-based long-term incentive compensation represents another variable portion of our named executive officers' total compensation. Equity-based compensation awards enable us to attract and retain the services of an outstanding management team, upon which the success of our operations are largely dependent, and they directly align the interests of our key employees with the interests of our stockholders. Options to purchase our Common Stock are the primary equity compensation vehicle used by the Compensation Committee. Because the benefits of stock options are dependent on the appreciation of the price of our Common Stock, such awards encourage our executives to focus on our growth in real value over the long-term. Restricted stock awards are reserved only for limited circumstances to recognize key contributors and enhance retention, as the Compensation Committee deems appropriate. The Compensation Committee evaluates whether this component of our compensation program is appropriate given our capital structure and evolving business strategy (as discussed with Cook) given the goal of providing assurance that our equity program properly motivates and retains our key employees.

        Grant Practices for Equity-Based Awards.     The Compensation Committee's policy is to grant equity awards on the same day it approves the grant. Options have an exercise price equal to the closing price of our Common Stock on the date of grant. Other than special one-time grants, such as at the time of a new hire or promotion, the Compensation Committee intends to grant equity awards to its executive officers once a year, and such grants will generally be made at the same time that the Compensation Committee approves the annual bonus award targets under the AIP for the fiscal year. These actions will generally occur within the first month of the fiscal year. Equity grants are currently made under the 2007 Omnibus Plan. Subject to stockholder approval of the 2010 Omnibus Incentive Plan, as described in Proposal 3, future equity awards will be granted under that new plan.

        Our VP of Employee Services recommends to our CEO the number of options or other equity awards to be granted to certain key employees based on grant-date value of the awards (which in the case of options is based on the Black-Scholes option pricing model), as well as consideration of each individual's rate of base salary and the dollar value of the proposed award as a percentage of base salary. Our CEO then makes a grant recommendation for each of the proposed grantees, including the named executive officers other than himself, to the Compensation Committee based on consideration of the value of the grants that the individual received in prior years, the competitive market data provided by Cook and his views as to the individual's expected future contribution to our business results. The Chairman of the Board recommends to the Compensation Committee the CEO's proposed equity grant based on his review of competitive market data provided by Cook. The Compensation Committee is ultimately responsible for determining the number of options or shares to be awarded and for approving each grant. In making this determination, the Compensation Committee considers the CEO's recommendations, the long-term incentive opportunity market data provided by Cook, and the competitive data provided by Cook regarding aggregate share usage and costs associated with equity grants.

        Fiscal 2009 Equity Awards.     Consistent with its equity grant policy, in October 2009, the Compensation Committee granted stock options to our named executive officers.

        The Compensation Committee sets an aggregate long-term incentive budget to determine the total amount of equity awards that may be awarded in any fiscal year. The Compensation Committee determines the budget after discussions with Cook and management and a review of peer group practices and the projected impact to our net income. As discussed above, the Compensation Committee considers the CEO's recommendations and the market and competitive data provided by Cook to determine the number of options (and, as applicable, shares of restricted stock) to be awarded to each named executive officer. Based upon input received from Cook, the Compensation Committee believes that the terms and conditions of the 2009 equity awards, as well as the size of the grants, were commensurate with similar measures used by our peer group (per the competitive data provided by Cook). For more information regarding the equity-based awards granted to our named executive officers during 2009, please see the Grants of Plan-Based Awards table on page 37 of this proxy statement.

Benefits and Perquisites

        Our named executive officers are eligible to participate in the benefit plans generally available to all of our U.S. employees, which include health, dental, life insurance, and disability plans. In addition, our named executive officers are eligible to participate in our 401(k) plan, which represents the only retirement benefit that we provide to our named executive officers. Under the 401(k) plan, our employees may contribute, on a pre-tax basis, up to 50% of eligible compensation, as defined in the plan, subject to IRS limitations. We match each employee's contribution, including our named executive officers, at a rate of 100% on the first 4% of the employee's eligible compensation. Employees are immediately vested in the matching contributions made by us. Our 401(k) plan also has a profit sharing component, which is 100% funded by us and is determined annually by the Compensation Committee. Employees are vested in our profit sharing contributions after 3 full years of employment. For fiscal 2009, the Compensation Committee reviewed the contributions of our employees to our financial performance and determined that a company contribution of approximately 1% of eligible compensation was an appropriate profit-sharing contribution.

        Consistent with our philosophy of emphasizing performance-based pay, our executive compensation program provides limited perquisites, which include life insurance equal to 2.5 times the executive's base salary, and reimbursement for physicals. All perquisites for executive officers must be approved by the Compensation Committee. For a description of the perquisites paid to our named executive officers for 2009, please see the Summary Compensation Table on page 34 of this proxy statement.

        The Compensation Committee believes that offering the above-described benefits and perquisites to our named executive officers is consistent with the terms and benefits offered by other similarly-situated public companies, and enhances our ability to retain our named executive officers. Given the fact that these items represent a relatively insignificant portion of our named executive officers' total compensation, the availability of such items does not materially influence the decisions made by the Compensation Committee with respect to the other elements of the total compensation payable to our named executive officers.

Change-in-Control and Termination Agreements.

        Change-in-Control Agreements.     Many change in control transactions result in significant organizational changes, particularly at the senior executive level. In order to encourage our senior executive officers to remain employed with the Corporation during an important time when their prospects for continued employment can be uncertain, we have entered into change in control agreements with our senior executive officers, including each of Messrs. Winterhalter, Flaherty, Golliher, Spinozzi and Lowery, which provide payments and benefits in the event of the executive's termination of employment by the Corporation without cause or by the executive for "good reason" within two years following a change in control. Because a termination by the executive for good reason may be conceptually the same as a termination by the Corporation without cause, and because in the context of a change in control, potential acquirors may otherwise have an incentive to constructively terminate the executive's employment to avoid paying severance, we believe it is appropriate to provide severance benefits in these circumstances. The Compensation Committee determined that our change-in-control agreements were generally consistent with those in place at similarly-situated public companies, were designed to keep our executives focused on their work responsibilities during the uncertainty that accompanies a potential change-in-control, and (consistent with the recommendation of our CEO) were necessary to retain and recruit our senior executives. The Compensation Committee also deemed it important from a retention perspective to treat all of the named executive officers similarly with respect to their change-in-control arrangements. Please see "Potential Payments Upon Termination or Change in Control Arrangements" on page 41 of this proxy statement for a description of and potential payouts under these arrangements.

        Termination Agreements.     In addition, we maintain a "termination" agreement with Mr. Winterhalter, which agreement provides payments and benefits to Mr. Winterhalter if his employment is terminated in situations that do not involve a change in control.

        Vest of Equity Awards upon Change in Control.     Under the terms of our 2007 Omnibus Plan and the proposed 2010 Omnibus Incentive Plan, stock option and restricted stock awards would vest upon certain transactions that would result in a change in control, unless such awards are assumed by the surviving company and equitably converted to awards for publicly traded stock in connection with such transaction. If such awards are so assumed and equitably converted, the awards would vest upon the holder's involuntary separation from service within two years following the change in control, or such other period specified by the Compensation Committee. This "best practices" vesting approach aids in our ability to retain key executives during the critical time leading up to and following a change in control.

Material Changes to Our 2010 Executive Compensation Program

        In October 2009, the Compensation Committee reviewed market data on our peer companies to determine whether any significant changes to the base salaries for our executive officers were needed for fiscal 2010 to align our executive team with the market. The Compensation Committee did not materially increase (all increases were 8% or less) the base salary levels for any named executive officer, as most of these salaries were between the 25th percentile and the median of our peer group. The Compensation Committee also determined that no changes to current target annual bonus opportunities for executive officers were warranted at this time.

 Equity Ownership Guidelines

        Consistent with our commitment to aligning the interests of our executives with stockholders, the Nominating and Corporate Governance Committee of our Board of Directors adopted stock ownership guidelines in April 2008, which apply to our executives at the vice president level and above. Pursuant to these guidelines, executives are encouraged to own shares of our Common Stock generally equal in value to a multiple of their annual base salary (as in effect on December 1st of each year) depending on such executive's level in the Corporation. Vested stock options count towards the grantee's stock ownership totals, with each option counting as one share of stock owned. Unvested stock options and restricted shares (stock for which restrictions have not lapsed) do not count as stock owned under the guidelines. The executive officer stock ownership guidelines, as applicable to the named executive officers, are as follows:

CEO	Five times annual base salary
Senior Vice Presidents	Three times annual base salary
Vice Presidents	One time annual base salary

        Until such time as the officer reaches his or her equity ownership guideline, the officer will be required to retain that percentage of the shares of Common Stock received upon lapse of the restrictions upon restricted stock and upon exercise of stock options (net of any shares utilized to pay for the exercise price of the option and tax withholding) as set forth below:

Retention Requirement
Chief Executive Officer	100%
Senior Vice Presidents	50%
Vice Presidents	50%

        Because officers must retain a percentage of shares resulting from any exercise of stock options or the lapsing of restrictions upon restricted stock until they achieve the specified guidelines, there is no minimum time period required to achieve the equity ownership guidelines set forth above.

        The Compensation Committee may in the future consider an executive's achievement of the guideline stock ownership targets in its award of further equity grants.

        The guidelines do not apply to the non-executive members of the Board. Our equity-based compensation practices for independent directors provide (after a modest initial grant of stock options upon first joining the Board) for annual grants of restricted stock units which (upon vesting) are converted to deferred stock units that are not distributed until six months after the independent director's service terminates. For this reason, the Board believes that Directors will automatically accumulate and hold a significant amount of the Corporation's stock and, consequently that the Directors' interests are appropriately aligned with the interests of the Corporation's long-term stockholders.

Use of Pre-Approved Trading Plans

        We permit our executive officers and Directors to enter into pre-approved trading plans established according to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, with an independent broker-dealer to enable them to either a) purchase securities; or b) to recognize the value of their compensation and diversify their holdings of our securities during periods in which they might otherwise not be able to buy or sell our stock because important information about us had not been publicly released. These plans include specific instructions for the broker to exercise options or purchase or sell stock on behalf of the plan participant if our stock price reaches a specified level or certain events occur. The plan participant no longer controls the decision to purchase, exercise or sell the securities in the plan. Generally, when our executive officers trade under these plans they are publicly disclosed in Section 16 filings with the SEC. Currently, no named executive officers have Rule 10b5-1 plans in place. One of our Directors, Mr. John Miller, had a Rule 10b5-1 plan in place during 2009 to purchase our Common Stock.

Deductibility of Compensation

        Section 162(m) of the Internal Revenue Code limits the deductibility for federal income tax purposes of compensation paid to our named executive officers (other than our Chief Financial Officer). Under Section 162(m), compensation paid to each of these officers in excess of $1,000,000 per year is deductible by us only if it is "performance-based." The Compensation Committee believes that tax deductibility of compensation is an important consideration in establishing our executives' compensation. We believe the awards made for 2009 under the AIP and the stock options granted under the 2007 Omnibus Plan (and later, under the 2010 Omnibus Plan) qualify as performance-based compensation that is exempt from the deduction limitations of Section 162(m). No compensation earned or paid in fiscal 2009 exceeded the deduction limits of Section 162(m). The Compensation Committee reserves flexibility to approve compensation arrangements that are not necessarily fully tax deductible by us.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K included in this Proxy Statement. Based on its review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee
Kathleen J. Affeldt (Chair) Marshall E. Eisenberg Martha Miller de Lombera Edward W. Rabin

The foregoing report is not soliciting material, is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Corporation under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table contains compensation information for our named executive officers. The information included in this table reflects compensation earned by the named executive officers for services rendered to us for the years ended September 30, 2009, September 30, 2008 and September 30, 2007.

SUMMARY COMPENSATION TABLE

Name and Principal Position(1)	Year	Salary ($)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(5)	Total ($)
Gary G. Winterhalter	2009	834,615	336,000	1,670,273	751,154	20,139	3,612,181
President and Chief Executive Officer	2008	817,308	336,000	2,178,016	408,654	82,903	3,822,881	(6)
	2007	712,500	244,573	2,640,142	470,250	264,090	4,331,555
Mark J. Flaherty	2009	362,692	44,520	207,416	195,584	980	811,192
Senior Vice President and	2008	275,461	8,378	103,443	71,846	716	459,844
Chief Financial Officer(2)	2007	—	—	—	—	—	—
John R. Golliher	2009	348,410	52,800	480,626	188,142	18,793	1,088,771
President, Beauty Systems Group	2008	340,500	49,394	655,516	274,304	24,145	1,343,859
	2007	325,000	26,298	741,833	113,100	426,715	1,632,946
Michael G. Spinozzi	2009	400,795	52,800	504,461	328,251	18,933	1,305,240
President, Sally Beauty Supply	2008	394,654	49,394	405,347	118,396	22,242	990,033
	2007	375,000	220,360	310,629	259,749	9,192	1,174,930
Bennie L. Lowery	2009	340,855	35,200	310,215	207,765	18,770	912,805
Senior Vice President	2008	337,104	32,929	465,066	101,131	36,779	973,009
and General Merchandise Manager, Beauty Systems Group	2007	323,182	7,125	513,275	127,981	89,528	1,061,091

(1)
Reflects principal positions held as of September 30, 2009.

(2)
On October 24, 2007, Mr. Flaherty began serving as our Vice President, Chief Accounting Officer and Controller. Effective April 11, 2008, Mr. Flaherty was elected by our Board of Directors to serve as our Acting Chief Financial Officer and on June 10, 2008, he was elected to serve as our Senior Vice President and Chief Financial Officer.

(3)
Reflects the dollar amounts recognized for financial statement reporting purposes for our 2009, 2008 and 2007 fiscal years. The amounts shown include expense associated with stock awards granted in prior years. The Corporation calculates the fair value of stock awards under ASC 718 by multiplying the closing price of the Corporation's common stock on the date of grant by the number of shares subject to each stock award. The Corporation assumes zero anticipated forfeitures in connection with valuing the stock awards for purposes of ASC 718.

(4)
Reflects the dollar amounts recognized for financial statement reporting purposes for our 2009, 2008 and 2007 fiscal years, calculated in accordance with ASC 718, but without giving effect to anticipated forfeitures. The amounts shown include expense associated with options granted in prior years. The table below presents the material stock option valuation assumptions for options granted on the dates indicated.

  Option grants on such dates represent all options granted to the named executive officers with respect to whom the Corporation incurred expense under ASC 718 in our 2009, 2008 and 2007 fiscal years.

Fiscal Year(s) Impacted by Grant	Grant Date	Dividend Yield	Expected Volatility	Risk-Free Interest Rate	Expected Life (in Years)
2007 & 2008	12/04/06	0	41.9%	4.4%	5
2007 & 2008	01/15/07	0	41.9%	4.8%	5
2007 & 2008	04/26/07	0	41.2%	4.6%	5
2008	10/24/07	0	37.5%	4.0%	5
2008	07/23/08	0	41.3%	3.5%	5
2009	10/22/08	0	47.9%	2.6%	5

  For additional information regarding our calculation of the ASC 718 grant date fair value of options granted in our 2009 fiscal year, see Note 6 of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K filed with the SEC on November 19, 2009.

(5)
Amounts reported as "All Other Compensation" for our 2009 fiscal year include the following:

Employer Contributions to Defined Contribution Plans

	Company Matching Contributions Pursuant to our 401(k) and Profit Sharing Plan ($)	Life Insurance Premiums ($)
Mr. Winterhalter	18,519	1,620
Mr. Flaherty	—	980
Mr. Golliher	17,850	943
Mr. Spinozzi	17,850	1,083
Mr. Lowery	17,850	920

  Perquisites and other personal benefits provided to each of the other named executive officers had an aggregate incremental cost of less than $10,000 and accordingly have been omitted from the table in accordance with SEC rules. For information regarding perquisites, please see "Compensation Discussion and Analysis — Compensation Components for Fiscal 2009 — Benefits and Perquisites."

(6)
Amounts reported for our 2008 fiscal year do not include the following payments, which were received by Mr. Winterhalter during our 2008 fiscal year but related to compensation deferred in prior years under the Alberto-Culver Deferred Compensation Plan (which we elected not to continue): (i) $326,724, of which $262,500 represented Mr. Winterhalter's deferred annual bonus for our 2004 fiscal year and $64,224 represented accrued interest thereon, and (ii) $58,665, of which $50,000 represented Mr. Winterhalter's deferred annual bonus for our 2005 fiscal year and $8,665 represented accrued interest thereon.

Narrative Discussion of Summary Compensation Table

        When comparing amounts listed for fiscal 2008 and 2009 with fiscal 2007, please note that the total compensation figures for fiscal 2007 for Messrs. Winterhalter, Golliher, Spinozzi and Lowery include the accelerated vesting of restricted stock and stock option awards in connection with our separation from Alberto-Culver. Likewise, when comparing amounts listed for fiscal 2007 with fiscal 2008 and 2009, please note that the total compensation amounts for Messrs. Winterhalter, Golliher, and Lowery include accelerated expense of a) $1,558,224, $536,722, and $346,272, respectively for fiscal 2008, and b) accelerated expense of $1,050,480, $361,832, and $191,421 for fiscal 2009 related to stock options held by each of such retirement-eligible executives, by reason of the provision of the 2007 Omnibus Plan that provides for continued vesting, subject to certain conditions, upon the termination of employment by reason of retirement.

 Salary

        As discussed above in "Compensation Discussion and Analysis," the Compensation Committee generally reviews executive officer salaries within the first month of the fiscal year. In October 2008, the Compensation Committee increased the annual base salary for each of our named executive officers, as follows: Mr. Winterhalter, $825,000 to $850,000; Mr. Flaherty, $360,000 to $367,000; Mr. Spinozzi, $396,292 to $408,000; Mr. Golliher, $341,792 to $359,000; and Mr. Lowery, $338,264 to $345,000. The effective date of these increases was deferred to May 10, 2009, by the Compensation Committee, reflecting management's desire to set an example for employees by deferring salary increases for all of the Corporation's executives in response to an uncertain economic environment. Accordingly, for Messrs. Winterhalter, Flaherty, Spinozzi, Golliher, and Lowery, salary for fiscal 2009 reflects approximately seven months compensation at the salary level established in October of 2007 and approximately five months compensation at the salary level established in October of 2008.

Stock Awards

        Stock Awards consist of time-lapsing restricted stock awards. Amounts reported reflect the expense recognized in connection with a portion of the stock awards granted in prior fiscal years due to the standard five-year vesting term of our stock awards.

Option Awards

        Option Awards consist of time-vesting stock option awards. Amounts reported reflect both the expense recognized in connection with the stock options granted to our named executive officers in our 2009 fiscal year, as well as a portion of the stock options granted in prior fiscal years due to the standard four-year vesting term of our stock option grants.

Non-Equity Incentive Plan Compensation

        The amounts reported reflect annual incentive awards earned for our 2009 fiscal year under the AIP. For information regarding the AIP, which was approved by our stockholders on April 26, 2007, please see "Compensation Discussion and Analysis — Compensation Components for Fiscal 2009 — Annual Cash Incentive Bonus."

GRANTS OF PLAN-BASED AWARDS FOR FISCAL 2009

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise or Base Price of Option Awards ($ / Sh) (3)
							Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Gary G. Winterhalter	10/22/08	$183,615	$834,615	$1,552,385	450,000	5.24	$1,050,480

Mark J. Flaherty	10/22/08	$47,875	$217,615	$404,765	175,000	5.24	$408,520

John R. Golliher	10/22/08	$42,854	$209,046	$374,193	155,000	5.24	$361,832

Michael G. Spinozzi	10/22/08	$49,298	$240,477	$430,454	155,000	5.24	$361,832

Bennie L. Lowery	10/22/08	$38,857	$204,513	$351,762	82,000	5.24	$191,421

(1)
Reflects threshold, target and maximum bonus opportunities under the financial component of our AIP. The Compensation Committee has discretion to reduce or increase the dollar value of an individual officer's AIP award by up to 50 percentage points below or above the percentage of the target award resulting from application of the financial performance formulas, based upon a subjective assessment of the individual's performance, but the adjusted payout cannot exceed 100% of the individual's target award. Mr. Winterhalter's target AIP bonus was 100% of his base salary. The target AIP bonus for each of Mr. Flaherty, Golliher, Spinozzi and Lowery was 60% of his base salary. Please see "Compensation Discussion and Analysis — Compensation Components for Fiscal 2009 — AIP Criteria Based on Financial Performance" for additional information on these targets.

(2)
On October 22, 2008, our Compensation Committee granted options to each of our named executive officers to purchase shares of our Common Stock under the 2007 Omnibus Plan. These options vest ratably over a four year period beginning on October 21, 2009.

(3)
The exercise price of the options is equal to the closing price of our Common Stock on the NYSE on the grant date.

 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END FOR 2009

	Option Awards
								Stock Awards
	Number of Securities Underlying Unexercised Options (#)		Number of Securities Underlying Unexercised Options (#)
										Market Value of Shares or Units of Stock That Have Not Vested ($)(10)
								Number of Shares or Units of Stock That Have Not Vested (#)
					Option Exercise Price ($)
							Option Expiration Date
Name	Exercisable		Unexercisable
Gary G. Winterhalter	300,000		300,000	(2)	9.57		12/04/2016
	337,500		112,500	(4)	9.66		4/26/2017
	112,500		337,500	(5)	8.80		10/24/2017	120,000	(3)	$853,200
			450,000	(9)	5.24		10/22/2018

Mark J. Flaherty	8,250		24,750	(5)	8.80		10/24/2017
	50,000		50,000	(8)	7.42		7/23/2018	24,000	(7)	$170,640
			175,000	(9)	5.24		10/22/2018

John R. Golliher	5,076	(1)			2.00	(1)	09/30/2012
	6,519	(1)			2.00	(1)	09/30/2013
	7,751	(1)			2.00	(1)	09/30/2014
	7,313	(1)			2.00	(1)	09/30/2015
	57,500		57,500	(2)	9.57		12/04/2016
	116,250		38,750	(4)	9.66		04/26/2017
	38,750		116,250	(5)	8.80		10/24/2017	24,000	(6)	$170,640
			155,000	(9)	5.24		10/22/2018

Michael G. Spinozzi	3,545	(1)			2.00	(1)	05/29/2016
	57,500		57,500	(2)	9.57		12/04/2016
	116,250		38,750	(4)	9.66		04/26/2017
	38,750		116,250	(5)	8.80		10/24/2017	24,000	(6)	$170,640
			155,000	(9)	5.24		10/22/2018

Bennie L. Lowery	57,500		57,500	(2)	9.57		12/04/2016
	75,000		25,000	(4)	9.66		04/26/2017
	25,000		75,000	(5)	8.80		10/24/2017	16,000	(6)	$113,760
			82,000	(9)	5.24		10/22/2018

(1)
Pursuant to an employee matters agreement that we entered into in connection with our separation from Alberto-Culver, options held by our executives to purchase shares of Alberto-Culver's common stock were converted into options to purchase shares of our Common Stock, with an exercise price of $2.00 per share. In order to maintain the same intrinsic value as prior to the separation, the number of stock options and the exercise prices were adjusted accordingly.

(2)
On December 4, 2006, our Compensation Committee granted options to purchase shares of our Common Stock pursuant to the 2003 Alberto-Culver Company Stock Option Plan in the following amounts: Mr. Winterhalter, 600,000; and Messrs. Golliher, Spinozzi and Lowery, 115,000. These options vest ratably over a four-year period that began on December 3, 2007.

(3)
On January 24, 2007, our Compensation Committee granted Mr. Winterhalter 200,000 time-based restricted shares of our Common Stock pursuant to the 2003 Alberto-Culver Company Restricted Stock Plan. The restrictions upon these awards lapse ratably over a five-year period that began on January 23, 2008.

(4)
On April 26, 2007, our Compensation Committee granted options to purchase shares of our Common Stock pursuant to the 2007 Omnibus Plan in the following amounts: Mr. Winterhalter, 450,000; Messrs. Golliher, Spinozzi, 155,000; and Mr. Lowery, 100,000. These options vest ratably over a four-year period that began on September 29, 2007.

(5)
On October 24, 2007, our Compensation Committee granted options to purchase shares of our Common Stock pursuant to the 2007 Omnibus Plan in the following amounts: Mr. Winterhalter, 450,000; Mr. Flaherty, 33,000; Messrs. Golliher and Spinozzi, 155,000; and Mr. Lowery, 100,000. These options vest ratably over a four-year period that began on October 23, 2008.

(6)
On October 24, 2007, our Compensation Committee granted 30,000 shares of time-based restricted stock to each of Messrs. Golliher and Spinozzi and 20,000 shares of time-based restricted stock to Mr. Lowery pursuant to the 2007 Omnibus Plan. The restrictions upon these awards lapse ratably over a five-year period that began on October 23, 2008.

(7)
On July 23, 2008, our Compensation Committee granted Mr. Flaherty 30,000 time-based restricted shares of our Common Stock pursuant to the 2007 Omnibus Plan. The restrictions upon these awards lapse ratably over a five-year period that began on July 22, 2009.

(8)
On July 23, 2008, our Compensation Committee granted Mr. Flaherty 100,000 options to purchase shares of our Common Stock pursuant to the 2007 Omnibus Plan. These options vest ratably over a four-year period that began on September 29, 2008.

(9)
On October 22, 2008, our Compensation Committee granted options to purchase shares of our Common Stock pursuant to the 2007 Omnibus Plan in the following amounts: Mr. Winterhalter, 450,000; Mr. Flaherty, 175,000; Messrs. Golliher and Spinozzi, 155,000; and Mr. Lowery, 82,000. These options vest ratably over a four year period that began on October 21, 2009.

(10)
Calculated by reference to the closing price for shares of our Common Stock on the NYSE on September 30, 2009, which was $7.11.

 OPTION EXERCISES AND STOCK VESTED TABLE FOR FISCAL 2009

	Stock Awards(2)
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Gary G. Winterhalter	40,000	189,000	(1)
Mark J. Flaherty	6,000	41,460	(2)
John R. Golliher	6,000	28,140	(2)
Michael G. Spinozzi	6,000	28,140	(2)
Bennie L. Lowery	4,000	18,760	(2)

(1)
Reflects the aggregate value realized with respect to stock awards for which restrictions lapsed in fiscal 2009, calculated by multiplying the number of shares for which restrictions lapsed by the average of the high and the low price of our Common Stock on the date the restrictions lapsed, pursuant to the Alberto-Culver Employee Stock Option Plan of 2003. These amounts may not reflect the amounts ultimately realized.

(2)
Reflects the aggregate value realized with respect to stock awards for which restrictions lapsed in fiscal 2009, calculated by multiplying the number of shares for which restrictions lapsed by the closing price of our Common Stock on the date the restrictions lapsed, pursuant to the 2007 Omnibus Plan. These amounts may not reflect the amounts ultimately realized.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Severance Agreements and Termination Agreements

Executive Officer Severance Agreements

        We have severance agreements with certain of our executive officers, including each of our named executive officers. Each severance agreement provides that if, in the 24 months following a "change in control," which is defined in the severance agreements and described below, the executive's employment is terminated by us without "cause" or by the executive for "good reason," then the executive will be entitled to certain benefits. These benefits include (i) a cash payment equal to the executive's annual bonus, as determined in accordance with our annual incentive plan, pro-rated to reflect the portion of the year elapsed prior to the executive's termination, (ii) a lump-sum cash payment equal to a multiple of the executive's annual base salary at the time of termination plus a multiple of the average dollar amount of the executive's actual or annualized annual bonus in respect of the five fiscal years preceding termination (or, such portion thereof during which the executive performed services for us if he has been employed by us for less than the five year period), (iii) any accrued but unpaid salary and vacation pay, and (iv) continued medical and welfare benefits, on the same terms as prior to termination, for a period of 24 months following termination. If the executive's employment is terminated by us for "cause," by the executive for any reason other than "good reason," or as a result of the executive's death or disability, then the executive will be entitled to receive a cash amount equal to any accrued but unpaid salary and vacation pay.

        For purposes of the severance agreements, "change in control" generally includes:

  •
  the acquisition by any person, other than CDRS or its affiliates, of 20% or more of the voting power of our outstanding Common Stock;

  •
  a change in the majority of the incumbent Board of Directors;

  •
  certain reorganizations, mergers or consolidations of us involving a change of ownership of 50% or more of our common stock or sales of substantially all of our assets; or

  •
  stockholder approval of our complete liquidation or dissolution.

        The named executive officers who are parties to severance agreements with us, and their respective payment multiples, are set forth in the following table:

Executive Officer	Multiple
Gary G. Winterhalter	2.99
Mark J. Flaherty	1.99
John H. Golliher	1.99
Michael G. Spinozzi	1.99
Bennie L. Lowery	2.49

Chief Executive Officer Termination Agreement

        On June 19, 2006, Alberto-Culver and Sally Holdings, Inc. (now Sally Holdings LLC, an indirect subsidiary of Sally Beauty Holdings, Inc.) entered into a termination agreement with Mr. Winterhalter, which was amended on January 24, 2007. Mr. Winterhalter's termination agreement provides that, in the event that his employment is terminated by us without "cause" or by Mr. Winterhalter for "good reason," we will:

  •
  pay to Mr. Winterhalter a lump sum payment equal to two times his current salary plus two times the average dollar amount of his actual or annualized annual bonus, paid or payable, in respect of the five fiscal years immediately preceding the fiscal year in which the date of termination occurs;

  •
  pay for and provide to Mr. Winterhalter outplacement services with an outplacement firm of his choosing, provided that we are not to be responsible for such services to the extent they exceed $12,000 or are provided for more than one year following the date of termination; and

  •
  continue to provide Mr. Winterhalter with medical benefits for a period of 18 months. At the conclusion of the 18 month period, we will pay Mr. Winterhalter a lump sum cash payment in an amount equal to the monthly cost to us of such benefits times six, such that he will receive a total of 24 months fully paid or subsidized medical coverage.

Code Section 280G Cut-Back

        Pursuant to the terms of the severance agreements and Mr. Winterhalter's termination agreement, any payments to the executive under such agreements will be reduced so that the present value of such payments plus any other "parachute payments" as determined under Section 280G of the Internal Revenue Code will not, in the aggregate, exceed 2.99 times the executive's average taxable income from us over the five-year period ending prior to the year in which a change in control occurs. However, no such reduction will apply to payments that do not constitute "excess parachute payments" under Section 280G of the Internal Revenue Code.

Code Section 409A Amendments to Severance Agreements

        On October 3, 2008, the Corporation entered into amendments to the severance agreements in order to bring such arrangements into documentary compliance with Section 409A of the Internal Revenue Code. In addition to the changes that were needed to comply with Section 409A, each officer was given an opportunity to amend the "good reason" definition in his agreement to comply with the safe-harbor definition of such term in the Section 409A regulations so as to secure an exemption from Section 409A for certain severance payments. Messrs. Winterhalter, Flaherty, Golliher, Spinozzi and Lowery elected to change to the safe-harbor definition.

Equity Awards

Alberto-Culver Employee Stock Option Plan of 2003

        Pursuant to the Alberto-Culver Employee Stock Option Plan of 2003, or the ACSOP, in the event of a change in control, as defined below, all outstanding options under the ACSOP will immediately become fully exercisable. In the event of a change in control in which our stockholders receive shares of registered common stock, all outstanding options under the ACSOP will immediately be fully exercisable for the number and class of shares into which each outstanding share of our Common Stock will be converted pursuant to the change in control, and the purchase price per share will be appropriately adjusted. In the event of a change in control in which our stockholders receive consideration other than registered common stock, all outstanding options under the ACSOP will be cancelled in exchange for a cash payment from us in an amount equal to the number of shares of our Common Stock underlying the cancelled options, multiplied by the excess, if any, of (i) the greater of (a) the highest price per share offered to our stockholders in connection with the change in control, or (b) the closing price for shares of our Common Stock on the NYSE on the date of the change in control, over (ii) the purchase price per share of our Common Stock subject to the cancelled options.

        For purposes of the ACSOP, the term "change in control" generally means the first to occur of:

  •
  the acquisition (other than directly from us) by any person, other than us, our subsidiaries, or our employee benefit plans, of both (i) 20% or more of the voting power of our outstanding Common Stock, and (ii) voting power of our outstanding Common Stock in excess of the voting power held by (a) Leonard H. Lavin and Bernice E. Lavin, whom we refer to together as the Lavins, (b) the descendants and spouses of the Lavins, (c) the estates of the Lavins and those of their descendants and spouses, (d) any trusts or similar arrangements for the benefit of either of the Lavins or their respective descendants and spouses, (e) the Lavin Family Foundation, and (f) any other charitable organizations established by either of the Lavins or their respective descendants and spouses.

  •
  a change in the majority of our incumbent directors;

  •
  certain mergers or consolidations involving us or certain sales of substantially all of our assets; and

  •
  stockholder approval of our complete liquidation or dissolution.

        Pursuant to the ACSOP, if the grantee's employment is terminated:

  •
  due to the grantee's death or disability, the options that are exercisable as of the date of his or her termination will remain exercisable until the earlier of 12 months and the expiration of the option term, and any options that are not exercisable as of the date of his or her termination will be forfeited and cancelled as of the date of termination;

  •
  due to the grantee's retirement, the options that are exercisable as of the date of his or her retirement will remain exercisable until the earlier of 24 months and the expiration of the option term. Any options that are not exercisable as of the date of his or her retirement will continue to vest pursuant to their vesting schedule and will remain exercisable until the earlier of five years from the date of grant and the expiration of the option term;

  •
  following a change in control, all options will terminate upon the earlier of three months after the termination of the grantee's employment and the expiration of the option term; or

  •
  for any reason other than as described above, all options will terminate as of the date of the termination of his or her employment.

Certain Award Agreements with our Named Executive Officers

        The award agreements with respect to the options granted to Messrs. Winterhalter, Golliher, Spinozzi and Lowery on December 4, 2006 under the ACSOP contain vesting provisions that differ in certain respects, as described below, from those contained in the ACSOP. Pursuant to such award agreements, if the individual's employment is terminated:

  •
  due to his retirement, (i) the options that are exercisable as of the date of his retirement will remain exercisable until the earlier of 36 months and the expiration of the option term, and (ii) any options that are not exercisable as of the date of his termination will be forfeited;

  •
  without "cause," as defined in the ACSOP, (i) the options will become immediately exercisable as to the number of shares previously vested and that would have vested as of the next vesting date after the date of termination and the options, to the extent so vested, will remain exercisable until the earlier of 90 days and the expiration of the option term, and (ii) any unvested portion of the options will be forfeited and cancelled as of the date of the termination; or

  •
  due to his death or disability, (i) the options will become immediately exercisable as to the number of shares previously vested and that would have vested as of the next vesting date after the date of termination and the options, to the extent so vested, will remain exercisable until the earlier of 12 months and the expiration of the option term, and (ii) any unvested portion of the options will be forfeited and cancelled as of the date of the termination.

        In all other cases, the award agreements contain vesting provisions that are substantially similar to those contained in the ACSOP.

2003 Alberto-Culver Restricted Stock Plan

        Pursuant to the 2003 Alberto-Culver Restricted Stock Plan, or the RSP, in the event of a change in control, all outstanding shares of restricted stock will immediately become fully vested. For purposes of the RSP, the term "change in control" is identical to the definition of "change in control" in the ACSOP, as described above.

        Pursuant to the RSP, if, prior to vesting of a restricted stock award, the employment of the grantee is terminated:

  •
  due to the grantee's death or disability, then the Compensation Committee may accelerate vesting in its discretion;

  •
  due to the grantee's retirement, all restricted stock held by the grantee will immediately vest; or

  •
  for any reason other than as described above, any restricted stock held by the grantee will automatically be forfeited.

Certain Award Agreements with Mr. Winterhalter

        The award agreements with respect to restricted stock granted under the RSP to Mr. Winterhalter on January 24, 2007, contain vesting provisions that differ in certain respects, as described below, from those contained in the RSP. Pursuant to the award agreements, if the grantee's employment is terminated:

  •
  due to his death or disability, (i) the restricted stock will vest as to the number of shares that would have vested as of the next vesting date after the date of termination, and (ii) any shares of restricted stock that are not so vested will be forfeited and cancelled as of the date of the termination; or

  •
  for any other reason than as described above, all of his restricted stock will be forfeited and cancelled as of the date of the termination.

2007 Omnibus Plan

        Pursuant to the 2007 Omnibus Plan, in the event of a change in control, as defined below, unless otherwise expressly provided by the Compensation Committee, (a) all outstanding options will become fully exercisable as of the date of the transaction or, at the discretion of the Compensation Committee, each outstanding option will be cancelled in exchange for an amount equal to the product of (i) the excess, if any, of the price per share on a fully-diluted basis offered in conjunction with the change in control transaction over the exercise price for the option, multiplied by (ii) the aggregate number of shares of Common Stock covered by the option; and (b) all outstanding shares of restricted stock will become fully vested.

        For purposes of the 2007 Omnibus Plan, the term "change in control" generally means the first to occur of:

  •
  the acquisition by any person, other than us, our subsidiaries, our employee benefit plans, or the Parallel Fund or its affiliates, of 50% or more of the voting power of our outstanding Common Stock;

  •
  a change in the majority of our incumbent directors within any 24 month period;

  •
  certain mergers or consolidations involving a change in ownership of 50% or more of our Common Stock or the sale of substantially all of our assets; or

  •
  stockholder approval of our liquidation or dissolution.

        Pursuant to the 2007 Omnibus Plan, if the grantee's employment terminated:

  •
  for "cause," (i) all of his or her options (both vested and unvested) will be forfeited and cancelled, and (ii) any outstanding shares of restricted stock will be forfeited and cancelled as of the date of such termination;

  •
  due to the grantee's death or disability, (i) his or her options will become immediately exercisable as to the number of shares previously vested and that would have vested as of the next vesting date after the date of termination, and the options, to the extent so vested, will remain exercisable until the 12 month anniversary of the date of termination, (ii) any of his or her option shares that are not so vested will be forfeited and cancelled as of the date of the termination, (iii) his or her restricted stock will vest as to the number of shares that would have vested as of the next vesting date after the date of termination, and (iv) any shares of restricted stock that are not so vested will be forfeited and cancelled as of the date of the termination;

  •
  due to the grantee's retirement (as defined in the 2007 Omnibus Plan), and unless the grantee agrees to the restricted covenants described below, (i) any options that are exercisable as of the date of retirement will remain exercisable until the earlier of 12 months and the expiration of the option term, (ii) any unvested options will be forfeited and cancelled as of the date of the termination, and (iii) any outstanding shares of restricted stock will be forfeited and cancelled as of the date of such termination; or

  •
  for any reason other than as described above, (i) any options that are exercisable as of the date of termination will remain exercisable until the earlier of 60 days and the expiration of the option term, (ii) any unvested options will be forfeited and cancelled as of the date of the termination; and (iii) any outstanding shares of restricted stock will be forfeited and cancelled as of the date of such termination.

        In addition, the 2007 Omnibus Plan contains certain restrictive covenants, including non-competition, non-solicitation, non-disclosure and non-disparagement covenants, that apply to the holder of an option during the term of his or her employment, any post-termination exercise period, and the one-year period following the expiration of any post-termination exercise period. If an option holder violates any of these covenants, then any options, to the extent unexercised, will automatically terminate and be cancelled upon the first date of the violation and, in the case of the termination of the grantee's employment for "cause," he or she will remit to us in cash, to the extent applicable, the excess of (A) the greater of the closing price for shares of our Common Stock on (i) the date of exercise and (ii) the date of sale of the shares of Common Stock underlying the options, over (B) the exercise price, multiplied by the number of shares of Common Stock subject to the options (without reduction for any shares of Common Stock surrendered or attested to) the grantee realized from exercising all or a portion of the options within the period commencing six months prior to the termination of his or her employment and ending on the one-year date. This provision does not apply to the restricted stock awards made under the 2007 Omnibus Plan.

        In addition, the 2007 Omnibus Plan provides that, in the event that the grantee's service with us is terminated as a result of the grantee's retirement (as defined in the 2007 Omnibus Plan) and the grantee agrees to be bound by the restrictive covenants described above, then for the three-year period following the grantee's retirement, (i) the grantee's outstanding restricted stock will continue to vest, and (ii) the grantee will continue to vest in the portion of the options that were not vested and exercisable as of the date of his or her retirement, as if the grantee's service had not terminated. If the grantee violates any of the restrictive covenants during the three-year period, all outstanding restricted stock and all options (vested or unvested) will be immediately forfeited and cancelled as of the date of such violation.

Potential Realization Value of Equity Awards upon a Change in Control without Termination

        Under the ACSOP, the RSP and the 2007 Omnibus Plan, in the event of a change in control, the vesting of outstanding awards may be accelerated regardless of whether the employment of the holder of such an award is terminated in connection therewith. The following table provides quantitative disclosure of the potential realizable value of outstanding awards granted to our named executive officers pursuant to the ACSOP, the RSP and the 2007 Omnibus Plan, assuming that:

  •
  an event which has constituted a change in control under each of the ACSOP, the RSP and the 2007 Omnibus Plan, each as described above, was consummated on September 30, 2009, the last business day of fiscal year 2009;

  •
  with respect to options awarded pursuant to the ACSOP, the change in control involved a transaction pursuant to which our stockholders received consideration other than registered stock;

  •
  with respect to outstanding options awarded pursuant to the 2007 Omnibus Plan, that the Compensation Committee did not exercise its discretion to cancel the options in exchange for a cash payment based upon the difference between the price per share offered in connection with the change in control and the exercise price;

  •
  each named executive officer exercised all previously unexercisable options only to the extent that the exercise price of such options did not equal or exceed the closing price for shares of our Common Stock on the NYSE on September 30, 2009; and

  •
  each named executive officer sold the shares of our Common Stock underlying his or her previously unvested shares of restricted stock at the closing price for shares of our Common Stock on the NYSE on September 30, 2009.

Name	Amount Payable($)(1)

Gary G. Winterhalter	$853,200

Mark J. Flaherty	$170,640

John H. Golliher	$170,640

Michael G. Spinozzi	$170,640

Bennie L. Lowery	$113,760

(1)
Calculated in accordance with SEC rules by reference to the closing price for our Common Stock on the NYSE on September 30, 2009, which was $7.11.

Potential Payments upon Termination or Change in Control

        The following table provides quantitative disclosure of the estimated payments that would be made to our named executive officers under their severance agreements and, with respect to Mr. Winterhalter, his termination agreement, as well as the amounts our named executive officers would receive upon the exercise and sale of certain equity awards that were accelerated in connection with employment termination, assuming that:

  •
  each named executive officer's employment with us was terminated on September 30, 2009, the last business day of our fiscal year 2009;

  •
  with respect to the columns in the following table that reflect amounts that would have been received based on a termination of employment in connection with a change in control, the named executive officer's employment with us was terminated in connection with an event that constituted a change in control under any agreement or plan described above;

  •
  the base salary earned by each named executive officer for his services to us through September 30, 2009 has been fully paid;

  •
  with respect to options awarded pursuant to the ACSOP, the change in control involved a transaction pursuant to which our stockholders received consideration other than registered stock;

  •
  with respect to options awarded pursuant to the 2007 Omnibus Plan, the Compensation Committee did not exercise its discretion to cancel the options in exchange for a cash payment based upon the difference between the price per share offered in connection with the change in control and the exercise price;

  •
  each named executive officer exercised all options that were accelerated by virtue of his termination at the closing price for shares of our Common Stock on the NYSE on September 30, 2009, which was $7.11, but only to the extent that the exercise price of such options did not equal or exceed $7.11; and

  •
  each named executive officer sold the shares of restricted stock with respect to which vesting was accelerated by virtue of his termination at the closing price for shares of our Common Stock on the NYSE on September 30, 2009, which was $7.11.

        In addition, the amounts presented in the following table do not reflect amounts the named executive officer earned or accrued prior to termination, such as such officer's previously vested options and restricted stock. For information about these previously earned and accrued amounts, see the "Fiscal Year 2009 Summary Compensation Table," "Outstanding Equity Awards at 2009 Fiscal Year End Table," and "Option Exercises and Stock Vested In Fiscal Year 2009," located elsewhere in this Proxy Statement.

Potential Payments Upon Termination or Change in Control Table for Fiscal 2009

			No Change in Control — Voluntary Termination
							Change in Control — Termination w/o Cause or for Good Reason	Change in Control — Termination w/o Cause or w/ Good Reason
					No Change in Control — Termination Due to Death	No Change in Control — Termination Due to Disability
		No Change in Control — Termination w/o Cause
Name and Principal Position	Benefit Description		w/ Good Reason	w/o Good Reason
Gary G. Winterhalter	Prorata bonus(1)	0	0	0	0	0	751,154	0
	Severance pay(2)	1,700,000	1,700,000	0	0	1,700,000	2,541,500	0
	Bonus payment(3)	798,762	798,762	0	0	798,762	1,194,149	0
	Stock option vesting(4)	0	0	0	210,375	210,375	841,500	841,500
	Restricted stock vesting(5)	0	0	0	284,400	284,400	853,200	853,200
	Health care benefits continuation(6)	16,470	16,470	0	0	16,470	26,448	0
	Health care benefits lump sum value(7)	5,490	5,490	0	0	5,490	0	0
	Accrued vacation(8)	94,795	94,795	94,795	94,795	0	94,795	94,795
	Exec Outplacement	12,000	12,000	0	0	12,000	0	0
	TOTAL VALUE	2,627,517	2,627,517	94,795	589,570	3,027,497	6,302,746	1,789,495
Mark J. Flaherty(9)	Prorata bonus(1)	0	0	0	0	0	195,584	0
	Severance pay(2)	0	0	0	0	0	730,330	0
	Bonus payment(3)	0	0	0	0	0	142,974	0
	Stock option vesting(4)	0	0	0	81,813	81,813	327,250	327,250
	Restricted stock vesting(5)	0	0	0	42,660	42,660	170,640	170,640
	Health care benefits continuation(6)	0	0	0	0	0	25,200	0
	Health care benefits lump sum value(7)	0	0	0	0	0	0	0
	Accrued vacation(8)	29,289	29,289	29,289	29,289	0	29,289	29,289
	Exec Outplacement	0	0	0	0	0	0	0
	TOTAL VALUE	29,289	29,289	29,289	153,762	124,473	1,621,267	527,179
John R. Golliher	Prorata bonus(1)	0	0	0	0	0	188,142	0
	Severance pay(2)	0	0	0	0	0	714,410	0
	Bonus payment(3)	0	0	0	0	0	243,531	0
	Stock option vesting(4)	0	0	0	72,463	72,463	289,850	289,850
	Restricted stock vesting(5)	0	0	0	42,660	42,660	170,640	170,640
	Health care benefits continuation(6)	0	0	0	0	0	25,152	0
	Health care benefits lump sum value(7)	0	0	0	0	0	0	0
	Accrued vacation(8)	31,746	31,746	31,746	31,746	0	31,746	31,746
	Exec Outplacement	0	0	0	0	0	0	0
	TOTAL VALUE	31,746	31,746	31,746	146,868	115,123	1,663,471	492,236
Michael G. Spinozzi	Prorata bonus(1)	0	0	0	0	0	328,251	0
	Severance pay(2)	0	0	0	0	0	811,920	0
	Bonus payment(3)	0	0	0	0	0	403,537	0
	Stock option vesting(4)	0	0	0	72,463	72,463	289,850	289,850
	Restricted stock vesting(5)	0	0	0	42,660	42,660	170,640	170,640
	Health care benefits continuation(6)	0	0	0	0	0	25,416	0
	Health care benefits lump sum value(7)	0	0	0	0	0	0	0
	Accrued vacation(8)	23,250	23,250	23,250	23,250	0	23,250	23,250
	Exec Outplacement	0	0	0	0	0	0	0
	TOTAL VALUE	23,250	23,250	23,250	138,373	115,123	2,052,864	483,740
Bennie L. Lowery	Prorata bonus(1)	0	0	0	0	0	207,765	0
	Severance pay(2)	0	0	0	0	0	859,050	0
	Bonus payment(3)	0	0	0	0	0	433,844	0
	Stock option vesting(4)	0	0	0	38,335	38,335	153,340	153,340
	Restricted stock vesting(5)	0	0	0	28,440	28,440	113,760	113,760
	Health care benefits continuation(6)	0	0	0	0	0	10,584	0
	Health care benefits lump sum value(7)	0	0	0	0	0	0	0
	Accrued vacation(8)	18,851	18,851	18,851	18,851	0	18,851	18,851
	Exec Outplacement	0	0	0	0	0	0	0
	TOTAL VALUE	18,851	18,851	18,851	85,626	66,775	1,797,194	285,951

(1)
Based on the annual bonus earned for fiscal year 2009.

(2)
Reflects, as an element of severance, the applicable multiple of the executive's annual base salary.

(3)
Reflects, as an element of severance, the applicable multiple of the executive's annual bonus. The amount reflected in the table is based on the following: (i) for Messrs. Winterhalter, Golliher and Lowery, the average annual bonus that the executive received in the five fiscal years prior to fiscal 2009; (ii) for Mr. Spinozzi, the annualized bonus that he received in fiscal year 2006 and his actual bonus received in 2007 and 2008 (due to the fact that he commenced his employment with us in May 2006, he has only received three prior bonus payments) and (iii) for Mr. Flaherty, the bonus he received for fiscal year 2008 (due to the fact he commenced employment with us in October 2007 and, therefore, has only received one prior bonus payment).

(4)
Reflects the difference between the closing price for shares of our Common Stock on the NYSE on September 30, 2009, the last trading day of our 2009 fiscal year ($7.11) and the exercise price of the unvested stock options held by our named executive officers. The unvested stock options were awarded under the ACSOP and the 2007 Omnibus Plan.

(5)
Reflects the value of restricted stock, calculated by multiplying the number of shares of restricted stock by the closing the price for shares of our Common Stock on the NYSE on September 30, 2009, the last trading day of our 2009 fiscal year ($7.11).

(6)
Reflects the cost of continued medical and welfare benefits, based on (i) our portion of the projected cost of the benefits (the executive pays the employee cost for such coverage), (ii) the level of medical coverage selected by the executive (employee only, employee plus one, or family) and (iii) the level of life insurance and disability coverage (which is a function of salary up to the limits of the applicable benefit).

(7)
Reflects the full cost to us of the lump sum payment, based on the level of medical coverage selected by Mr. Winterhalter (employee only, employee plus one, or family).

(8)
Based on the number of accrued vacation hours available for the executive as of September 30, 2009, multiplied by the equivalent hourly rate for the executive's base salary.

(9)
The amounts represented in the "Change of Control" columns for Mr. Flaherty would be reduced pursuant to a "gross down" provision in his Severance Agreement, which requires that any parachute payments payable in connection with a change in control be reduced to the extent necessary to avoid the imposition of an excise tax under Section 4999 of the Internal Revenue Code. Although each of our other named executive officers has a similar "gross down" provision in his Severance Agreement, none would have been similarly affected based on a termination of employment occurring on September 30, 2009 in connection with a change of control.

Executive Officer Indemnification Agreement

        In December 2006, the Board of Directors, upon the recommendation of outside legal counsel and as part of the incentive package promised to attract the members of the new Board of Directors, provided each member of the Board with an indemnification agreement. Please see "Director Indemnification Agreements" earlier in this proxy statement for a description of these arrangements. As a member of the Board, Mr. Winterhalter was provided with an indemnification agreement.

EXECUTIVE OFFICERS OF THE REGISTRANT

        The executive officers of Sally Beauty Holdings, Inc., their ages (as of November 30, 2009), and their positions for at least the last five years are as follows:

        Gary G. Winterhalter, 57, is our President and Chief Executive Officer, as well as a director. Prior to our separation from Alberto-Culver, Mr. Winterhalter served as the President of Sally Holdings since May 2005. From January 2004 to May 2005, Mr. Winterhalter served as President, Sally Beauty Supply/BSG North America, and from January 1996 to January 2004, he served as President of Sally USA. Mr. Winterhalter also served in other operating positions with Alberto-Culver between 1987 and 1996.

        Mark J. Flaherty, 46, is our Senior Vice President and Chief Financial Officer. Mr. Flaherty served as the Acting Chief Financial Officer of the Corporation from April 11, 2008 to June 10, 2008 and as the Vice President, Chief Accounting Officer and Controller from October of 2007 to April of 2008. Prior to joining the Corporation, Mr. Flaherty served as the Chief Financial Officer of Tandy Brands Accessories, Inc. from August 2002 to October 2007, as its Treasurer from October 2002 to October 2007, and as its Assistant Secretary from October 2003 to October 2007. Mr. Flaherty previously served as Tandy Brands' Corporate Controller from June 1997 through August 2002. From 1991 to June 1997, Mr. Flaherty held the positions of Divisional Controller and Assistant Corporate Controller of various companies in the real estate and staffing industries. Prior to 1991, Mr. Flaherty was employed in the audit practice at the accounting firm formerly known as Coopers & Lybrand. Mr. Flaherty is a certified public accountant.

        John R. Golliher, 57, is the President of Beauty Systems Group LLC. Prior to our separation from Alberto-Culver, Mr. Golliher served as President of Beauty Systems Group since July 2006. From December 2003 to July 2006, Mr. Golliher served as Vice President and General Manager for the West Coast Beauty Systems division of Beauty Systems Group. From October 2001 to December 2003, Mr. Golliher served as Vice President of Full Service Sales, Beauty Systems Group East.

        Bennie L. Lowery, 59, is our Senior Vice President and General Merchandise Manager of Beauty Systems Group. Prior to our separation from Alberto-Culver, Mr. Lowery served as Senior Vice President and General Merchandise Manager of Beauty Systems Group since May 2006. From October

1993 to May 2006, Mr. Lowery served as Senior Vice President and General Merchandise Manager of Sally Beauty Supply.

        Raal H. Roos, 57, is our Senior Vice President, General Counsel and Secretary. Mr. Roos became Senior Vice President in December 2006 and was appointed Vice President, General Counsel and Secretary in connection with our separation from Alberto-Culver in November 2006. Prior to our separation from Alberto-Culver, Mr. Roos served as Beauty Systems Group, Inc.'s and Sally Beauty Corporation, Inc.'s Vice President, General Counsel and Secretary since October 2004. Prior to that, Mr. Roos served as Beauty Systems Group, Inc.'s and Sally Beauty Company, Inc.'s Vice President, General Counsel and Assistant Secretary from October 2000 to October 2004.

        Michael G. Spinozzi, 50, is President of Sally Beauty Supply LLC. Prior to our separation from Alberto-Culver, Mr. Spinozzi served as President of Sally Beauty Supply since May 2006. Prior to that, Mr. Spinozzi served in several capacities at Borders Group, Inc., an operator of books, music and movie superstores and mall-based bookstores, most recently as Executive Vice President from March 2001 to February 2006.

        Janna Minton, 58, is our Vice President, Chief Accounting Officer and Controller. Prior to joining us in August 2008, Ms. Minton served as the Principal Accounting Officer and Controller of Tandy Brands Accessories, Inc. from October 2007 to August 2008, as their Corporate Controller from August 2002 to October 2007 and as their Corporate Accounting Manager from December 1999 to August 2002. From 1993 to December 1999, Ms. Minton held the position of Accounting Manager for a manufacturer located in Arlington, Texas and a real estate management company located in Dallas, Texas. Ms. Minton is a certified public accountant.

OWNERSHIP OF SECURITIES

Securities Owned by Directors, Executive Officers and Certain Beneficial Owners

        The following table sets forth certain information regarding the beneficial ownership, as of November 20, 2009, of: (i) our Common Stock by each person believed by us (based upon their Schedule 13D or 13G filings with the SEC), to beneficially own more than 5% of the total number of outstanding shares; and (ii) our Common Stock by each current director (including director nominees) or executive officer and of all the current directors (including director nominees) and executive officers as a group. The number of shares beneficially owned by each person or group as of November 20, 2009, includes shares of Common Stock that such person or group had the right to acquire on or within 60 days after November 20, 2009, including upon the exercise of options. All such information is estimated and subject to change. Each outstanding share of Common Stock entitles its holder to one vote on all matters submitted to a vote of our stockholders. Except as specified below, the business address of the persons listed is our headquarters, 3001 Colorado Boulevard, Denton, Texas 76210-6802.

        Ownership of our Common Stock is shown in terms of "beneficial ownership." Amounts and percentages of Common Stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of such security, or "investment power," which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which he has a right to acquire beneficial ownership within 60 days. More than one person may be considered to beneficially own the same shares. In the table below, unless otherwise noted, a person has sole voting and dispositive power for those shares shown as beneficially owned by such person.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock(1)		Percent of Class(2)
Gary G. Winterhalter	1,656,059	(3)	*
Mark J. Flaherty	138,663	(4)	*
John R. Golliher	374,111	(5)	*
Bennie L. Lowery	397,149	(6)	*
Janna Minton	23,250	(7)	*
Raal H. Roos	158,641	(8)	*
Michael G. Spinozzi	361,121	(9)	*
Kathleen J. Affeldt	54,049	(10)	*
Marshall E. Eisenberg	218,549	(11)	*
James G. Berges	0		*
Kenneth A. Giuriceo	0		*
Robert R. McMaster	73,549	(12)	*
Walter L. Metcalfe, Jr.	68,549	(13)	*
John A. Miller	462,855	(14)	*
Martha Miller de Lombera	43,549	(15)	*
Edward W. Rabin	257,849	(16)	*
Richard J. Schnall	0		*
All directors and executive officers as a group (17 persons)	4,287,943	(17)	2.32%
CDR Investors 1403 Foulk Road, Suite 106 Wilmington, Delaware 19803	86,362,971	(18)	47.37%
FMR LLC 82 Devonshire Street Boston, Massachusetts 02109	12,710,195	(19)	6.97%

(1)
Except as otherwise noted, the directors and named executive officers, and all directors and executive officers as a group, have sole voting power and sole investment power over the shares listed.

(2)
An asterisk indicates that the percentage of Common Stock projected to be beneficially owned by the named individual does not exceed one percent of our Common Stock.

(3)
Includes 408,390 shares of Common Stock, 120,000 shares of restricted Common Stock, 2,669 shares held as a participant in the Sally Beauty Holdings, Inc. 401(k) and Profit Sharing Plan, and 1,125,000 shares subject to stock options exercisable currently or within 60 days.

(4)
Includes 4,413 shares of Common Stock, 24,000 shares of restricted Common Stock and 110,250 shares subject to stock options exercisable currently or within 60 days.

(5)
Includes 9,614 shares of Common Stock, 18,000 shares of restricted Common Stock, 1,088 shares held as a participant in the Sally Beauty Holdings, Inc. 401(k) and Profit Sharing Plan, and 345,409 shares subject to stock options exercisable currently or within 60 days.

(6)
Includes 153,399 shares of Common Stock, 12,000 shares of restricted Common Stock and 231,750 shares subject to stock options exercisable currently or within 60 days.

(7)
Includes 2,000 shares of Common Stock, 13,000 shares of restricted Common Stock and 8,250 shares subject to stock options exercisable currently or within 60 days.

(8)
Includes 11,685 shares of Common Stock and 146,956 shares subject to stock options exercisable currently or within 60 days.

(9)
Includes 20,826 shares of Common Stock, 18,000 shares of restricted Common Stock and 322,295 shares subject to stock options exercisable currently or within 60 days.

(10)
Includes 10,500 shares of Common Stock held jointly with spouse, 14,292 shares subject to stock options exercisable currently or within 60 days and 29,257 vested restricted stock units.

(11)
Includes 150,000 shares of Common Stock, 25,000 shares of Common Stock held by the Eisenberg Family Investors, a family partnership, 14,292 shares subject to stock options exercisable currently or within 60 days and 29,257 vested restricted stock units.

(12)
Includes 30,000 shares of Common Stock, 14,292 shares subject to stock options exercisable currently or within 60 days and 29,257 vested restricted stock units.

(13)
Includes 25,000 shares of Common Stock, 14,292 shares subject to stock options exercisable currently or within 60 days and 29,257 vested restricted stock units.

(14)
Includes 410,306 shares of Common Stock, 6,000 shares held as a custodian for minor children, 3,000 shares held by his child in joint tenancy with right of survivorship, 14,292 shares subject to stock options exercisable currently or within 60 days and 29,257 vested restricted stock units.

(15)
Includes 14,292 shares subject to stock options exercisable currently or within 60 days and 29,257 vested restricted stock units.

(16)
Includes 202,000 shares of Common Stock held by such person as trustee of trust for benefit of himself, 12,300 shares of Common Stock held by wife, 14,292 shares subject to stock options exercisable currently or within 60 days and 29,257 vested restricted stock units.

(17)
Includes 1,484,433 shares of Common Stock, 205,000 shares of restricted Common Stock, 3,757 shares held as participants in the Sally Beauty Holdings, Inc. 401(k) and Profit Sharing Plan, 2,389,954 shares subject to stock options exercisable currently or within 60 days and 204,799 vested restricted stock units. Such persons have shared voting and investment power with respect to 13,500 shares.

(18)
Based solely on information provided on that certain Schedule 13D (Amendment No. 1) dated November 16, 2006, which reflects sole voting power with respect to 0 shares, shared voting power with respect to 85,795,405 shares, sole dispositive power with respect to 0 shares and shared dispositive power with respect to 85,795,405 shares beneficially owned by CDRS Acquisition LLC

  ("CDRS"); Clayton Dubilier and Rice Fund VII, L.P ("Fund VII"), as the result of its position as the sole member of CDRS; CD&R Associates VII, Ltd. ("Associates VII"), as the result of its position as the general partner of Fund VII; CD&R Associates VII, L.P. ("Associates VII LP"), as the result of its position as the sole shareholder of Associates VII; and CD&R Investment Associates VII, Ltd., as the result of its position as the general partner of Associates VII LP and sole voting power with respect to 0 shares, shared voting power with respect to 567,566 shares, sole dispositive power with respect to 0 shares and shared dispositive power with respect to 567,566 shares beneficially owned by Parallel Fund and CD&R Parallel Fund Associates VII Ltd, as the result of its position as the general partner of Parallel Fund.

(19)
Based solely on information provided on that certain Schedule 13G dated February 13, 2009 and provided to the Corporation on February 17, 2009, which reflects sole voting power with respect to 115,400 and shared voting power with respect to 0 shares, sole dispositive power with respect to 12,710,195 shares and shared dispositive power with respect to 0 shares beneficially owned by FMR LLC; FMR LLC filed as a parent holding company in accordance with Section 240.13d-1(b)(ii)(G).

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our directors and executive officers, and certain persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other security interests of Sally Beauty Holdings, Inc. Directors, executive officers, and greater than ten percent stockholders are required by the regulations of the SEC to furnish us with copies of all Section 16(a) forms they file.

        To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required during the fiscal year ended September 30, 2009, all Section 16(a) filing requirements were complied with.

 REPORT OF THE AUDIT COMMITTEE

        The Audit Committee serves an independent oversight role by consulting with and providing guidance to management and the external auditors on matters such as accounting, audits, compliance, controls, disclosure, finance and risk management. The Board of Directors has affirmatively determined that all Audit Committee members are "independent" (within the meaning of the applicable rules of the NYSE and the SEC) and financially literate. The Board of Directors has designated Robert R. McMaster, the Chairman of the Audit Committee, Marshall E. Eisenberg and John A. Miller as audit committee financial experts under the SEC's guidelines.

        The Audit Committee's purposes and responsibilities are described in its charter, available on the corporate governance section of the Corporation's website at www.sallybeautyholdings.com and in print, without charge, upon written request to our Vice President of Investor Relations. They include (a) assisting the Board of Directors in its oversight of the integrity of the Corporation's financial statements and financial reporting processes, overseeing compliance with legal and regulatory requirements, reviewing the external auditors' qualifications and independence (including auditor rotation), and reviewing the performance of the Corporation's internal audit function; (b) deciding whether to appoint, retain or terminate the Corporation's independent auditors and to pre-approve all audit, audit-related, tax and other services, if any, to be provided by the independent auditors; and (c) preparing this report. The Audit Committee members do not act as accountants or auditors for the Corporation. Management is responsible for the Corporation's financial statements and the financial reporting process, including the implementation and maintenance of effective internal control over financial reporting. The external auditors are responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles. The external auditors have free access to the Audit Committee to discuss any matters they deem appropriate.

        The Audit Committee recognizes the importance of maintaining the independence of the Corporation's independent auditor, both in fact and appearance. Consistent with its Charter, the Audit Committee has evaluated KPMG's qualifications, performance, and independence, including that of the lead audit partner. As part of its auditor engagement process, the Audit Committee considers whether to rotate the independent audit firm. The Audit Committee has established in its Charter a policy pursuant to which all services, audit and non-audit, provided by the independent auditor must be pre-approved by the Audit Committee or its designee. The Corporation's pre-approval policy is more fully described in this proxy statement under the caption "Proposal 2 — Ratification of Selection of Auditors." The Audit Committee has concluded that provision of the non-audit services described in that section is compatible with maintaining the independence of KPMG.

        In this context, the Audit Committee has reviewed and discussed, with management and the external auditors, the Corporation's audited financial statements for the year ended September 30, 2009. The Audit Committee has discussed with the external auditors the matters required to be discussed by Statement on Auditing Standards (SAS) No. 114, Communication with Audit Committees, as amended. In addition, the Audit Committee has received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant's independence from the Corporation and its management. The Audit Committee has considered whether the external auditors' provision of non-audit services to the Corporation is compatible with the auditors' independence.

        Following the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Corporation's Annual Report on Form 10-K for the year ended September 30, 2009, for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee: Robert R. McMaster (Chair) Marshall E. Eisenberg Walter L. Metcalfe, Jr. John A. Miller

PROPOSAL 2 — RATIFICATION OF SELECTION OF AUDITORS

        Based upon the recommendation of the Audit Committee, the Board of Directors has selected KPMG LLP, which we refer to as KPMG, to serve as our independent registered public accounting firm for the year ending September 30, 2010. Although we are not required to seek stockholder ratification of this appointment, the Audit Committee and the Board believe it to be a matter of good corporate governance to do so. Representatives of KPMG will be present at the annual meeting, will have the opportunity to make a statement, if they desire to do so, and will be available to answer appropriate questions.

Fees Paid to KPMG

        The fees billed by KPMG with respect to the years ended September 30, 2009 and September 30, 2008 were as follows:

	Year Ended September 30, 2009	Year Ended September 30, 2008
Audit Fees(1)	$2,196,908	$2,293,496
Audit-Related Fees(2)	59,500	57,000
Tax Fees(3)	72,037	33,750
All Other Fees	—	—

Total Fees(4)	$2,328,445	$2,384,246

(1)
Aggregate fees billed for professional services for the audit of annual financial statements as well as accounting and reporting advisory services related to regulatory filings and acquisition activities.

(2)
Audit-related fees consist of fees for audits of the Corporation's employee benefit plans.

(3)
Tax fees consist of fees for tax consultation and tax compliance services.

(4)
The Audit Committee pre-approved all fees.

        The Audit Committee has reviewed the non-audit services provided by KPMG and determined that the provision of these services during fiscal 2009 is compatible with maintaining KPMG's independence.

        Pre-Approval Policy.     Our Audit Committee (or its designee, as described below) approved all audit and permissible non-audit fees during fiscal year 2009. The Audit Committee has the sole and direct authority to engage, appoint and replace our independent auditors. In addition, the Audit Committee has established an Audit and Non-Audit Services Pre-Approval Policy, whereby every engagement of KPMG to perform audit or permissible non-audit services on behalf of us or any of our subsidiaries requires pre-approval from the Audit Committee or its designee before KPMG is engaged to provide those services. Pursuant to that policy, we expect that on an annual basis, the Audit Committee will review and provide pre-approval for certain types of services that may be rendered by the independent auditors, together with a budget for the applicable fiscal year. The pre-approval policy also requires the pre-approval of any fees that are in excess of the amount budgeted by the Audit Committee. The pre-approval policy contains a provision delegating limited pre-approval authority to the chairman of the Audit Committee in instances when pre-approval is needed prior to a scheduled Audit Committee meeting. The chairman of the Audit Committee would be required to report on such pre-approvals at the next scheduled Audit Committee meeting. As a result, the Audit Committee or its designee has approved 100% of all services performed by KPMG on behalf of us or any of our subsidiaries subsequent to November 16, 2006, the date we became a public company.

        If the stockholders do not ratify the selection of KPMG, the selection of independent auditors will be reconsidered by the Audit Committee of the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF PROPOSAL 2.

PROPOSAL 3 — APPROVAL OF THE SALLY BEAUTY HOLDINGS, INC.
2010 OMNIBUS INCENTIVE PLAN

        On October 22, 2009, our Board of Directors adopted, subject to stockholder approval at the Corporation's annual meeting, the Sally Beauty Holdings, Inc. 2010 Omnibus Incentive Plan (the "2010 Plan"). The 2010 Plan will become effective as of the date it is approved by the stockholders.

        We currently maintain the Sally Beauty Holdings, Inc. 2007 Omnibus Incentive Plan, the Alberto-Culver Company Employee Stock Option Plan of 2003, the Alberto-Culver Company 2003 Restricted Stock Plan, the Alberto-Culver Company 2003 Stock Option Plan for Non-Employee Directors, and the Alberto-Culver Company Employee Stock Option Plan of 1988 (collectively, the "Prior Plans"). As of November 23, 2009, there were approximately 13,644,927 shares of our common stock subject to outstanding awards under the Prior Plans. As of such date, there were approximately 1,193,597 shares of our common stock reserved and available for future awards under the Prior Plans. If the stockholders approve the 2010 Plan, all future equity awards will be made from the 2010 Plan, and we will not grant any additional awards under the Prior Plans. The Prior Plans as currently in effect will remain in effect if the stockholders do not approve the 2010 Plan.

        A summary of the 2010 Plan is set forth below. This summary is qualified in its entirety by the full text of the 2010 Plan, which is attached to this proxy statement as Appendix A.

Summary of the 2010 Plan

        Purpose.     The purposes of the 2010 Plan are to foster and promote the long-term financial success of the Corporation and its subsidiaries and to materially increase stockholder value by (a) motivating superior performance by participants, (b) providing participants with an ownership interest in the Corporation, and (c) enabling the Corporation and its subsidiaries to attract and retain the services of outstanding employees, directors, consultants and advisors upon whose judgment, interest and special effort the successful conduct of its operations is largely dependent.

        Administration.     The 2010 Plan will be administered by the Compensation Committee of the Corporation's Board of Directors, or a subcommittee thereof, consisting solely of independent directors (the "Committee"). The Committee will have the authority to: designate participants; determine the type or types of awards to be granted to each participant and the number, terms and conditions thereof; prescribe rules and regulations as it may deem necessary or advisable to administer, interpret and carry out the purposes of the 2010 Plan; and make all other decisions and determinations that may be required under the 2010 Plan. The full Board of Directors may at any time administer the 2010 Plan. If it does so, it will have all the powers of the Committee under the 2010 Plan.

        Eligibility.     The 2010 Plan permits the grant of awards to employees, prospective employees, officers, non-employee directors, consultants or advisors of the Corporation and its subsidiaries as selected by the Committee. As of November 30, 2009, the record date for the Corporation's annual meeting of stockholders, the number of eligible participants was approximately 218. The number of eligible participants may increase over time based upon future growth of the Corporation and its subsidiaries.

        Permissible Awards.     The 2010 Plan authorizes the granting of awards in any of the following forms:

  •
  options to purchase shares of our common stock, which may be nonstatutory stock options or incentive stock options under the Internal Revenue Code of 1986, as amended (the "Code");

  •
  stock appreciation rights, which give the holder the right to receive the difference (payable in cash or stock) between the fair market value per share of our common stock on the date of exercise over the grant price;

  •
  restricted stock, which is subject to restrictions on transferability and subject to forfeiture on terms set by the Committee;

  •
  restricted or deferred stock units, which represent the right to receive shares of our common stock or an equivalent value in cash in the future, based upon the attainment of stated vesting or performance criteria in the case of restricted stock units;

  •
  performance awards, which are payable in cash or stock upon the attainment of specified performance goals (any award that may be granted under the 2010 Plan may be granted in the form of a performance award);

  •
  dividend equivalents, which entitle the participant to payments equal to any dividends paid on the shares of stock underlying a full-value award;

  •
  other stock-based awards in the discretion of the Committee; and

  •
  cash-based awards.

        Shares Available for Awards.     Subject to adjustment as provided in the 2010 Plan, the aggregate number of shares of our common stock reserved and available for issuance pursuant to awards granted under the 2010 Plan is 29,838,524, which shall consist of (i) 15,000,000 shares not previously authorized for issuance under any plan, plus (ii) shares remaining available for issuance under the Prior Plans but not subject to outstanding awards, plus (iii) shares underlying awards outstanding under the Prior Plans that later terminate or expire unexercised, or are cancelled, forfeited or lapse for any reason. The maximum number of shares that may be issued upon exercise of incentive stock options granted under the 2010 Plan is 10,000,000.

        Limitations on Individual Awards.     The maximum number of shares of common stock subject to stock-based awards that may be granted under the 2010 Plan in any calendar year to any one person is as follows:

Options or stock appreciation rights (in the aggregate)	4,500,000
Restricted stock, restricted stock units or deferred stock units (in the aggregate), other than performance awards	2,000,000

        The maximum amount that may be earned by any one person in any calendar year for performance awards granted under the 2010 Plan is the sum of (i) $7,000,000 for awards payable in cash or other property (other than shares of common stock) and (ii) 2,000,000 shares of common stock for awards payable in common stock.

        Minimum Vesting Requirements.     Except in the case of substitute awards (which are awards honored or assumed, or new rights substituted therefor, by the new employer following a change in control of the Corporation) and replacement awards (which are awards made to employees of companies acquired by the Corporation to replace incentive awards held by such employees prior to the acquisition), full-value awards (such as restricted stock, stock units, or performance awards payable in common stock) granted under the 2010 Plan will either (i) be subject to a minimum vesting period of three years (which may include graduated vesting within such three-year period), or one year if the vesting is based on performance criteria other than continued service, or (ii) be granted solely in exchange for foregone cash compensation. Notwithstanding the foregoing, (i) the Committee may permit acceleration of vesting of such full-value awards in the event of the participant's death, disability or retirement, or the occurrence of a change in control, and (ii) the Committee may grant full-value awards covering 10% or fewer of the total number of shares authorized under the 2010 Plan without respect to these minimum vesting requirements.

         Performance Goals.     All options and stock appreciation rights granted under the 2010 Plan are designed to be exempt from the $1,000,000 deduction limit imposed by Code Section 162(m). The Committee may designate any other award granted under the 2010 Plan as a qualified performance-based award in order to make the award fully deductible without regard to the $1,000,000 deduction limit imposed by Code Section 162(m). If an award is so designated, the Committee must establish objectively determinable performance goals for the award based on one or more of the following business criteria, which may be expressed in terms of Corporation-wide objectives or in terms of objectives that relate to the performance of a unit, division or subsidiary:

  –
  net sales

  –
  revenue

  –
  revenue growth or product revenue growth

  –
  operating income (before or after taxes)

  –
  pre- or after-tax income (before or after allocation of corporate overhead and bonus)

  –
  net earnings

  –
  earnings per share

  –
  net income (before or after taxes)

  –
  return on equity

  –
  total shareholder return

  –
  return on assets or net assets

  –
  appreciation in and/or maintenance of share price

  –
  market share

  –
  gross profits

  –
  earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization, including as adjusted as agreed by the Committee)

  –
  economic value-added models or equivalent metrics

  –
  comparisons with various stock market indices

  –
  reductions in costs

  –
  cash flow or cash flow per share (before or after dividends)

  –
  return on capital (including return on total capital or return on invested capital)

  –
  cash flow return on investment

  –
  improvement in or attainment of expense levels or working capital levels

  –
  operating margins, gross margins or cash margin

  –
  year-end cash

  –
  debt reductions

  –
  shareholder equity

  –
  market share

  –
  regulatory achievements

  –
  implementation, completion or attainment of measurable objectives with respect to plan budgetary levels, market research, product development, products or projects and recruiting and maintaining personnel.

        With respect to awards intended to be fully-deductible, qualified performance-based awards, the Committee must establish such goals no later than the 90th day after the beginning of the period for which such performance goal relates (or such later date as may be permitted under applicable tax regulations) and the Committee may for any reason reduce (but not increase) any award, notwithstanding the achievement of a specified goal. The Committee may provide, at the time the performance goals are established, that any evaluation of performance will exclude or otherwise be objectively adjusted for any specified circumstance or event that occurs during a performance period, including for example: (a) asset write-downs or impairment charges; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (d) accruals for reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management's discussion and analysis of financial condition and results of operations appearing in the Corporation's annual report to stockholders for the applicable year; (f) acquisitions or divestitures; and (g) foreign exchange gains and losses.

        Limitations on Transfer; Beneficiaries.     No award will be assignable or transferable by a participant other than by will or the laws of descent and distribution; provided, however, that the Committee may permit other transfers (other than transfers for value) where it concludes that such transferability does not result in accelerated taxation. A participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the participant and to receive any distribution with respect to any award upon the participant's death.

        Treatment of Awards upon a Participant's Termination of Service.     Unless otherwise determined by the Committee, if a participant's service terminates by reason of death or disability:

  •
  all of such participant's outstanding options and stock appreciation rights that would have vested on the next vesting date after such termination of service will become vested and remain exercisable for a period of one year or until the earlier expiration of the original term of the option or stock appreciation right;

  •
  the time-based vesting restrictions with respect to that participant's restricted stock or restricted stock units that would have lapsed on the next vesting date after such termination of service will lapse as of the date of termination of service; and

  •
  the payout opportunities attainable under all of that participant's outstanding performance-based awards will vest based on actual performance through the end of the performance period, and the awards will payout on a pro-rata basis, based on the time elapsed prior to the date of termination.

        Unless otherwise determined by the Committee, if a participant's service terminates by reason of retirement and the participant agrees to be bound by and continues to comply with certain restrictive covenants during a three-year period following retirement:

  •
  such participant's outstanding options and stock appreciation rights will continue to vest in accordance with their respective terms during the three-year period as if the participant's service had not terminated and such awards may be exercised until the earlier of (i) the third anniversary of the participant's retirement, (or if the participant dies prior to such third anniversary, 12 months after the participant's death), and (ii) the expiration of the original term of the option or stock appreciation right;

  •
  all time-based vesting restrictions with respect to that participant's restricted stock or restricted stock units will continue to lapse in accordance with their respective terms during such three-year period as if the participant's service had not terminated; and

  •
  the payout opportunities attainable under all of that participant's outstanding performance-based awards will vest based on actual performance through the end of the performance period, and the awards will payout on a pro-rata basis, based on the time elapsed prior to the date of retirement.

        If the retiring participant elects not to be bound by the restrictive covenants, then:

  •
  such participant's outstanding options and stock appreciation rights that were vested as of the date of retirement may be exercised until the earlier of the first anniversary of the participant's retirement or the expiration of the original term of the option or stock appreciation right, and

  •
  any awards held by the participant (including options, stock appreciation rights, restricted stock, restricted stock units and performance awards) that were not vested as of the date of retirement will be forfeited.

        Unless otherwise determined by the Committee, if a participant's service is terminated for cause (or if, following the date of termination for any reason, the Committee determines that circumstances exist such that the participant's service could have been terminated for cause), any awards held by that participant, whether or not then exercisable, will be immediately forfeited as of the date of such termination.

        Treatment of Awards upon a Change in Control.     In connection with a change in control of the Corporation (as defined in the 2010 Plan, which excludes an acquisition of our common stock or assets by Clayton, Dubilier & Rice Fund VII Limited Partnership or its affiliates), the Committee may determine that all outstanding awards will be honored or assumed, or new rights substituted therefor, by the surviving company; provided that any substitute award must (i) be based on shares of common stock that are traded on an established U.S. securities market; (ii) provide the participant substantially equivalent or more favorable terms and conditions than those applicable to the old award; (iii) have substantially equivalent economic value to the old award (determined at the time of the change in control); and (iv) provide that in the event that the participant is involuntarily terminated within two years after the change in control, or such other period specified by the Committee, the award will vest.

        If the Committee does not provide for substitute awards as describe above or make another determination with respect to the treatment of awards, then, upon the occurrence of a change in control:

  •
  all outstanding options and stock appreciation rights will become exercisable immediately before the change in control;

  •
  all time-based vesting restrictions on restricted stock and restricted stock units will lapse immediately before the change in control;

  •
  shares of common stock underlying awards of restricted stock units and deferred stock units (other than performance awards) will be issued immediately before the change in control; and

  •
  with respect to performance awards, the performance period will end as of the change in control and the participant will earn a pro rata payout equal to the product of the target opportunity and the payout percentage that corresponds as closely as possible to the actual level of achievement of performance goals against target, measured as of the date of the change in control; or

  •
  at the Committee's discretion, each award will be canceled in exchange for an amount equal to a value determined in accordance with the 2010 Plan, based on the change in control price.

         Adjustments.     In the event of a dividend payable in capital stock, stock split, share combination, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares or other similar event affecting our common stock, the Committee shall adjust any or all of the following to prevent dilution or enlargement of rights resulting from such event: (i) the share authorization and annual grant limits under the 2010 Plan, (ii) the number and kind of shares subject to outstanding awards, and (iii) the grant, exercise or conversion price with respect to any award. In addition, the Committee may make provisions for a cash payment to a person who has an outstanding award.

        Termination and Amendment.     Our Board of Directors or the Committee may at any time terminate or amend the 2010 Plan, provided that without approval by stockholders, no amendment may (i) materially increase the benefits accruing to participants under the 2010 Plan, (ii) materially increase the number of shares of common stock subject to the 2010 Plan or the individual award limitations specified in the 2010 Plan (except as otherwise provided by the anti-dilution provisions of the 2010 Plan), (iii) modify the repricing restrictions provided in the 2010 Plan, or (iv) materially modify the requirements for participation in the 2010 Plan. No termination or amendment of the 2010 Plan may in any manner adversely affect any outstanding award without the written consent of the participant.

        Prohibition on Repricing.     Except in connection with an adjustment event discussed above under "Adjustments," the exercise price of outstanding stock options or base price of outstanding stock appreciation rights cannot be reduced, directly or indirectly, without the prior consent of our stockholders. The exchange of an "underwater" option or stock appreciation right (i.e., an award having a price in excess of the current market value of the underlying stock) for another type of award or an option or stock appreciation right at a lower price would be considered an indirect repricing and would, therefore, require the prior consent of our stockholders.

Certain Federal Tax Effects

        Nonstatutory Stock Options.     There will be no federal income tax consequences to the optionee or to us upon the grant of a nonstatutory stock option under the 2010 Plan. When the optionee exercises a nonstatutory option, however, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of the common stock received upon exercise of the option at the time of exercise over the exercise price, and we will be allowed a corresponding federal income tax deduction. Any gain that the optionee realizes when he or she later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the shares were held.

        Incentive Stock Options.     There typically will be no federal income tax consequences to the optionee or to us upon the grant or exercise of an incentive stock option. If the optionee holds the acquired option shares for the required holding period of at least two years after the date the option was granted and one year after exercise, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and we will not be entitled to a federal income tax deduction. If the optionee disposes of the option shares in a sale, exchange, or other disqualifying disposition before the required holding period ends, he or she will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise over the exercise price, and we will be allowed a federal income tax deduction equal to such amount. While the exercise of an incentive stock option does not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the optionee's alternative minimum taxable income.

        Stock Appreciation Rights.     A participant receiving a stock appreciation right under the 2010 Plan will not recognize income, and we will not be allowed a tax deduction, at the time the award is granted. When the participant exercises the stock appreciation right, the amount of cash and the fair market value of any shares of common stock received will be ordinary income to the participant and we will be allowed a corresponding federal income tax deduction at that time.

        Restricted Stock.     Unless a participant makes an election to accelerate recognition of the income to the date of grant as described below, a participant will not recognize income, and we will not be allowed a tax deduction, at the time a restricted stock award is granted, provided that the award is nontransferable and is subject to a substantial risk of forfeiture. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the common stock as of that date (less any amount he or she paid for the stock), and we will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). If the participant files an election under Code Section 83(b) within 30 days after the date of grant of the restricted stock, he or she will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date (less any amount paid for the stock), and we will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the Code Section 83(b) election.

        Restricted or Deferred Stock Units.     A participant will not recognize income, and we will not be allowed a tax deduction, at the time a stock unit award is granted. When the participant receives or has the right to receive shares of common stock (or the equivalent value in cash or other property) in settlement of a stock unit award, a participant will recognize ordinary income equal to the fair market value of the common stock or other property as of that date (less any amount he or she paid for the stock or property), and we will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

        Code Section 409A.     The 2010 Plan permits the grant of various types of incentive awards, which may or may not be exempt from Code Section 409A. If an award is subject to Section 409A, and if the requirements of Section 409A are not met, the taxable events as described above could apply earlier than described, and could result in the imposition of additional taxes and penalties. Restricted stock awards, and stock options and stock appreciation rights that comply with the terms of the 2010 Plan are generally exempt from the application of Code Section 409A. Stock units, other stock-based awards and cash-based awards that are granted in one year and payable in a later year generally are subject to Section 409A unless they are designed to satisfy the short-term deferral exemption from such law. If not exempt, such awards must be specially designed to meet the requirements of Section 409A in order to avoid early taxation and penalties.

        Tax Withholding.     The Corporation or any affiliate has the right to deduct or withhold, or require a participant to remit to the Corporation, an amount sufficient to satisfy federal, state, and local taxes (including employment taxes) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the 2010 Plan.

Benefits to Named Executive Officers and Others

        As of November 23, 2009, no awards had been granted under the 2010 Plan. Awards will be made at the discretion of the Committee or pursuant to delegated authority. Therefore, it is not presently possible to determine the benefits or amounts that will be received by such persons or groups pursuant to the 2010 Plan in the future.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF PROPOSAL 3.

EQUITY COMPENSATION PLAN INFORMATION

        The following table gives information as of September 30, 2009, about our common stock that may be issued under all of our existing equity compensation plans:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1) (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(2) (c)
Equity compensation plans approved by security holders	10,490,540	$7.43	4,184,135
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	10,490,540	$7.43	4,184,135

(1)
Includes options issued and available for exercise and shares available for issuance under the following plans: the Alberto-Culver Employee Stock Option Plan of 2003, the 2003 Alberto-Culver Restricted Stock Plan, the Alberto-Culver Company 2003 Stock Option Plan for Non-Employee Directors, and the Sally Beauty Holdings, Inc. 2007 Omnibus Incentive Plan. We have 3,150,455, 120,000, 105,000 and 7,115,085 remaining shares available for issuance under each of these plans, respectively.

(2)
Includes approximately 961,931, 564,500, 4,688 and 2,653,016 shares that are available for issuance pursuant to restricted stock or other full value awards under these plans, respectively.

STOCKHOLDER PROPOSALS

        If you intend to submit a stockholder proposal and request its inclusion in the proxy statement and form of proxy for our 2011 annual meeting, such submission must be in writing and received by us no later than August 13, 2010. Submissions of stockholder proposals after this date will be considered untimely for inclusion in the proxy statement and form of proxy for our 2011 annual meeting.

        Our Third Amended and Restated By-laws require that any stockholder proposal that is not submitted for inclusion in next year's proxy statement under SEC Rule 14a-8, but is instead sought to be presented directly at the 2011 Annual Meeting, must be received at our principal executive offices not less than 90 days and not more than 120 days prior to the first anniversary of the 2010 Annual Meeting. As a result, proposals submitted pursuant to these provisions of our Third Amended and Restated By-laws must be received no earlier than September 29, 2010, and no later than the close of business on October 29, 2010, and must otherwise comply with the requirements of our Third Amended and Restated Bylaws. Any stockholder submissions should be sent to us by certified mail, return receipt requested, addressed to: Corporate Secretary, Sally Beauty Holdings, Inc., 3001 Colorado Boulevard, Denton, Texas 76210, United States of America.

        A copy of the Third Amended and Restated By-Laws may be obtained on the governance section of our Website at http://investor.sallybeautyholdings.com, or by written request to the Corporate Secretary, Sally Beauty Holdings, Inc., 3001 Colorado Boulevard, Denton, Texas 76210, United States of America.

 REDUCE PRINTING AND MAILING COSTS

        To reduce the expenses of delivering duplicate proxy materials, we may take advantage of the SEC's "householding" rules that permit us to deliver only one set of proxy materials to stockholders who share an address, unless otherwise requested. If you share an address with another stockholder and have received only one set of proxy materials, you may request a separate copy of these materials at no cost to you by calling our Investor Relations department at (940) 898-7500, by email at investorrelations@sallybeautyholdings.com, or by written request to the Corporate Secretary, Sally Beauty Holdings, Inc., 3001 Colorado Boulevard, Denton, Texas 76210. For future annual meetings, you may request separate voting materials, or request that we send only one set of proxy materials to you if you are receiving multiple copies, by calling or writing to us at the phone number and address given above.

        Stockholders of Record:     If you vote on the Internet at www.investorvote.com, simply follow the prompts for enrolling in the electronic proxy delivery service.

        Beneficial Owners:     If you hold your shares in a brokerage account, you also may have the opportunity to receive copies of these documents electronically. Please check the information provided in the proxy materials mailed to you by your bank or other holder of record regarding the availability of this service.

OTHER MATTERS

        The Board of Directors knows of no other matters to be acted upon at the meeting, but if any matters properly come before the meeting that are not specifically set forth on the proxy card and in this Proxy Statement, it is intended that the persons voting the proxies will vote in accordance with their best judgments.

By Order of the Board of Directors,

Raal H. Roos Corporate Secretary
December 11, 2009

APPENDIX A

SALLY BEAUTY HOLDINGS
2010 OMNIBUS INCENTIVE PLAN

ARTICLE I
PURPOSES

        The purposes of the Plan are to foster and promote the long-term financial success of the Company and the Subsidiaries and materially increase shareholder value by (a) motivating superior performance by Participants, (b) providing Participants with an ownership interest in the Company, and (c) enabling the Company and the Subsidiaries to attract and retain the services of outstanding employees, directors, consultants and advisors upon whose judgment, interest and special effort the successful conduct of its operations is largely dependent.

ARTICLE II
DEFINITIONS

        2.1    Certain Definitions.    Capitalized terms used herein without definition shall have the respective meanings set forth below:

          "Adjustment Event" means any dividend payable in capital stock, stock split, share combination, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares or other similar event affecting the Common Stock.

          "Affiliate" means, with respect to any person, any other person controlled by, controlling or under common control with such person.

          "Award" means any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Deferred Stock Unit, Performance Award, or any other right or interest relating to Common Stock or cash granted pursuant to the Plan, including an Award combining two or more types in a single grant.

          "Award Agreement" means any written agreement, contract, or other instrument or document evidencing any Award granted by the Committee pursuant to the Plan. Award Agreements may be in the form of individual award agreements or certificates or a program document describing the terms and provisions of an Award or series of Awards under the Plan. The Committee may provide for the use of electronic, internet or other non-paper Award Agreements, and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

          "Business" has the meaning given in Section 5.4.

          "Board" means the Board of Directors of the Company.

          "Cause" means, except as otherwise defined in an Award Agreement, with respect to any Participant (as determined by the Committee in its sole discretion) (i) the continued and willful failure of the Participant substantially to perform the duties of his employment or other service for the Company or any Subsidiary (other than any such failure due to the Participant's Disability); (ii) the Participant's engaging in willful or serious misconduct that has caused or could reasonably be expected to result in material injury to the Company or any of its Subsidiaries or Affiliates, including, but not limited to, by way of damage to the Company's or a Subsidiary's or Affiliate's reputation or public standing; (iii) the Participant's conviction of, or entering a plea of guilty or nolo contendere to, a crime constituting a felony; or (iv) the Participant's material violation or breach of the Company's or any Subsidiary's code of conduct or ethics or other Company or

  Subsidiary policy or rule or the material breach by the Participant of any of his obligations under any written covenant or agreement with the Company or any of its Subsidiaries or Affiliates; provided that, with respect to any Participant who is a party to an employment, change in control or similar agreement with the Company or any Subsidiary, "Cause" if so defined therein shall have the meaning specified in such agreement.

          "CD&R Fund" means the Clayton, Dubilier & Rice Fund VII Limited Partnership, a Cayman Islands exempted limited partnership, and any successor or other investment vehicle managed by Clayton, Dubilier & Rice, Inc.

          "Change in Control" means the first occurrence of any of the following events after the effective date of the Plan:

            (a)   the acquisition by any person, entity or "group" (as defined in section 13(d) of the Exchange Act), other than the Company, a Subsidiary, any employee benefit plan of the Company or a Subsidiary, the CD&R Fund or any Affiliate of the CD&R Fund, of 50% or more of the combined voting power of the Company's then outstanding voting securities;

            (b)   within any twenty-four (24) month period, the Incumbent Directors shall cease to constitute at least a majority of the Board or the board of directors of any successor to the Company; provided, however, that any director elected to the Board, or nominated for election, by a majority of the Incumbent Directors then still in office shall be deemed to be an Incumbent Director for purposes of this clause (b);

            (c)   the merger or consolidation of the Company as a result of which persons who were owners of the voting securities of the Company, immediately prior to such merger or consolidation, do not, immediately thereafter, own, directly or indirectly, more than 50% of the combined voting power entitled to vote generally in the election of directors of the merged or consolidated company;

            (d)   the approval by the Company's shareholders of the liquidation or dissolution of the Company other than a liquidation of the Company into any Subsidiary or a liquidation a result of which persons who were stockholders of the Company immediately prior to such liquidation own, directly or indirectly, more than 50% of the combined voting power entitled to vote generally in the election of directors of the entity that holds substantially all of the assets of the Company following such event; and

            (e)   the sale, transfer or other disposition of all or substantially all of the assets of the Company to one or more persons or entities that are not, immediately prior to such sale, transfer or other disposition, Affiliates of the Company or the CD&R Fund.

  Notwithstanding the foregoing, a "Change in Control" shall not be deemed to occur if the Company files for bankruptcy, liquidation or reorganization under the United States Bankruptcy Code.

          "Change in Control Price" means the price per share of Common Stock on a fully-diluted basis offered in conjunction with any transaction resulting in a Change in Control, as determined in good faith by the Committee as constituted before the Change in Control, if any part of the offered price is payable other than in cash.

          "Code" means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

          "Committee" means the Compensation Committee of the Board, or a subcommittee thereof, which is intended to consist solely of two or more Independent Directors.

          "Common Stock" means the common stock, par value $0.01 per share, of the Company.

          "Company" means Sally Beauty Holdings, Inc., a Delaware corporation, and any successor thereto.

          "Covered Employee" means a covered employee as defined in Code section 162(m)(3).

          "Deferred Stock Unit" means a Participant's contractual right to receive a stated number of shares of Common Stock or, if provided by the Committee on or after the grant date, cash equal to the Fair Market Value of such shares of Common Stock, under the Plan at the end of a specified period of time.

          "Dividend Equivalents" means a right granted to a Participant under Article VIII.

          "Disability" means, unless otherwise provided in an Award Agreement, a physical or mental disability or infirmity that prevents or is reasonably expected to prevent the performance of a Participant's service-related duties for a period of six months or longer and, within 30 days after the Company notifies the Participant in writing that it intends to terminate his employment or other service, the Participant shall not have returned to the performance of his service-related duties on a full-time basis; provided that with respect to ISOs, the term "Disability" shall have meaning assigned to the term "Permanent and Total Disability" by section 22(e)(3) of the Code (i.e., physical or mental disability or infirmity lasting not less than 12 months). The Committee's reasoned and good faith judgment of Disability shall be final, binding and conclusive, and shall be based on such competent medical evidence as shall be presented to it by such Participant and/or by any physician or group of physicians or other competent medical expert employed by the Participant or the Company to advise the Committee. Notwithstanding the foregoing (but except in the case of ISOs), with respect to any Participant who is a party to an employment, change in control or similar agreement with the Company or any Subsidiary, "Disability" shall have the meaning, if any, specified in such agreement.

          "Eligible Participant" means any employee, prospective employee, Non-Employee Director or officer of, or any natural person who is a consultant or advisor to, the Company or any Subsidiary.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder.

          "Executive Officer" means each person who is an officer of the Company or any Subsidiary and who is subject to the reporting requirements under section 16(a) of the Exchange Act.

          "Fair Market Value" means, as of any date, the closing price of one share of Common Stock on the New York Stock Exchange (or on such other recognized market or quotation system on which the trading prices of Common Stock are traded or quoted at the relevant time) on the date as of which such Fair Market Value is determined. If there are no Common Stock transactions reported the New York Stock Exchange (or on such other exchange or system as described above) on such date, Fair Market Value shall mean closing price for a share of Common Stock on the immediately preceding day on which Common Stock transactions were so reported.

          "Financial Gain" has the meaning given in Section 5.4.

          "Full Value Award" means an Award other than in the form of an Option or Stock Appreciation Right, and which is settled by the issuance of Common Stock (or at the discretion of the Committee, settled in cash valued by reference to Common Stock value).

          "Grant Date" of an Award means the first date on which all necessary corporate action has been taken to approve the grant of the Award as provided in the Plan, or such later date as is determined and specified as part of that authorization process. Notice of the grant shall be a provided to the grantee within a reasonable time after the Grant Date.

          "Incumbent Director" means with respect to any period of time specified under the Plan for purposes of determining a Change in Control, the persons who were members of the Board at the beginning of such period; provided, that a director elected, or nominated for election, to the Board as a result of an actual or threatened election contest with respect to the election or removal of directors ("election contest") or other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board ("proxy contest"), including by reason of any agreement intended to avoid or settle any election contest or proxy contest, shall not be considered an Incumbent Director.

          "Independent Director" means a member of the Board who qualifies at the relevant time as an "independent" director under section 303A of the New York Stock Exchange Listed Company Manual, a "non-employee" director under Rule 16b-3 of the Exchange Act, and an "outside" director under section 162(m) of the Code.

          "ISO" has the meaning given in Section 5.1(a).

          "New Employer" means a Participant's employer, or the parent or a subsidiary of such employer, immediately following a Change in Control.

          "Non-Employee Director" means a director of the Company who is not a common law employee of the Company or an Affiliate.

          "NSO" has the meaning given in Section 5.1(a).

          "One-Year Date" has the meaning given in Section 5.4.

          "Option" means the right granted to a Participant pursuant to the Plan to purchase a stated number of shares of Common Stock at a stated price for a specified period of time.

          "Participant" means any Eligible Participant designated by the Committee to receive an Award under the Plan.

          "Performance Award" means any award granted under the Plan pursuant to Article VII.

          "Performance Period" means the period, as determined by the Committee, during which the performance of the Company, any Subsidiary, any business unit and any individual is measured to determine whether and the extent to which the applicable performance measures have been achieved.

          "Permitted Transferee" has the meaning given in Section 13.1.

          "Plan" means this Sally Beauty Holdings, Inc. 2010 Omnibus Stock Incentive Plan, as the same may be amended from time to time.

          "Prior Plans" means the Sally Beauty Holdings, Inc. 2007 Omnibus Incentive Plan, the Alberto-Culver Company Employee Stock Option Plan of 2003, the Alberto-Culver Company 2003 Restricted Stock Plan, the Alberto-Culver Company 2003 Stock Option Plan for Non-Employee Directors, and the Alberto-Culver Company Employee Stock Option Plan of 1988.

          "Qualified Performance-Based Award" means an Award that is either (i) intended to qualify for the Section 162(m) Exemption and is made subject to performance goals based on Qualified Performance Objectives as set forth in Section 7.3, or (ii) an Option or Stock Appreciation Right.

          "Qualified Performance Objectives" means one or more of the criteria set forth in Section 7.3 upon which performance goals for certain Qualified Performance-Based Awards may be established by the Committee.

          "Replacement Award" means an Award made to employees of companies acquired by the Company or a Subsidiary to replace incentive awards and opportunities held by such employees prior to such acquisition.

          "Restricted Stock" means a grant of a stated number of shares of Common Stock to a Participant under the Plan that is forfeitable by the Participant until the completion of a specified period of future service or achievement of specified performance objectives, or until otherwise determined by the Committee or in accordance with the Plan.

          "Restricted Stock Unit" means a Participant's contractual right to receive a stated number of shares of Common Stock or, if provided by the Committee on or after the Grant Date, cash equal to the Fair Market Value of such shares of Common Stock, under the Plan at the end of a specified period of time that is forfeitable by the Participant until the completion of a specified period of future service or achievement of specified performance objectives, or until otherwise determined by the Committee or in accordance with the Plan.

          "Retained Award" has the meaning given in Section 10.1.

          "Retained Retirement Award" has the meaning given in Section 10.2.

          "Retirement" shall be reached, except as otherwise provided in an Award Agreement, when a Participant's employment with the Company and any Subsidiary terminates and at the time of such termination the sum of such Participant's age and years of service as an employee of the Company or any Subsidiary equals or exceeds 75 years, and the Participant has at least attained the age of 55. In the case of a Non-Employee Director, "Retirement" means termination as a director after reaching the mandatory retirement age for directors as prescribed by the Company from time to time.

          "Section 162(m) Exemption" means the exemption from the limitation on deductibility imposed by section 162(m) of the Code or any successor provision thereto.

          "Stock Appreciation Right" means, with respect to shares of Common Stock, the right to receive a payment from the Company in cash and/or shares of Common Stock equal to the product of (i) the excess, if any, of the Fair Market Value of one share of Common Stock on the exercise date over a specified base price fixed by the Committee on the Grant Date, multiplied by (ii) a stated number of shares of Common Stock.

          "Subsidiary" means any corporation in which the Company owns, directly or indirectly, stock representing 50% or more of the combined voting power of all classes of stock entitled to vote, and any other business organization, regardless of form, in which the Company possesses, directly or indirectly, 50% or more of the total combined equity interests in such organization.

          "Substitute Award" has the meaning given in Section 9.2.

          "Wrongful Conduct" has the meaning given in Section 5.4.

          "Wrongful Conduct Period" has the meaning given in Section 5.4.

        2.2    Gender and Number.    Except when otherwise indicated by the context, words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

ARTICLE III
POWERS OF THE COMMITTEE

        3.1    Eligibility and Participation.    Awards may be granted only to Eligible Participants. Eligible Participants who are service providers to a Subsidiary may be granted Options or Stock Appreciation Rights under this Plan only if the Subsidiary qualifies as an "eligible issuer of service recipient stock" within the meaning of §1.409A-1(b)(5)(iii)(E) of the final regulations under section 409A of the Code.

        3.2    Power to Grant and Establish Terms of Awards.    The Committee shall have the authority, subject to the terms of the Plan, to determine the individuals from among the Eligible Participants to whom Awards shall be granted, the type or types of Awards to be granted and the terms and conditions of any and all Awards including, but not limited to, the number of shares of Common Stock subject to an Award, the time or times at which Awards shall be granted, and the terms and conditions of applicable Award Agreements. The Committee may establish different terms and conditions for different types of Awards, for different Participants receiving the same type of Award, and for the same Participant for each type of Award such Participant may receive, whether or not granted at the same or different times.

        3.3    Administration.    The Committee shall be responsible for the administration of the Plan. Any Awards granted by the Committee may be subject to such conditions, not inconsistent with the terms of the Plan, as the Committee shall determine. The Committee shall have authority to prescribe, amend and rescind rules and regulations relating to the Plan, to provide for conditions deemed necessary or advisable to protect the interests of the Company, to interpret the Plan and to make all other determinations necessary or advisable for the administration and interpretation of the Plan and to carry out its provisions and purposes. Any determination, interpretation or other action made or taken (including any failure to make any determination or interpretation, or take any other action) by the Committee pursuant to the provisions of the Plan, shall, to the greatest extent permitted by law, be within its sole and absolute discretion and shall be final, binding and conclusive for all purposes and upon all persons and shall be given deference in any proceeding with respect thereto.

        3.4    Reservation and Delegation of Administrative Authority.

          (a)   The Board may reserve to itself any or all of the authority and responsibility of the Committee under the Plan or may act as administrator of the Plan for any and all purposes. To the extent the Board has reserved any authority and responsibility or during any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 3.4(a)) shall include the Board. To the extent any action of the Board under the Plan conflicts with actions taken by the Committee, the actions of the Board shall control. Notwithstanding any of the foregoing, grants of Awards to Non-Employee Directors under the Plan shall be made only in accordance with the terms, conditions and parameters of a plan, program or policy for the compensation of Non-Employee Directors that is approved and administered by a committee of the Board consisting solely of Independent Directors.

          (b)   The Board may, by resolution, expressly delegate to a special committee, consisting of one or more Independent Directors of the Company, the authority, within specified parameters as to the number and terms of Awards and consideration of the recommendation of the Chief Executive Officer, to (i) designate Eligible Participants to be recipients of Awards under the Plan, and (ii) to determine the number of such Awards to be received by any such Participants; provided, however, that such delegation of duties and responsibilities to a single Independent Director may not be made with respect to the grant of Awards to Eligible Participants (A) who are subject to section 16(a) of the Exchange Act at the Grant Date, (B) who as of the Grant Date are reasonably anticipated to be become Covered Employees during the term of the Award, or (C) who are Non-Employee Directors. The acts of such delegates shall be treated hereunder as acts of the Board and such delegates shall report regularly to the Board and the Compensation Committee regarding the delegated duties and responsibilities and any Awards so granted. Notwithstanding the foregoing, only the Committee may select, grant, administer, or exercise any other discretionary authority under the Plan in respect of Awards granted to such Participants who are Executive Officers.

        3.5    Participants Based Outside the United States.    In order to conform with provisions of local laws and regulations in foreign countries in which the Company or its Subsidiaries operate, the Committee may (i) modify the terms and conditions of Awards granted to Participants employed outside the United States, (ii) establish subplans with modified exercise procedures and such other modifications as may be necessary or advisable under the circumstances presented by local laws and regulations, and (iii) take any action which it deems advisable to obtain, comply with or otherwise reflect any necessary governmental regulatory procedures, exemptions or approvals with respect to the Plan or any subplan established hereunder.

        3.6    Award Agreements.    Each Award shall be evidenced by an Award Agreement. Each Award Agreement shall include such provisions, not inconsistent with the Plan, as may be specified by the Committee, including customary representations, warranties and covenants with respect to securities law matters.

ARTICLE IV
STOCK SUBJECT TO PLAN

        4.1    Number.    Subject to the provisions of this Article IV, the maximum number of shares of Common Stock available for Awards under the Plan shall not exceed 29,838,524 shares of Common Stock, which shall consist of (i) 15,000,000 shares not previously authorized for issuance under any plan, plus (ii) 1,193,597 shares remaining available for issuance under the Company's Prior Plans but not subject to outstanding awards as of November 23, 2009, plus (iii) a number of additional shares (not to exceed 13,644,927) underlying awards outstanding as of November 23, 2009 under the Company's Prior Plans that thereafter terminate or expire unexercised, or are cancelled, forfeited or lapse for any reason. The shares of Common Stock to be delivered under the Plan may consist, in whole or in part, of Common Stock held in treasury or authorized but unissued shares of Common Stock, not reserved for any other purpose.

        4.2    Share Counting.    Shares subject to any Award granted hereunder or under any Prior Plan that for any reason are canceled, terminated, expired, forfeited, settled in cash or otherwise settled without the issuance of Common Stock after the effective date of the Plan shall again be available for grant under the Plan, subject to the maximum limitation specified in Section 4.1. Without limiting the generality of Section 4.1 hereof, (i) shares of Common Stock tendered by a Participant (by actual delivery or attestation) to pay the exercise price of any Options or to satisfy any tax withholding obligations pursuant to Section 13.4 shall be available for grant under the Plan, (ii) shares of Common Stock withheld by the Company to satisfy any tax withholding obligations pursuant to Section 13.4 or to pay the exercise price of any Options shall again be available for grant under the Plan, (iii) to the extent that the full number of shares subject to any Award is not issued for any reason, including by reason of failure to achieve maximum performance goals, only the number of shares issued and delivered shall be considered for purposes of determining the number of shares remaining available for issuance pursuant to Awards granted under the Plan, (iv) shares of stock of a New Employer that are granted as Substitute Awards in accordance with Section 9.2 hereof or shares of Common Stock issued in connection with Replacement Awards, shall not count against the shares otherwise available for issuance under the Plan, and (v) subject to applicable stock exchange requirements, shares available under a stockholder-approved plan of a company acquired by the Company (as appropriately adjusted to Common Stock to reflect the transaction) may be issued under the Plan pursuant to Awards granted to individuals who were not employees of the Company or Subsidiaries immediately before such transaction and will not count against the maximum share limitation specified in Section 4.1.

        4.3    Individual Award Limitations.    Subject to the provisions of Sections 4.2 and 4.4, the following individual Award limits shall apply:

          (a)   During the term of the Plan, the maximum number of shares of Common Stock available for grant as ISOs pursuant to the Plan shall not exceed the maximum limitation specified in Section 4.1;

          (b)   During any calendar year, no Participant shall receive Options or Stock Appreciation Rights covering (in the aggregate) more than 4,500,000 shares of Common Stock;

          (c)   During any calendar year, no Participant shall receive Restricted Stock, Restricted Stock Units or Deferred Stock Units (other than Performance Awards) covering (in the aggregate) more than 2,000,000 shares of Common Stock; and

          (d)   During any calendar year, the maximum amount that may be earned by any single Participant for Performance Awards shall be the sum of (i) $7,000,000 for Performance Awards granted under the Plan and payable in cash or property (other than shares of Common Stock) and (ii) 2,000,000 shares of Common Stock for Performance Awards granted under the Plan and payable in shares of Common Stock. For purposes of applying these limits in the case of multi-year Performance Periods, the dollar amount or number of shares deemed earned in any one calendar year is the total amount paid or shares earned for the Performance Period divided by the number of calendar years in the Performance Period. In applying this limit, the amount of any cash or the Fair Market Value or number of any shares of Common Stock or other property earned by a Participant shall be measured as of the close of the final year of the Performance Period regardless of the fact that certification by the Committee and actual payment or release of restrictions to the Participant may occur in a subsequent calendar year or years.

        4.4    Adjustments.    In the event of any Adjustment Event affecting the Common Stock, the Committee shall adjust to reflect such Adjustment Event any or all of (a) the number and kind of shares of Common Stock which thereafter may be awarded or optioned and sold under the Plan (including, but not limited to, adjusting any limits (including the individual limits in Section 4.3) on the number and types of Awards that may be made under the Plan), (b) the number and kind of shares of Common Stock subject to outstanding Awards, and (c) the grant, exercise or conversion price with respect to any Award; in each case as the Committee deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such Adjustment Event. In addition, the Committee may make provisions for a cash payment to a Participant or a person who has an outstanding Award. The number of shares of Common Stock subject to any Award shall be rounded to the nearest whole number. Notwithstanding any anti-dilution provision in the Plan, the Committee shall not make any adjustments to outstanding Options or Stock Appreciation Rights that would constitute a modification or substitution of the stock right under Treas. Reg. §1.409A-1(b)(5)(v) that would be treated as the grant of a new stock right or change in the form of payment for purposes of section 409A of the Code.

        4.5    Prohibition Against Repricing.    Except to the extent (i) approved in advance by holders of a majority of the shares of the Company entitled to vote generally in the election of directors or (ii) as a result of any Adjustment Event, the Committee shall not have the power or authority to reduce, directly or indirectly, and whether through amendment or otherwise, the exercise price of any outstanding Option or base price of any outstanding Stock Appreciation Right or to grant any new Award, or make any cash payment, in substitution for or upon the cancellation of Options or Stock Appreciation Rights previously granted.

        4.6    Minimum Vesting Requirements.    Except in the case of Replacement Awards or Substitute Awards, Full-Value Awards granted under the Plan to an Eligible Employee shall either (i) be subject to a minimum vesting period of three years (which may include graduated vesting within such three-year period), or one year if the vesting is based on performance criteria other than continued service, or (ii) be granted solely in exchange for foregone cash compensation. Notwithstanding the foregoing, (i) the Committee may permit acceleration of vesting of such Full-Value Awards in the event of the Participant's death, Disability, or Retirement, or the occurrence of a Change in Control (subject to the requirements of Article VII in the case of Qualified Performance-Based Awards), and (ii) the Committee may grant Full-Value Awards covering 10% or fewer of the total number of shares authorized under the Plan without respect to the above-described minimum vesting requirements.

ARTICLE V
STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

        5.1    Options

          (a)    Grant.    Options may be granted to Participants at such time or times as shall be determined by the Committee. Options pursuant to this Plan may be of two types: (i) "incentive stock options" within the meaning of section 422 of the Code ("ISOs") and (ii) non-statutory stock options ("NSOs"), which are not ISOs. For the avoidance of doubt, ISOs may only be granted to Eligible Participants who are treated as common law employees of the Company or any Subsidiary Corporation (as defined in section 424(f) of the Code). The terms of any ISOs granted under the Plan must comply with the requirements of section 422 of the Code. If all of the requirements of section 422 of the Code are not met, the Option shall automatically become an NSO.

          (b)    Exercise Price.    Each Option granted pursuant to the Plan shall have an exercise price per share of Common Stock determined by the Committee; provided that, except in the case of Replacement Awards, such per share exercise price may not be less than the Fair Market Value of one share of Common Stock on the Option Grant Date.

          (c)    Exercisability.    The Committee shall determine the time or times at which an Option may be exercised in whole or in part, including a provision that an Option that is otherwise exercisable and has an exercise price that is less than the Fair Market Value of the Common Stock on the last day of its term will be automatically exercised on such final date of the term by means of a "net exercise," thus entitling the optionee to shares of Common Stock equal to the intrinsic value of the Option on such exercise date, less the number of shares required for tax withholding. The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised or vested. Except as otherwise provided in this Plan, no Option shall become exercisable prior to a Participant's completion of one year of service to the Company or any Subsidiary. No Option shall be exercisable on or after the tenth anniversary of its Grant Date.

          (d)    Payment.    The Committee shall establish procedures governing the exercise of Options, which procedures shall generally require that written notice of exercise thereof be given and that the exercise price thereof be paid in full at the time of exercise either (i) in cash or cash equivalents, including by personal check, or (ii) in shares of Common Stock or other property (including "cashless exercise arrangements"), in accordance with such other procedures or in such other forms as the Committee shall from time to time determine.

        5.2    Stock Appreciation Rights.

          (a)    Grant.    Stock Appreciation Rights may be granted to Participants at such time or times as shall be determined by the Committee. No Stock Appreciation Right shall be exercisable on or after the tenth anniversary of its Grant Date.

          (b)    Exercise.    The Committee shall determine the time or times at which a Stock Appreciation Right may be exercised in whole or in part, including a provision that a Stock Appreciation Right that is otherwise exercisable and has an exercise price that is less than the Fair Market Value of the Common Stock on the last day of its term will be automatically exercised on such final date of the term, thus entitling the holder to cash or shares of Common Stock equal to the intrinsic value of the Stock Appreciation Right on such exercise date, less the cash or number of shares required for tax withholding. The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of a Stock Appreciation Right may be exercised or vested. Except as otherwise provided in this Plan, no Stock Appreciation Right shall become exercisable prior to a Participant's completion of one year of service to the Company or any Subsidiary. No Stock Appreciation Right shall be exercisable on or after the tenth anniversary of its Grant Date.

          (c)    Settlement.    Subject to Section 13.4, upon exercise of a Stock Appreciation Right, the Participant shall be entitled to receive payment, in the form determined by the Committee, of cash or shares of Common Stock having a Fair Market Value equal to such cash amount, or a combination of shares of Common Stock and cash having an aggregate value equal to such amount, determined by multiplying:

              (i)  any increase in the Fair Market Value of one share of Common Stock on the exercise date over the base price fixed by the Committee on the Grant Date of such Stock Appreciation Right, which base price (except in the case of Replacement Awards) may not be less than the Fair Market Value of a share of Common Stock on the Grant Date of such Stock Appreciation Right, by

             (ii)  the number of shares of Common Stock with respect to which the Stock Appreciation Right is exercised;

  provided that on the Grant Date, the Committee may establish, in its sole discretion, a maximum amount per share which will be payable upon exercise of a Stock Appreciation Right.

        5.3    Design Limits on Options and Stock Appreciation Rights.    Notwithstanding anything in this Plan or any Award Agreement, no Option or Stock Appreciation Right granted under this Plan shall (i) provide for Dividend Equivalents or (ii) have any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the Option or Stock Appreciation Right.

        5.4    Forfeiture.    Unless otherwise determined by the Committee at or after the Grant Date, notwithstanding anything contained in this Plan to the contrary, if, (i) during Participant's service with the Company or any Subsidiary, (ii) during any post-termination exercise period, or (iii) during the period ending one (1) year after the expiration of any post-termination exercise period (the date such period expires, the "One-Year Date"), the Participant, except with the prior written consent of the Committee,

          (a)   directly or indirectly, owns any interest in, operates, joins, controls or participates as a partner, director, principal, officer, or agent of, enters into the employment of, acts as a consultant to, or performs any services for any entity which has operations that compete with any business of the Company or any Subsidiary by which the Participant was employed (in any capacity) in any jurisdiction in which such business is engaged, or in which any of the Company or such Subsidiary has documented plans to become engaged of which the Participant has knowledge at the time of the Participant's separation from service (the "Business"), except where (x) the Participant's interest or association with such entity is unrelated to the Business, (y) such entity's gross revenue from the Business is less than 10% of such entity's total gross revenue, and (z) the Participant's interest is directly or indirectly less than two percent (2%) of the Business;

          (b)   directly or indirectly, solicits for employment, employs or otherwise interferes with the relationship of the Company or any of its Affiliates with any natural person throughout the world who is or was employed by or otherwise engaged to perform services for the Company or any of its Affiliates at any time during the Participant's employment or other service with the Company or any Subsidiary (in the case of any such activity during such time) or during the twelve-month period preceding such solicitation, employment or interference (in the case of any such activity after the Participant's separation from service); or

          (c)   directly or indirectly, discloses or misuses any confidential information of the Company or any of its Affiliates (such activities to be collectively referred to as "Wrongful Conduct"),

then any Options and Stock Appreciation Rights granted to the Participant hereunder, to the extent they remain unexercised, shall automatically terminate and be canceled upon the date on which the Participant first engaged in such Wrongful Conduct and, in such case and in the case of the Participant's termination for Cause, the Participant shall pay to the Company in cash any Financial Gain the Participant realized from exercising all or a portion of the Options and Stock Appreciation

Rights granted hereunder within the period commencing six (6) months prior to the Participant's separation from service and ending on the One-Year Date (such period, the "Wrongful Conduct Period"). For purposes of this Section 5.4, "Financial Gain" shall equal, on each date of exercise during the Wrongful Conduct Period, (I) with respect to Options, the excess of (A) the greater of (i) the Fair Market Value on the date of exercise and (ii) the Fair Market Value on the date of sale of the Option shares, over (B) the exercise price, multiplied by the number of shares of Common Stock subject to such Award (without reduction for any shares of Common Stock surrendered or attested to), and (II) with respect to Stock Appreciation Rights, the excess of (A) the Fair Market Value on the date of exercise, over (B) the base price, multiplied by the number of shares of Common Stock subject to such Award. Unless otherwise determined by the Committee at or after the Grant Date, each Award Agreement evidencing the grant of Options and/or Stock Appreciation Rights shall provide for the Participant's consent to and authorization of the Company and any employer Subsidiary to deduct from any amounts payable by such entities to such Participant any amounts the Participant owes to the Company under this Section 5.4. This right of set-off is in addition to any other remedies the Company may have against the Participant for the Participant's breach of this Section 5.4. The Participant's obligations under this Section 5.4 shall be cumulative (but not duplicative) of any similar obligations the Participant has under this Plan, any Award Agreement or any other agreement with the Company or any Subsidiary.

ARTICLE VI
RESTRICTED STOCK, RESTRICTED STOCK UNITS AND DEFERRED STOCK UNITS

        6.1    Grant.    Restricted Stock, Restricted Stock Units and Deferred Stock Units may be granted to Participants at such time or times as shall be determined by the Committee. No shares of Common Stock will be issued at the time an Award of Restricted Stock Units or Deferred Stock Units is made and the Company shall not be required to set aside a fund for the payment of any such Award.

        6.2    Issuance and Restrictions.    Restricted Stock or Restricted Stock Units shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock or Dividend Equivalents on Restricted Stock Units). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.

        6.3    Additional Provisions Relating to Restricted Stock.

          (a)    Legend.    Shares of Restricted Stock shall be delivered to the Participant at the time of grant either by book-entry registration or by delivering to the Participant, or a custodian or escrow agent (including, without limitation, the Company or one or more of its employees) designated by the Committee, a stock certificate or certificates registered in the name of the Participant. If physical certificates representing shares of Restricted Stock are registered in the name of the Participant, such certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

          (b)    Rights as a Stockholder.    Unless otherwise determined by the Committee at or after the Grant Date, a Participant holding outstanding Restricted Stock shall be entitled (i) to exercise full voting rights and other rights as a stockholder with respect to the shares of Common Stock underlying such Award during the period in which such shares remain subject to restrictions, and (ii) to receive all dividends and distributions paid in respect of shares of Common Stock underlying such Award. In the case of time-vesting Restricted Stock, such dividends and distributions will be paid or distributed to the holder no later than the end of the calendar year in which the dividends are paid to shareholders or, if later, the 15th day of the third month following the date the dividends are paid to shareholders; provided that, if any such dividends or distributions are paid in shares of Common Stock or other securities, such shares and other securities shall be subject to the same restrictions that apply to the Restricted Stock with respect to which they were paid. In the case of Restricted Stock that is granted as a Performance Award, such dividends and distributions shall, as provided in the Award Agreement, either (i) be reinvested in the form of additional shares of Common Stock, which shall be subject to the same performance and vesting provisions as provided for the host Performance Award, or (ii) be credited by the Company to an account for the Participant and accumulated without interest until the date, if any, upon which the host Performance Award becomes earned and vested, and any unearned dividends will be reconveyed to the Company without further consideration or any act or action by the Participant.

        6.4    Additional Provisions Relating to Restricted Stock Units and Deferred Stock Units.

          (a)    No Rights as a Stockholder.    The Committee shall determine whether and to what extent Dividend Equivalents will be credited to the account of, or to paid currently to, a Participant receiving an Award of Restricted Stock Units or Deferred Stock Units. Unless otherwise determined by the Committee at or after the Grant Date, and subject to Article VIII with respect to Restricted Stock Units that are granted as Performance Awards, (i) any cash dividends or distributions credited to the Participant's account shall be deemed to have been invested in additional Restricted Stock Units or Deferred Stock Units on the record date established for the related dividend or distribution in an amount equal to the greatest whole number which may be obtained by dividing (A) the value of such dividend or distribution on the record date by (B) the Fair Market Value of one share of Common Stock on such date, and such additional Restricted Stock Units or Deferred Stock Units shall be subject to the same terms and conditions as are applicable in respect of the Restricted Stock Units or Deferred Stock Units with respect to which such dividends or distributions were payable, and (ii) if any such dividends or distributions are paid in shares of Common Stock or other securities, such shares and other securities shall be subject to the same restrictions as apply to the Restricted Stock Units or Deferred Stock Units with respect to which they were paid. Unless and until shares of Common Stock are paid in settlement of the Restricted Stock Units or Deferred Stock Units, or unless otherwise determined by the Committee at or after the Grant Date, a Participant holding outstanding Restricted Stock Units or Deferred Stock Units shall not be entitled to exercise any voting rights and shall not have any other rights as a stockholder with respect to the shares of Common Stock underlying such Award.

          (b)    Settlement of Restricted Stock Units or Deferred Stock Units.    Unless the Committee determines otherwise at or after the Grant Date, as soon as reasonably practicable after the lapse of the restrictions with respect to any Restricted Stock Units or the deferral period for any Deferred Stock Units, the Company shall issue the shares of Common Stock underlying such Restricted Stock Unit or Deferred Stock Unit (plus additional shares of Common Stock for each Restricted Stock Unit or Deferred Stock Unit credited in respect of dividends or distributions) or, if the Committee so determines in its sole discretion, an amount in cash equal to the Fair Market Value of such shares of Common Stock.

ARTICLE VII
PERFORMANCE AWARDS

        7.1    In General.    The Committee is authorized to grant any Award under this Plan, including cash-based Awards, with performance-based vesting criteria, on such terms and conditions as may be selected by the Committee. Any such Awards with performance-based vesting criteria are referred to herein as Performance Awards, but may be called by any other appropriate or more specific name in the Award Agreement. The Committee shall establish the performance objectives upon which Performance Awards shall vest, which, in the case of any such Award intended to qualify as a Qualified Performance-Based Award shall be established no later than the 90th day after the applicable Performance Period begins (or such other date as may be required or permitted under section 162(m) of the Code). Subject to Section 4.6, the Performance Period must be at least one year.

        7.2    Qualified Performance-Based Awards.    The provisions of the Plan are intended to ensure that all Options and Stock Appreciation Rights granted hereunder to any Covered Employee shall qualify for the Section 162(m) Exemption. When granting any other Award, the Committee may designate such Award as a Qualified Performance-Based Award, based upon a determination that the recipient is or may become a Covered Employee with respect to such Award, and the Committee wishes such Award to qualify for the Section 162(m) Exemption.

        7.3    Performance Objectives.    The performance objectives for any grant of Performance Awards will be based upon the relative or comparative achievement of one or more of the following criteria (or with respect to Performance Awards that are not intended to be Qualified Performance-Based Awards, such other criteria, as may be determined by the Committee): net sales; revenue; revenue growth or product revenue growth; operating income (before or after taxes); pre- or after-tax income (before or after allocation of corporate overhead and bonus); net earnings; earnings per share; net income (before or after taxes); return on equity; total shareholder return; return on assets or net assets; appreciation in and/or maintenance of share price; market share; gross profits; earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization, including as adjusted as agreed by the Committee); economic value-added models or equivalent metrics; comparisons with various stock market indices; reductions in costs; cash flow or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; improvement in or attainment of expense levels or working capital levels; operating margins, gross margins or cash margin; year-end cash; debt reductions; shareholder equity; market share; regulatory achievements; and implementation, completion or attainment of measurable objectives with respect to plan budgetary levels, market research, product development, products or projects and recruiting and maintaining personnel.

          (a)    Rules Relating to Performance Objectives.    Performance objectives need not be based upon an increase or positive result under a business criterion and could include, for example, the maintenance of the status quo or the limitation of economic losses (measured, in each case, by reference to a specific business criterion). Performance objectives may be established on a Company-wide basis or with respect to one or more Company business units or divisions, or Subsidiaries; and either in absolute terms, relative to the performance of one or more similarly situated companies, or relative to the performance of an index covering a peer group of companies. Subject to the following sentence, (i) if the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or a Subsidiary conducts its business, or other events or circumstances render performance goals to be unsuitable, the Committee may modify such performance goals in whole or in part, as the Committee deems appropriate, and (ii) if a Participant is promoted, demoted or transferred to a different business unit or function during a Performance Period, the Committee may determine that the performance goals or performance period are no longer appropriate and may (A) adjust, change or eliminate the performance goals or the applicable Performance Period as it deems appropriate to make such goals and period comparable to the initial goals and period, or (B) make a cash payment to the participant in an amount determined by the Committee. The foregoing sentence shall not apply with respect to a Performance Award that is intended to be a Qualified Performance-Based Award if the recipient of such award (i) was an Executive Officer on the date of the modification, adjustment, change or elimination of the performance goals or performance period, or (ii) in the reasonable judgment of the Committee, may be an Executive Officer on the date the Performance Award is expected to be paid.

          (b)    Special Rules relating to Qualified Performance-Based Awards.    When establishing performance objectives for the applicable Performance Period with respect to a Qualified Performance-Based Award, the Committee may provide that any evaluation of performance shall exclude or otherwise be objectively adjusted for any specified circumstance or event that occurs during a Performance Period, including by way of example but without limitation the following: (i) asset write-downs or impairment charges; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (iv) accruals for reorganization and restructuring programs; (v) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30; (vi) extraordinary nonrecurring items as described in management's discussion and analysis of financial condition and results of operations appearing in the Company's annual report to shareholders for the applicable year; (vii) acquisitions or divestitures; and (viii) foreign exchange gains and losses. Any such adjustments shall be prescribed in a form that meets the requirements of section 162(m) of the Code for deductibility.

          (c)    Attainment of Performance Objectives.    The payment of any Performance Awards shall be conditioned on the written certification by the Committee that the performance objective or objectives for the applicable Performance Period have been attained. The Committee may provide, either in connection with the grant thereof or by amendment thereafter, that achievement of such performance goals will be waived, in whole or in part, upon (i) the separation from service of a Participant by reason of death or Disability, or (ii) the occurrence of a Change in Control. The Committee has the right, in connection with the grant of a Performance Award (including a Qualified Performance-Based Award), to exercise negative discretion to determine that the portion of such Award actually earned, vested and/or payable (as applicable) shall be less than the portion that would be earned, vested and/or payable based solely upon application of the applicable performance goals.

        7.4    Newly Eligible Participants.    Notwithstanding anything in this Article VII to the contrary, the Committee shall be entitled to make such rules, determinations and adjustments as it deems appropriate with respect to any Participant who becomes eligible to receive a Performance Award after the commencement of a Performance Period.

ARTICLE VIII
DIVIDEND EQUIVALENTS

        The Committee is authorized to grant Dividend Equivalents with respect to Full Value Awards granted hereunder, subject to such terms and conditions as may be selected by the Committee. Dividend Equivalents shall entitle the Participant to receive payments equal to dividends with respect to all or a portion of the number of shares of Common Stock subject to a Full Value Award, as determined by the Committee. The Committee may provide that Dividend Equivalents will be paid or distributed when accrued or will be deemed to have been reinvested in additional shares of Common Stock, or otherwise reinvested. Notwithstanding the preceding sentence, if Dividend Equivalents are granted with respect to a Performance Award, such Dividend Equivalents shall, as provided in the Award Agreement, either (i) be reinvested in the form of additional shares of Common Stock or units equivalent to shares of Common Stock, which shall be subject to the same performance and vesting provisions as provided for the host Performance Award, or (ii) be credited by the Company to an account for the Participant and accumulated without interest until the date upon which the host Performance Award becomes earned and vested. Dividend Equivalents credited to a Participant's account with respect to vested Performance Awards shall be distributed to the Participant at the same time as the distribution of cash or shares under the host Performance Award. A Participant shall have no right to Dividend Equivalents accumulated with respect to Performance Awards that are forfeited, and any such unearned Dividend Equivalents will be reconveyed to the Company without further consideration or any act or action by the Participant. Unless otherwise provided in the applicable Award Agreement, Dividend Equivalents paid on Full Value Awards that are not Performance Awards will be paid or distributed no later than the 15th day of the 3rd month following the later of (i) the calendar year in which the corresponding dividends were paid to shareholders, or (ii) the first calendar year in which the Participant's right to such Dividends Equivalents is no longer subject to a substantial risk of forfeiture.

ARTICLE IX
CHANGE IN CONTROL

        9.1    Accelerated Vesting and Payment.

          (a)    In General.    Unless the Committee otherwise determines in the manner set forth in Section 9.2, in the event of a Change in Control (i) all Options and Stock Appreciation Rights shall become fully vested and exercisable immediately prior to such Change in Control, (ii) the time-based vesting restrictions on all Restricted Stock and Restricted Stock Units shall lapse immediately prior to such Change of Control, (iii) shares of Common Stock underlying Awards of Restricted Stock Units and Deferred Stock Units (other than Performance Awards) shall be issued immediately prior to such Change in Control to each Participant then holding such Award, or (iv) at the discretion of the Committee (as constituted immediately prior to the Change in Control), each such Option, Stock Appreciation Right, Restricted Stock Unit and Deferred Stock Unit shall be canceled in exchange for an amount equal to the product of (A)(I) in the case of Options and Stock Appreciation Rights, the excess, if any, of the product of the Change in Control Price over the exercise price for such Award, and (II) in the case of Restricted Stock Units and Deferred Stock Units (other than Performance Awards), the Change in Control Price, multiplied by (B) the aggregate number of shares of Common Stock covered by such Award.

          (b)    Performance Awards.    Unless the Committee otherwise determines at or after the Grant Date of a Performance Award, in the event of a Change in Control, (i) any Performance Period in progress at the time of the Change in Control for which the Performance Award is outstanding shall end effective upon the occurrence of such Change in Control, (ii) the Participant shall be deemed to have earned a pro rata payout (the "Pro Rata Amount") equal to the product of (A) such Participant's target award opportunity with respect to such Award for the Performance Period in question and (B) the payout percentage as indicated in the Award that corresponds as closely as possible to the actual level of achievement of all relevant performance goals against target, measured as of the date of the Change in Control, as determined by the Committee (as constituted immediately prior to the Change in Control), and (iii) the portion of the Performance Award in excess of the Pro Rata Amount shall be forfeited and canceled as of the effective time of such Change in Control. Notwithstanding the foregoing, at the discretion of the Committee (as constituted immediately prior to the Change in Control), all Performance Awards outstanding immediately prior to the Change in Control shall be canceled upon the Change in Control in exchange for an amount equal to the product of (A) the Change in Control Price, multiplied by (B) the aggregate number of shares of Common Stock covered by such Performance Award.

          (c)    Timing of Payments.    Payment of any amounts calculated in accordance with Sections 9.1(a) and (b) shall be made in cash or, if determined by the Committee (as constituted immediately prior to the Change in Control), in shares of the common stock of the New Employer having an aggregate fair market value equal to such amount and shall be payable in full, as soon as reasonably practicable, but in no event later than 30 days, following the Change in Control, subject to Section 13.8. For purposes hereof, the fair market value of one share of common stock of the New Employer shall be determined by the Committee (as constituted immediately prior to the consummation of the transaction constituting the Change in Control), in good faith.

        9.2    Substitute Awards.    Notwithstanding Section 9.1, no cancellation, termination, acceleration of exercisability or vesting, lapse of any restrictions or settlement or other payment shall occur with respect to any outstanding Award (other than a Performance Award), if the Committee (as constituted immediately prior to the consummation of the transaction constituting the Change in Control) reasonably determines, in good faith, prior to the Change in Control that such outstanding Awards shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted

Award being hereinafter referred to as an "Substitute Award ") by the New Employer, provided that any Substitute Award must:

            (i)  be based on shares of common stock that are traded on an established U.S. securities market;

           (ii)  provide the Participant (or each Participant in a class of Participants) with rights and entitlements substantially equivalent to or more favorable to the Participant than the rights, terms and conditions applicable under such Award, including, but not limited to, an identical or more favorable exercise or vesting schedule and identical or more favorable timing and methods of payment;

          (iii)  have substantially equivalent economic value to such Award (determined at the time of the Change in Control); and

          (iv)  have terms and conditions which provide that in the event that the Participant suffers an involuntary separation from service from the New Employer within two years following the Change in Control, or such other period specified by the Committee, any conditions on the Participant's rights under, or any restrictions on transfer or exercisability applicable to, each such Award held by such Participant shall be waived or shall lapse, as the case may be, upon such separation from service.

        9.3    Separation from Service Prior to Change in Control.    In the event that any Change in Control occurs as a result of any transaction described in clause (c) or (e) of the definition of such term, any Participant whose employment or other service is terminated due to death or Disability on or after the date, if any, on which the shareholders of the Company approve such Change in Control transaction, but prior to the consummation thereof, may be treated, solely for purposes of this Plan (including, without limitation, this Article IX), as continuing in the Company's service until the occurrence of such Change in Control, and to have been terminated immediately thereafter.

ARTICLE X
SEPARATION FROM SERVICE

        10.1    Death or Disability.    Unless otherwise determined by the Committee at or after the Grant Date, if a Participant's separates from service by reason of such Participant's death or Disability:

          (a)   the portion of that Participant's Stock Options and Stock Appreciation Rights that would have become vested and exercisable on the next vesting date after the date of such Participant's termination shall become immediately exercisable in full and the Award as so vested may be exercised by the Participant (or the Participant's beneficiary or legal representative) until the earlier of (i) the twelve-month anniversary of the date of such separation from service, and (ii) the expiration of the term of such Award, and any additional portion of such Award that is not then exercisable shall be forfeited and canceled as of the date of such separation from service;

          (b)   the time-based vesting restrictions with respect to any Awards of Restricted Stock or Restricted Stock Units then held by such Participant that would have lapsed on the next vesting date after the date of such Participant's separation from service shall lapse as of the date of such separation from service, and the unvested portion of each such Award shall be forfeited and canceled as of the date of such separation from service; and

          (c)   the Participant or, as the case may be, the Participant's estate, shall retain a portion of his Performance Awards equal to the number of shares or units underlying each Award multiplied by a fraction, the numerator of which is the number of days elapsed from the commencement of the applicable Performance Period through the date of the Participant's separation from service, and the denominator of which is the number of days in such Performance Period (each a "Retained

  Award"), and the remainder of each Award shall be forfeited and canceled as of the date of such separation from service. The Retained Award shall vest upon completion of the applicable Performance Period to the extent that applicable performance objectives are attained.

        10.2    Retirement.    Unless otherwise determined by the Committee at or after the Grant Date, if a Participant separates from service by reason of such Participant's Retirement, then

          (a)   if the Participant agrees to be bound by certain restrictive covenants, including non-competition, non-solicitation, non-disclosure and non-disparagement covenants as determined in the sole discretion of the Company, during the three-year period following the Participant's Retirement:

              (i)  such Participant's unvested Options and Stock Appreciation Rights shall continue to become exercisable in accordance with their respective terms during such three-year period as if such Participant's employment or other service had not terminated, and all of such Participant's exercisable Options and Stock Appreciation Rights (including those that become exercisable pursuant to the immediately preceding clause) may be exercised by the Participant (or the Participant's beneficiary or legal representative) until the earlier of (A)(i) the third anniversary of the Participant's Retirement or (ii) if the Participant dies prior to the third anniversary of the Participant's Retirement, the twelve-month anniversary following the date of the Participant's death, and (B) the expiration of the term of such Options or Stock Appreciation Rights. Upon the expiration of such period, all Options and Stock Appreciation Rights not previously exercised by the Participant shall be forfeited and canceled;

             (ii)  any time-based vesting restrictions with respect to such Participant's Restricted Stock and Restricted Stock Units shall continue to lapse in accordance with their respective terms during such three-year period as if such Participant's employment or other service had not terminated;

            (iii)  such Participant shall retain a portion of his Performance Awards equal to the number of shares or units underlying each Performance Award multiplied by a fraction, the numerator of which is the number of days elapsed from the commencement of the applicable Performance Period through the date of his Retirement, and the denominator of which is the number of days in such Performance Period (each a "Retained Retirement Award"), and the remainder of each Award shall be forfeited and canceled as of the date of such Retirement. Subject to the Participant's compliance with such covenants, the Retained Retirement Awards shall vest upon completion of the applicable Performance Period for such Retained Retirement Award to the extent that applicable performance objectives are attained; and

            (iv)  if (A) the Participant violates any such restrictive covenants during the applicable three-year period, as determined by the Committee in its sole discretion, or (B) following the date of the Participant's Retirement, circumstances exist such that the Participant's employment or other service could have been terminated for Cause, in each case, then, as of the date of such violation, (1) all Options and Stock Appreciation Rights granted to such Participant, whether or not then exercisable, shall be immediately forfeited and canceled, (2) all unvested time-based Restricted Stock and Restricted Stock Units held by the Participant shall be immediately forfeited and canceled, and (3) all unvested Performance Awards shall be immediately forfeited and canceled.

          (b)   if the Retiring Participant elects not to be bound by the restrictive covenants described in subsection (a) above, then

              (i)  any Options and Stock Appreciation Rights held by the Participant that are exercisable as of the date of Retirement may be exercised until the earlier of (A) the twelve-month anniversary of the date of Retirement, and (B) the expiration of the term of such

    Award, and any additional portion of such Award that is not then exercisable shall be forfeited and canceled as of the date of such Retirement;

             (ii)  any unvested Restricted Stock and Restricted Stock Units held by the Participant shall be forfeited and canceled as of the date of such Retirement; and

            (iii)  any unvested Performance Awards held by the Participant shall be forfeited and canceled as of the date of such Retirement.

        10.3    For Cause.    Unless otherwise determined by the Committee at or after the Grant Date, if a Participant's employment or other service is terminated by the Company or any Subsidiary for Cause (or if, following the date of termination of the Participant's service for any reason, the Committee determines that circumstances exist such that the Participant's service could have been terminated for Cause), any Awards granted to such Participant, whether or not then exercisable in the case of Options and Stock Appreciation Rights, shall be immediately forfeited and canceled as of the date of such termination.

ARTICLE XI
STOCKHOLDER RIGHTS

        Notwithstanding anything to the contrary in the Plan, no Participant or Permitted Transferee shall have any voting or other rights as a stockholder of the Company with respect to any Common Stock covered by any Award until the shares of Common Stock have been registered in such person's name, or in street name on his behalf, on the books of the Company. No adjustment shall be made for dividends or other rights for which the record date is prior to the issuance of such registration.

ARTICLE XII
EFFECTIVE DATE, AMENDMENT, MODIFICATION,
AND TERMINATION OF PLAN

        The Plan shall be effective upon its adoption by the Board and approval by a majority of the stockholders of the Company, and shall continue in effect, unless sooner terminated pursuant to this Article XII, until the tenth anniversary of the date on which it is adopted by the Board (except as to Awards outstanding on that date). The Board or the Committee may at any time terminate or suspend the Plan, and from time to time may amend or modify the Plan; provided that without the approval by a majority of the votes cast at a meeting of shareholders at which a quorum representing a majority of the shares of the Company entitled to vote generally in the election of directors is present in person or by proxy, no amendment or modification to the Plan may (i) materially increase the benefits accruing to participants under the Plan, (ii) except as otherwise expressly provided in Section 4.4, materially increase the number of shares of Common Stock subject to the Plan or the individual Award limitations specified in Section 4.3, (iii) modify the restrictions provided in Section 4.5, or (iv) materially modify the requirements for participation in the Plan. No amendment, modification, or termination of the Plan shall in any manner adversely affect any Award theretofore granted under the Plan, without the consent of the Participant.

ARTICLE XIII
MISCELLANEOUS PROVISIONS

        13.1    Nontransferability of Awards.    No Award shall be assignable or transferable except by will or the laws of descent and distribution; provided that the Committee may permit (on such terms and conditions as it shall establish) in its sole discretion a Participant to transfer an Award for no consideration to the Participant's child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant's household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent of the voting interests (individually, a "Permitted Transferee"). Notwithstanding the foregoing, no such transfer shall be approved that would result in accelerated taxation of an Award. Except to the extent required by law, no Award shall be subject to any lien, obligation or liability of the Participant. All rights with respect to Awards granted to a Participant under the Plan shall be exercisable during the Participant's lifetime only by such Participant or, if applicable, his Permitted Transferee(s). The rights of a Permitted Transferee shall be limited to the rights conveyed to such Permitted Transferee, who shall be subject to and bound by the terms of the agreement or agreements between the Participant and the Company.

        13.2    Beneficiary Designation.    Each Participant under the Plan may from time to time name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid or by whom any right under the Plan is to be exercised in case of his death. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to or exercised by the Participant's surviving spouse, if any, or otherwise to or by his estate.

        13.3    No Guarantee of Employment or Participation.    Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant's employment or other service at any time, nor to confer upon any Participant any right to continue in the service of the Company or any Subsidiary. No Eligible Participant shall have a right to be selected as a Participant, or, having been so selected, to receive any future Awards.

        13.4    Tax Withholding.    The Company shall have the right and power to deduct from all amounts paid to a Participant in cash or shares (whether under this Plan or otherwise) or to require a Participant to remit to the Company promptly upon notification of the amount due, an amount (which may include shares of Common Stock) to satisfy the minimum federal, state or local or foreign taxes or other obligations required by law to be withheld with respect thereto with respect to any Award under this Plan. In the case of any Award satisfied in the form of shares of Common Stock, no shares of Common Stock shall be issued unless and until arrangements satisfactory to the Committee shall have been made to satisfy the statutory minimum withholding tax obligations applicable with respect to such Award. The Company may defer payments of cash or issuance or delivery of Common Stock until such requirements are satisfied. Without limiting the generality of the foregoing, the Company shall have the right to retain, or the Committee may, subject to such terms and conditions as it may establish from time to time, permit Participants to elect to tender, shares of Common Stock (including shares of Common Stock issuable in respect of an Award) to satisfy, in whole or in part, the amount required to be withheld (provided that such amount withheld by the Company shall not be in excess of the minimum amount required to satisfy the statutory withholding tax obligations).

        13.5    Compliance with Legal and Exchange Requirements.    The Plan, the granting and exercising of Awards thereunder, and any obligations of the Company under the Plan, shall be subject to all applicable federal and state laws, rules, and regulations, and to such approvals by any regulatory or governmental agency as may be required, and to any rules or regulations of any exchange on which the Common Stock is listed. The Company, in its discretion, may postpone the granting and exercising of Awards, the issuance or delivery of shares of Common Stock under any Award or any other action permitted under the Plan to permit the Company, with reasonable diligence, to complete such stock exchange listing or registration or qualification of such shares of Common Stock or other required action under any federal or state law, rule, or regulation and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of shares of Common Stock in compliance with applicable laws, rules, and regulations. The Company shall not be obligated by virtue of any provision of the Plan to recognize the exercise of any Award or to otherwise sell or issue shares of Common Stock in violation of any such laws, rules, or regulations, and any postponement of the exercise or settlement of any Award under this provision shall not extend the term of such Awards. Neither the Company nor its directors or officers shall have any obligation or liability to a Participant with respect to any Award (or shares of Common Stock issuable thereunder) that shall lapse because of such postponement.

        13.6    Indemnification.    Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be made a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or By-laws, by contract, as a matter of law, or otherwise.

        13.7    No Limitation on Compensation.    Nothing in the Plan shall be construed to limit the right of the Company to establish other plans or to pay compensation to its employees, in cash or property, in a manner which is not expressly authorized under the Plan.

        13.8    409A Compliance.

          (a)    In General.    The Plan is intended to be administered in a manner consistent with the requirements, where applicable, of section 409A of the Code. Where reasonably possible and practicable, the Plan shall be administered in a manner to avoid the imposition on participants of immediate tax recognition and additional taxes pursuant to such section 409A. Notwithstanding the foregoing, neither the Company nor the Committee shall have any liability to any person in the event such section 409A applies to any such Award in a manner that results in adverse tax consequences for the participant or any of his beneficiaries or transferees.

          (b)    Definitional Restrictions.    Notwithstanding anything in the Plan or in any Award Agreement to the contrary, to the extent that any amount or benefit that would constitute non-exempt "deferred compensation" for purposes of section 409A of the Code would otherwise be payable or distributable, or a different form of payment (e.g., lump sum or installment) would be effected, under the Plan or any Award Agreement by reason of the occurrence of a Change in Control, or the Participant's Disability or separation from service, such amount or benefit will not be payable or distributable to the Participant, and/or such different form of payment will not be effected, by reason of such circumstance unless the circumstances giving rise to such Change in Control, Disability or separation from service meet any description or definition of "change in control event", "disability" or "separation from service", as the case may be, in section 409A of the Code and applicable regulations (without giving effect to any elective provisions that may be available under such definition). This provision does not prohibit the vesting of any Award upon a Change in Control, Disability or separation from service, however defined. If this provision prevents the payment or distribution of any amount or benefit, or the application of a different form of payment of any amount or benefit, such payment or distribution shall be made at the time and in the form that would have applied absent the Change in Control, Disability or separation from service as applicable.

          (c)    Allocation among Possible Exemptions.    If any one or more Awards granted under the Plan to a Participant could qualify for any separation pay exemption described in Treas. Reg. §1.409A-1(b)(9), but such Awards in the aggregate exceed the dollar limit permitted for the separation pay exemptions, the Company (acting through the Committee or the head of the human resources function) shall determine which Awards or portions thereof will be subject to such exemptions.

          (d)    Six-Month Delay in Certain Circumstances.    Notwithstanding anything in the Plan or in any Award Agreement to the contrary, if any amount or benefit that would constitute non-exempt "deferred compensation" for purposes of section 409A of the Code would otherwise be payable or distributable under this Plan or any Award Agreement by reason of a Participant's separation from service during a period in which the Participant is a Specified Employee (as defined below), then, subject to any permissible acceleration of payment by the Committee under Treas. Reg. §§1.409A-3(j)(4)(ii) (domestic relations order), (j)(4)(iii) (conflicts of interest), or (j)(4)(vi) (payment of employment taxes):

              (i)  the amount of such non-exempt deferred compensation that would otherwise be payable during the six-month period immediately following the Participant's separation from service will be accumulated through and paid or provided on the first day of the seventh month following the Participant's separation from service (or, if the Participant dies during such period, within 30 days after the Participant's death) (in either case, the "Required Delay Period"); and

             (ii)  the normal payment or distribution schedule for any remaining payments or distributions will resume at the end of the Required Delay Period.

        For purposes of this Plan, the term "Specified Employee" has the meaning given such term in section 409A and the final regulations thereunder, provided, however, that, as permitted in such final regulations, the Company's Specified Employees and its application of the six-month delay rule of Code section 409A(a)(2)(B)(i) shall be determined in accordance with rules adopted by the Board or any committee of the Board, which shall be applied consistently with respect to all nonqualified deferred compensation arrangements of the Company, including this Plan.

        (e)    Installment Payments.    If, pursuant to an Award, a Participant is entitled to a series of installment payments, such Participant's right to the series of installment payments shall be treated as a right to a series of separate payments and not to a single payment. For purposes of the preceding sentence, the term "series of installment payments" has the meaning provided in Treas. Reg. §1.409A-2(b)(2)(iii) (or any successor thereto).

        (f)    Timing of Distribution of Dividend Equivalents.    Unless otherwise provided in the applicable Award Agreement, any Dividend Equivalents granted with respect to an Award hereunder (other than Options or Stock Appreciation Rights, which shall have no Dividend Equivalents) will be paid or distributed no later than the 15th day of the 3rd month following the later of (i) the calendar year in which the corresponding dividends were paid to shareholders, or (ii) the first calendar year in which the Participant's right to such Dividends Equivalents is no longer subject to a substantial risk of forfeiture.

        13.9    Forfeiture Provisions.    The Committee may retain the right in any Award Agreement or otherwise to cause a forfeiture of the some or all of the amount realized by a Participant with respect to an Award in the event (i) the Participant violates one or more restrictive covenants, to the extent specified in such Award Agreement applicable to the Participant, or (ii) the vesting of or amount realized from a Performance Award was based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria, whether or not the Participant caused or contributed to such material inaccuracy.

        13.10    Governing Law.    The Plan shall be construed in accordance with and governed by the laws of the State of Delaware, without reference to principles of conflict of laws which would require application of the law of another jurisdiction, except to the extent that the corporate law of the State of Delaware specifically and mandatorily applies.

        13.11    Severability; Blue Pencil.    In the event that any one or more of the provisions of this Plan shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby. If, in the opinion of any court of competent jurisdiction such covenants are not reasonable in any respect, such court shall have the right, power and authority to excise or modify such provision or provisions of these covenants as to the court shall appear not reasonable and to enforce the remainder of these covenants as so amended.

        13.12    No Impact On Benefits.    Except as may otherwise be specifically stated under any employee benefit plan, policy or program, no amount payable in respect of any Award shall be treated as compensation for purposes of calculating a Participant's right under any such plan, policy or program.

        13.13    No Constraint on Corporate Action.    Nothing in this Plan shall be construed (i) to limit, impair or otherwise affect the Company's right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets or (ii) to limit the right or power of the Company, or any Subsidiary to take any action which such entity deems to be necessary or appropriate.

        13.14    Headings and Captions.    The headings and captions herein are provided for reference and convenience only, shall not be considered part of this Plan, and shall not be employed in the construction of this Plan.

Admission Ticket

Electronic Voting Instructions
You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on January 27, 2010.

Vote by Internet

•             Log on to the Internet and go to www.investorvote.com

•    Follow the steps outlined on the secured website.

Vote by telephone

•             Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

•    Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.  ☒

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A. Proposals—The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1. Election of Directors Nominees:	01—James G. Berges
02—Marshall E. Eisenberg
03—John A. Miller
04—Richard J. Schnall

☐ Mark here to vote FOR all nominees	☐ Mark here to WITHHOLD vote from all nominees	☐ For All Except—

To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.

2. Ratification of the Selection of KPMG LLP as the Corporation’s Independent Registered Public Accounting Firm for the fiscal year 2010.	For ☐	Against ☐	Abstain ☐

3. Approval of the Sally Beauty Holdings, Inc. 2010 Omnibus Incentive Plan.	For ☐	Against ☐	Abstain ☐

B. Non-Voting Items

Change of Address—Please print your new address below.	Meeting Attendance
	Mark the box to the right if you plan to attend the Annual Meeting.		☐

C. Authorized Signatures—This section must be completed for your vote to be counted.—Date and Sign Below

Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such.

Date (mm/dd/yyyy)—Please print date below.	Signature 1—Please keep signature within the box	Signature 2—Please keep signature within the box

Admission Ticket

Annual Meeting of Stockholders

of

Sally Beauty Holdings, Inc

Wednesday, January 27, 2010

9 A.M. CST

SALLY SUPPORT CENTER

3001 Colorado Boulevard

Denton, Texas 76210

This ticket admits only the stockholder(s) whose name(s) is/are printed on the front side of this proxy card.

Please bring this admission ticket and a government issued photo identification card with you if you are attending the meeting.

YOUR VOTE IS IMPORTANT

Whether or not you plan to personally attend the Annual Meeting, please promptly vote over the Internet, by telephone, or by mailing in the proxy card. Voting by any of these methods will ensure your representation at the Annual Meeting if you choose not to attend in person. Voting early will not prevent you from voting in person at the Annual Meeting if you wish to do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy—Sally Beauty Holdings, Inc.

This Proxy is Solicited on Behalf of the Board of Directors of Sally Beauty Holdings, Inc.

The undersigned hereby appoints Mark J. Flaherty and Janna Minton, or any of them, proxies, each with full power of substitution, to vote the shares of the undersigned at the Annual Meeting of Stockholders of Sally Beauty Holdings, Inc. on January 27, 2010, any adjournments thereof, upon all matters as may properly come before the meeting. Without otherwise limiting the foregoing general authorization, the proxies are instructed to vote as indicated herein.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE. You need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations in the Proxy Statement: for all nominees for election of directors and for proposals 2 and 3. If any other matters properly come before the meeting that are not specifically set forth on the proxy card and in the Proxy Statement, it is intended that the persons voting the proxies will vote in accordance with their best judgments. The proxies cannot vote your shares unless you sign and return this card or vote electronically over the Internet or via the toll-free number.

Please mark, sign and date on the reverse side.